UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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VMware, Inc.

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Dear VMware stockholders,

Fiscal year 2022 (“FY22”) ending January 28, 2022 was a transformative year for VMware. Amidst continued macroeconomic uncertainty and a challenging operating backdrop, VMware and its employees performed diligently to deliver quality service to our expanding customer base, helping organizations accelerate innovation and meet their business needs in a rapidly evolving multi-cloud ecosystem. The Board of Directors (the “Board”) and leadership team worked together to keep VMware employees healthy and safe while delivering on our commitments to all stakeholders. We successfully implemented a leadership transition, drove progress against our strategic objectives, advanced sustainability and diversity efforts through a new Environmental, Social and Governance (“ESG”) governance structure that furthers effective oversight and continued to align executive compensation with long-term stockholder value creation. The Board remains committed to supporting VMware’s success by providing the independent oversight that will be critical to growing your investment over the long term.

Leadership Transition

The Board appointed Rangarajan (Raghu) Raghuram as Chief Executive Officer (the “CEO”) and a member of the Board, effective June 1, 2021. Mr. Raghuram joined VMware in 2003, and he has been an integral part of VMware’s evolution and success. He embodies the integrity and innovation that are at the core of VMware’s culture, and we are confident in his ability to lead VMware forward with a clear vision and focused strategy.

In connection with our CEO transition, the Compensation Committee provided Mr. Raghuram with a long-term TSR performance stock unit grant that closely aligns his incentives with value creation for VMware stockholders. The award is measured over a five-year performance period and requires a 300% stock price increase along with TSR performance above the 50th percentile of the S&P 500 IT index, in order for the full award to be earned. In addition, if VMware’s stock price increases by less than 50%, no value from the award will be earned. We believe this structure incorporates extremely rigorous performance hurdles, further incentivizing strong execution of VMware’s multi-cloud strategy. When assessing VMware’s executive compensation program, the Compensation Committee will continue to focus on tightly linking pay with performance.

Spin-Off from Dell

On November 1, 2021, VMware completed a spin-off from Dell Technologies Inc. (“Dell”) (the “Spin-Off”). As a standalone company, VMware has increased freedom and flexibility to execute our multi-cloud strategy, while maintaining a close partnership with Dell to provide differentiated solutions to our mutual customers. VMware looks forward to building upon its partnership with Dell and continuing to provide customers with the trusted software foundation they need.

In connection with the Spin-Off, VMware transitioned to a single class vote structure to ensure each share held has equivalent voting power. More broadly, the Board believes that our current corporate governance practices—including a robust Lead Independent Director role and annual Board, committee and director evaluations—promote independent, rigorous oversight. The Board considers strong governance to be central to sustainable stockholder value creation, and we will continue to evaluate our governance profile as we navigate this new chapter as a standalone company.

Acting Responsibly and Seizing Sustainability-Related Opportunities

Acting as a responsible corporate citizen and taking action to address the pressing issues facing our planet is something that VMware and the Board take seriously. The full Board regularly reviews VMware’s ESG goals, progress and reporting, and in FY22 we implemented a new, comprehensive governance structure for all ESG initiatives. In addition to consistent Board oversight, the new structure includes an ESG Leadership Council comprised of senior functional and business unit leaders overseen by ESG Executive Sponsors and an ESG Office to ensure strategic focus as we measure and track progress against our goals using best-in-class frameworks for ESG reporting and transparency. We view ESG to be a value driver for VMware’s business, and we are dedicated to helping customers decarbonize their digital infrastructures and designing digital solutions to reduce their overall environmental impact.

Engaging with our Stockholders

Feedback from VMware stockholders continues to be a key input in the Board’s decision-making process. In FY22, in addition to responding to stockholder communications that were submitted via the processes outlined in “Information about the Annual Meeting—How do I contact VMware’s Board of Directors?,” VMware strengthened its stockholder engagement program by proactively reaching out to discuss corporate governance, executive compensation and ESG matters with our ten largest unaffiliated stockholders, who collectively held approximately 38% of our total unaffiliated shares outstanding, as well as proxy advisory firms. VMware’s leadership team engaged in conversations with nine of these investors and both proxy advisory firms. Communications from, and conversations with, investors inform and enhance our understanding of the most important issues to VMware stockholders, and we look forward to continuing these dialogues in the years ahead.

Within this proxy statement, you will find additional details regarding VMware’s corporate governance, executive compensation program, stockholder engagement efforts and ESG initiatives. We value your participation in our Annual Meeting and encourage you to vote your shares through one of the available options listed in this proxy. We are excited about VMware’s opportunities and our ability to continue to deliver long-term value to you, VMware stockholders. We appreciate your investment in VMware.

Agreement and Plan of Merger with Broadcom

On May 26, 2022, VMware entered into an Agreement and Plan of Merger with Broadcom Inc. (“Broadcom”) providing for the acquisition of VMware by Broadcom (“Merger Agreement”). Under the terms of the Merger Agreement, each VMware stockholder will be entitled to elect to receive, per VMware Class A Common Stock share, either $142.50 in cash or 0.25200 of a share of Broadcom common stock, subject to proration. In total, 50% of VMware stock will be converted into the cash election option and 50% into the stock election option. The Annual Meeting does not relate to the pending transaction with Broadcom. We will be holding a separate special meeting of stockholders to vote on the proposed transaction. However, until the transaction is completed, we will continue to function as an independent public company and therefore we are filing this Notice of Annual Meeting and Proxy Statement in the ordinary course.

Sincerely,

The VMware Board of Directors

VMWARE, INC.
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 12, 2022
To the Stockholders of VMware, Inc.:
Notice is hereby given that the annual meeting of stockholders of VMware, Inc., a Delaware corporation, will be held on Tuesday, July 12, 2022, at 8:30 a.m. Pacific time (“Annual Meeting”). This year’s Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders.
We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com. A recording of the webcast will be available on our website for approximately 60 days following our meeting.
We are holding the meeting for the following purposes:
1.to elect three members nominated by us to our Board of Directors to serve as Class III directors, each for a three-year term expiring at the 2025 Annual Meeting;
2.to approve, on an advisory basis, named executive officer compensation;
3.to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending February 3, 2023; and
4.to transact any and all other business that may properly come before the meeting or any adjournments thereof.
All stockholders of record of our common stock at the close of business on May 16, 2022, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
VMware common stockholders may cast their votes by completing a proxy. Whether or not you plan to participate in the meeting, please cast your vote as instructed in the notice regarding the availability of proxy materials over the Internet or by telephone, as promptly as possible. You may request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet prior to the meeting by visiting proxyvote.com. Internet voting is convenient, helps reduce the environmental impact of the Annual Meeting and saves us postage and processing costs. This Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 28, 2022 are available at proxyvote.com.
Stockholders of record as of May 16, 2022 will be able to participate in the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2022 and entering the 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. Online check-in will be available beginning at 8:15 a.m. Pacific time. Please allow ample time for the online check-in procedures.

By order of the Board of Directors

Amy Fliegelman Olli
Executive Vice President, General Counsel and Secretary
Palo Alto, California
May 27, 2022

i

VMWARE, INC.
3401 Hillview Avenue
Palo Alto, California, 94304
PROXY STATEMENT
 ________________________________
PROXY SUMMARY
2022 Annual Meeting
We invite our stockholders to participate in our 2022 annual meeting of stockholders (“Annual Meeting”) and to vote on the proposals described in this proxy statement. The Annual Meeting will take place on Tuesday, July 12, 2022 at 8:30 a.m. Pacific time via live audio webcast at virtualshareholdermeeting.com/VMW2022. You will need the 16-digit control number provided on the notice of Internet availability of proxy materials (“Proxy Notice”) or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate.
If you owned VMware Class A common stock (“Common Stock”) at the close of business on May 16, 2022 (“Record Date”), then you may participate in and vote at the meeting. There are three items that are scheduled to be voted on at the Annual Meeting:
•election of three members nominated by us to the Board of Directors (“Board”) to serve as Class III directors, each for a three-year term expiring at the 2025 Annual Meeting;
•an advisory vote to approve named executive officer compensation; and
•ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending February 3, 2023.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares. For additional information about the Annual Meeting see “Information About the Annual Meeting.”
References to “VMware,” the “Company,” “we” and “our” in this proxy statement refer to VMware, Inc., a Delaware corporation.

Fiscal Year 2022 Business Highlights

Our Business and Strategy
As demand for computing capacity continues to build and companies increasingly deploy a multi-cloud approach, VMware software provides a flexible digital foundation to enable customers in their digital transformation. Our strategy is to be the trusted multi-cloud platform and partner to our customers, putting VMware in the center of the ecosystem.

Competitive Differentiators	Key Growth Drivers
•Trusted foundation for most enterprise mission critical workloads today
•Industry-leading products that address key strategic customer priorities
•Robust strategic partnerships across all major cloud providers and infrastructure companies

•Capture new workloads and users
•Migrate existing workloads to higher value cloud and subscription platforms
•Drive broader portfolio adoption across installed base
•Progressively make our products available as Subscription and SaaS

Leadership Transition

On May 12, 2021, the Board appointed Rangarajan (Raghu) Raghuram as Chief Executive Officer (“CEO”) and a member of the Board, effective June 1, 2021. Mr. Raghuram joined VMware in 2003, and has been an integral part of the Company’s evolution and success. Prior to being appointed CEO, Mr. Raghuram had been Executive Vice President (“EVP”) and Chief Operating Officer (“COO”), Products and Cloud Services. See “Compensation Discussion and Analysis” for more information.

FY22 Business Highlights
In fiscal year 2022 (“FY22”), VMware’s management team remained focused on expanding the capabilities of our cloud and subscription- and SaaS-based offerings. For FY22, subscription and SaaS revenue increased 24% year over year, representing 25% of total revenue for FY22.
We continued to enable our customers’ application transformation by providing a modern platform with DevSecOps capabilities and multi-cloud management offerings to help them build, manage and secure their modern applications on any cloud, with both VMware Tanzu and VMware Cloud Management. We also continued to enable customers to modernize and migrate enterprise workloads to all major hyperscalers, sovereign clouds, private clouds and the edge with VMware Cloud built on vSphere, NSX and vSAN.
VMware continues to focus on the delivery of VMware Anywhere Workspace for the distributed workforce of today and the future with VMware SASE, Carbon Black, Workspace ONE and Horizon offerings completing this solution.

Spin-Off from Dell
On November 1, 2021, VMware completed the spin-off from Dell Technologies Inc. (“Dell”) (the “Spin-Off”). As a result of the Spin-Off, VMware’s dual class stock structure was eliminated, and all shares of Class B common stock, previously having 10 votes per share, converted into shares of Class A common stock with one vote per share on a 1:1 basis. VMware now has a single class of common stock, the Class A common stock, with all stockholders holding equivalent voting power. The Spin-Off provides VMware increased freedom to execute its multi-cloud strategy, a simplified capital structure and governance model, and additional operational and financial flexibility. VMware and Dell continue to partner to provide differentiated solutions for our mutual customers.

Board of Directors Overview, Skills, Tenure and Diversity

The following section provides summary information about our directors, including Nicole Anasenes, who joined the Board in April 2022, but excluding Donald Carty, a member of the Board since 2015, who is not seeking re-election. Mr. Carty’s Board service will end on the date of the Annual Meeting. Mr. Carty is currently a member of the Audit Committee. See “Board of Directors” for more information.

Age	Director Since	Term Expiration	Annual Meeting Nominee	Committee Memberships: Audit	Compensation	M&A	Governance
Nicole Anasenes *CFO, Ansys*	49	2022	2022	✓	M			
Anthony Bates *CEO, Genesys*	55	2016	2023			M	C	
Marianne Brown *Former Co-COO, Global Financial Solutions, FIS*	63	2019	2022	✓	M	M		
Michael Brown *Former CFO, Microsoft*	76	2007	2024		M	M		M
Michael Dell ***Chairman of the Board, VMware*** *CEO, Dell Technologies*	57	2016	2023				M	
Kenneth Denman *Partner, Sway Ventures*	63	2021	2024				M	M
Egon Durban *Co-CEO, Silver Lake*	48	2016	2023				M	
Karen Dykstra *Former CFO, AOL*	63	2016	2024		C			C
Raghu Raghuram ***CEO, VMware***	59	2021	2024				M	
Paul Sagan ***Lead Independent Director, VMware*** *Executive-in-Residence, General Catalyst*	63	2014	2022	✓		C		M

____________________
M Committee Member
C Committee Chair
The following matrix summarizes what our Board believes are some of the most relevant types of skills, qualities, attributes, experience and diversity of backgrounds possessed by our directors. While the Board considered these characteristics in connection with the director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors. We define underrepresented community member in this proxy statement to include persons who self-identify as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, Alaska Native, gay, lesbian, bisexual and transgender. Our directors’ biographies describe each director’s background and relevant experience in more detail. See “Board of Directors” for more information.

Balanced Mix of Tenures	Board Diversity

30%
50%
20%
Gender diverse
Underrepresented community member
Remainder

Corporate Governance Highlights
Our corporate governance practices promote independent, rigorous oversight. See “Corporate Governance” and “Compensation Discussion and Analysis—Executive Compensation Governance” for more information.

✓	Single-class stock	✓	Ongoing stockholder engagement
✓	Majority vote standard for directors in uncontested elections	✓	Clawback policy
✓	Robust Lead Independent Director role	✓	Double-trigger change in control
✓	Key Board committees are 100% independent	✓	Stock ownership guidelines (6x base salary for CEO)
✓	Annual Board, committee and director evaluations	✓	Anti-hedging policy
✓	Executive sessions of directors held without the CEO at each regularly scheduled Board meeting	✓	Governance Committee reviews transactions with related persons, including Dell

Executive Compensation Highlights
In designing VMware’s executive compensation program, the Compensation Committee focuses on incentivizing long-term value creation, and closely aligning pay with performance. See “Compensation Discussion and Analysis” for more information.
____________
Note: The charts above reflect the pay mix applicable to our CEO and other named executive officers (each a “NEO”), on average, effective with the appointment of our new CEO and President. For purposes of determining the percentages shown above for NEO annual compensation opportunities: (1) annual base salary reflects the rates approved in connection with the appointment of our new CEO and President as discussed in “Section 3: Base Salary” of the CD&A; (2) cash bonus target opportunity reflects the target opportunity expressed as a percentage of salary effective in connection with the appointment of our new CEO and President as discussed in “Section 4: Annual Performance-Based Bonus” of the CD&A; and (3) the equity components reflect the “Selected Value” as discussed in “Section 5: Long-Term Incentives” of the CD&A, including one-time, retention and promotion awards made during FY22.

In FY22, in connection with VMware’s leadership transition, the Compensation Committee provided our new CEO with a long-term, total stockholder return (“TSR”) based performance stock unit (“PSU”) award that requires substantial stockholder value creation in order to be earned. The award is measured over a five-year performance period and is divided into eight tranches that are each earned based on increasingly challenging stock price appreciation hurdles:

TRANCHE	REQUIRED STOCK PRICE APPRECIATION	PORTION OF TSR PSUS FUNDED
1	+50%	12.5%
2	+75%	25.0%
3	+100%	37.5%
4	+125%	50.0%
5	+150%	62.5%
6	+200%	75.0%
7	+250%	87.5%
8	+300%	100.0%
Importantly, payouts can be adjusted downwards if VMware’s TSR performance is not at or above the 50th percentile of the S&P 500 IT index. In addition, if VMware’s stock price increases by less than 50%, no value from the award will be earned. The Compensation Committee has strong conviction that the TSR PSU award is highly rigorous and aligns with our stockholders’ interests.

Environmental, Social and Governance Highlights
In FY22, we implemented a comprehensive governance structure related to our Environmental, Social and Governance (“ESG”) initiatives to promote effective oversight and increased accountability around our ESG efforts. See “Environmental, Social and Governance” for more information.
We also continued to make progress on our 2030 Agenda, our 10-year commitment to reaching 30 ESG goals that align with VMware’s core business strategy and aim to drive business outcomes on three pillars: Sustainability, Equity and Trust.
Our FY22 progress toward our 2030 Agenda included:
•Increasing representation of women in our global workforce to 29%, an increase of 2% from fiscal year 2021 (“FY21”).
•34% of our global hires self-identified as a woman, and 16% of U.S. hires self-identified as an underrepresented minority in FY22.
•Launched VMware Responsible Sourcing program to consider sustainability, diversity and accessibility in our supply chain.
•Invited to the Dow Jones Sustainability World Index and Dow Jones Sustainability North America Index

Stockholder Engagement
We continue to believe that communications from stockholders and ongoing stockholder outreach provides our Board and management team with valuable feedback from investors. To that end, since our 2021 Annual Meeting, we strengthened our stockholder engagement program by proactively reaching out to our ten largest unaffiliated stockholders, who collectively held approximately 38% of our total unaffiliated shares outstanding, and engaged in conversations with nine, as well as with two major proxy advisory firms. Our Board and management team consider stockholder feedback to be an important component of their decision-making process, and consistent engagement positions VMware to better understand the most important issues at hand for our investors. See “Corporate Governance—Stockholder Engagement” for more information.
CORPORATE GOVERNANCE
Our Board is committed to maintaining strong corporate governance practices. Our Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of VMware. Additionally, our Board has adopted written charters for its standing committees (Audit; Compensation; Mergers and Acquisitions; and Nominating, Governance and Related Persons Transactions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Our Board reviews the Corporate Governance Guidelines, the committee charters and the Business Conduct Guidelines periodically and implements changes as appropriate. Information about our corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available in the Governance subsection of the Investor Relations page of our website at ir.vmware.com. VMware will provide stockholders with a copy of its Corporate Governance Guidelines, committee charters and Business Conduct Guidelines, without charge, upon written request to Investor Relations at VMware, Inc., 3401 Hillview Avenue, California, 94304.
Our Board has adopted corporate governance practices that the Board believes are in the best interests of VMware and our stockholders, as well as compliant with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”) corporate governance standards (“NYSE Rules”).
Highlights include:
•Director Overboarding. Our Board believes that board membership requires a significant time commitment. As a result, directors may generally not serve on the board of directors of more than three public companies in addition to VMware without consideration by our Nominating, Governance and Related Persons Transactions Committee (“Governance Committee”). Our Governance Committee assesses the appropriateness of a director serving on more than three other public company boards. In addition, no member of our Audit Committee may serve simultaneously on the audit committee of more than two other public companies without prior approval of the Board.
•Director Responsibilities. Directors who change job responsibilities outside VMware must promptly inform the Governance Committee. The Governance Committee then assesses the appropriateness of the director remaining on the Board and recommends to the Board whether to request that the director’s resignation be tendered. If so requested, the director is expected to promptly resign from the Board and its committees.
•Director Elections.  We have adopted a majority voting policy for the election of directors. The policy, which is included in our Corporate Governance Guidelines and our bylaws, requires any director who receives more votes cast “AGAINST” than “FOR” in an uncontested election to promptly offer to resign from the Board and its committees following certification of the stockholder vote. The policy provides that the Governance Committee will assess the appropriateness of such director continuing to serve and will recommend to the Board the action to be taken with respect to such offered resignation. The Board will consider the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.
•Committee Assignments. Our Corporate Governance Guidelines require the Governance Committee to review committee assignments annually and, with the Chairman, make recommendations to the Board regarding such assignments. The Board reviews those recommendations and annually appoints the members and chair of each committee, except with respect to the Governance Committee, which selects its own chair. Our current committee membership is set forth in “Board of Directors—Committees of the Board.”
•Board Evaluation. The Lead Independent Director oversees an annual evaluation process of the Board and each committee of the Board as follows:
–each director annually evaluates the Board as a whole;

–members of each Board committee annually evaluate the committees on which they serve;
–each director annually completes an individual self-evaluation; and
–the Lead Independent Director reports on, and makes recommendations to the Board with respect to, the evaluations.
•Stockholder Access. To enable open communications with stockholders and other interested parties, we provide various means to contact the entire Board, the non-management directors and the Audit Committee (see “Information About the Annual Meeting—How do I contact VMware’s Board of Directors?”). Our Board strives to provide clear, candid and timely responses to any substantive communication from such persons. In addition to the communications above and pursuant to our Corporate Governance Guidelines, it is our Board’s policy to provide a response to any stockholder proposal that receives a majority vote.
•Director Education. Our Board believes that director education is integral to board and committee performance and effectiveness. Directors are expected to participate in continuing educational programs to maintain the necessary level of expertise to perform their responsibilities as directors.
•Executive Sessions. Our directors meet in executive session without the CEO at each regularly scheduled Board meeting, during which the Chairman acts as presiding director. Independent directors meet in executive session at least once each year, during which the Lead Independent Director acts as the presiding director.
•Director Stock Ownership Guidelines. Our Board believes that our non-employee directors should have a meaningful financial stake in VMware. Accordingly, we include equity awards as a component of the compensation we provide to our non-employee directors and have established stock ownership guidelines that require such directors to own at least 5,000 shares of our Common Stock and hold at least 50% of the net shares acquired from us in compensation for their Board service until they reach such ownership level. Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines. See “Director Compensation” for more information.
Our Leadership Structure
Our current leadership structure separates the roles of CEO and Chairman. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO, sets the agendas for Board meetings and presides over meetings of the full Board. Our leadership structure also includes a Lead Independent Director role to facilitate effective performance of the Board and its oversight of our business. We believe that having a separate Chairman and Lead Independent Director structure allows the Board to effectively address governance issues by providing another channel for the Board to express its views to management and provide feedback to the CEO on company performance. The leadership structure of the Board has not impacted the Board’s ability to provide effective oversight of risk management.
Lead Independent Director
Mr. Sagan has been our Lead Independent Director since February 2015. The responsibilities of our Lead Independent Director include:
•serving as chair of any Board meeting, or portion of a meeting, at which the Chairman is not present;
•serving as a liaison between the independent directors and the Chairman and the CEO;
•providing the Chairman and the CEO with input on the preparation of Board meeting agendas;
•providing feedback to the Chairman and the CEO in the form of assessments of Board meetings and management presentations at Board meetings;
•consulting with the Chairman and the CEO on matters relating to corporate governance and Board performance;
•communicating regularly with the CEO regarding information to be provided to the Board so that the Board can perform its duties and as to feedback from the Board for the CEO;
•calling special meetings of the full Board, as needed;
•being available for communication with major stockholders as appropriate;

•serving as an ex-officio, non-voting member of each Board committee of which the Lead Independent Director is not a member;
•supervising the Board’s annual self-evaluations, including providing each Board member with feedback on such Board member’s performance and reporting overall results of the evaluations to the Governance Committee and, where appropriate, to the Board as a whole; and
•performing such other duties as may be requested from time to time by the Board.
Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including financial, operational, cybersecurity, legal, regulatory, strategic, ESG and reputational risks.
Our Mergers and Acquisitions Committee (the “M&A Committee”) assesses risks to the Company in connection with proposed acquisitions, divestitures and investments. The M&A Committee reviews management’s assessment of potential risks raised during due diligence and management’s related risk mitigation plans before granting approval to enter into definitive transaction agreements.
Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the independent auditor, our internal auditors and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken and plans to take to monitor, control and report any such exposures. Additionally, the Audit Committee reviews significant findings prepared by the independent auditor and our internal auditors, together with management’s related responses. The Audit Committee reviews periodic reports from our Chief Ethics and Compliance Officer (“CECO”), our Chief Security Officer (“CSO”), our internal auditors and our independent auditor. The Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for periodic reviews and discussion of our practices and policies with respect to risk assessment and risk management with senior members of the Company’s management team, including our CFO and the head of our internal audit group.
Our Audit Committee also oversees the Company’s compliance with applicable legal and regulatory requirements and risks related to potential non-compliance, including those related to cybersecurity, incident response, information security and data privacy. In addition to reviewing cybersecurity risks during each of its quarterly meetings, the Audit Committee periodically holds special meetings dedicated solely to discussing cybersecurity risks and developments of importance to the Company. The Audit Committee receives regular reports on significant cybersecurity matters from the CSO and other members of senior management. These reports include topics such as, among other things, the status of projects to strengthen the Company’s security systems and improve cyber readiness and resilience, existing and emerging threat landscapes, as well as the results of exercises and response readiness assessments performed by internal stakeholders and outside advisors. The Audit Committee also reviews and oversees implementation of our policies and procedures related to cybersecurity risk assessment and management. In addition, the Company has adopted a cybersecurity reporting policy, which provides for controls and procedures for timely and accurate reporting to the Audit Committee of any significant cybersecurity incidents or significant vulnerabilities that are unresolved within standard procedures. As part of our cybersecurity, privacy and risk management programs, the Company provides broad-based and role-specific information security, data protection and compliance training to employees. Additionally, in an effort to mitigate information security risk, the Company maintains insurance coverage intended to respond to certain network, cyber, and privacy risk events and to defray the costs of data security incidents. Furthermore, the Company has based its security policies in part on the ISO (International Organization for Standardization) Industry Framework and holds numerous security certifications, a number of which require independent third-party validation, at the corporate and individual cloud services levels, further demonstrating the Company's strong commitment to cybersecurity.
The internal audit group reviews the adequacy and effectiveness of the Company’s risk management and controls framework and processes, provides that risk management activities are integrated, consistent and managed at a level consistent with the risk, makes recommendations for, and tracks and reports on progress of, changes in the risk management framework, and assists the Company’s executive staff in assuring that significant risks to the Company are identified and risk benefit trade-offs are managed appropriately to protect the Company’s assets and stockholder value. The head of internal audit meets with and regularly reports to the Audit Committee.
Our Governance Committee oversees the management of governance risks associated with director independence, potential director and executive conflicts of interest, the composition and structure of the Board and its committees and succession planning, and it also monitors the effectiveness of our corporate governance policies. Our Governance Committee also oversees our policies, procedures and risks related to related persons transactions and assesses ESG risks in connection with its oversight of our ESG programs.
Our Compensation Committee oversees and reviews with management our executive officer and employee compensation plans and programs that could have a material impact on VMware for each of our functional groups. Our management review considers whether any of these plans or programs may encourage inappropriate risk-taking or give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the plans or programs. Long-term, equity-based compensation, which we believe discourages excessive short-term risk taking and strongly aligns employee interests with the creation of long-term increased stockholder value, is an important feature in the compensation packages we offer our executive officers and employees. Management also reviews with the Compensation Committee risk-mitigating controls, such as our compensation recovery policy for executive officer bonus and equity compensation, the degree of committee and senior management oversight of each program, and the level and design of internal controls over such programs. Based on these reviews, we have concluded that our compensation plans and programs are not reasonably likely to have a material adverse effect on our Company.
Stockholder Engagement
As VMware navigates a new chapter as a standalone public company, we continue to believe that ongoing stockholder outreach provides our Board and management team with valuable feedback from investors. To that end, since our 2021 Annual Meeting, in addition to responding to stockholder communications that were submitted via the processes outlined in Information about the Annual Meeting—“How do I contact VMware’s Board of Directors?”, we strengthened our stockholder engagement program by proactively reaching out to our ten largest unaffiliated stockholders, who collectively held approximately 38% of our total unaffiliated shares outstanding, as well as the two major proxy advisory firms. VMware’s leadership team engaged in conversations with nine of these investors and both proxy advisory firms.
During these engagements, we discussed with stockholders such topics as the following, among others:
•The current executive compensation program, including the alignment of rigorous performance hurdles in Mr. Raghuram’s compensation package with significant stockholder value creation, and the rationale behind metrics within our incentive compensation programs;
•The Company’s corporate governance structure and practices as a standalone public company, including our transition to a single-class vote structure;
•Succession planning and the CEO transition process;
•Our approach to developing a comprehensive sustainability strategy, including the results of our materiality assessment, as well as our 2030 Agenda ESG goals that closely align with VMware’s business strategy;
•Our efforts to promote diversity, equity and inclusion across the entire workforce, including enhancements to help improve diverse representation beginning with our hiring and onboarding processes, as well as ongoing training to support the career development of our employees.
Our Board and management team consider stockholder feedback to be an important component of their decision-making process, and consistent engagement positions VMware to better understand the most important issues at hand for our investors.

BOARD OF DIRECTORS
The Board is currently composed of 11 members. Donald Carty, a member of our Board since 2015, is not standing for re-election, and his Board service will end on the date of the Annual Meeting, at which time the Board will be reduced to ten members. The number of directors constituting the Board may be set by resolution of the Board; however, the Board may not consist of less than six directors nor more than twelve directors. The Board is divided into three classes, with each class serving for a staggered three-year term. At each Annual Meeting, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The following table provides summary information about each of our directors, with the exception of Mr. Carty, who is currently a member of the Audit Committee.
____________________
M Committee Member
C Committee Chair

Directors Standing For Election
Directors Nicole Anasenes, Marianne Brown and Paul Sagan have each been nominated by the Board for election at the Annual Meeting, and each has agreed to stand for election for an additional three-year term.
Information concerning the nominees follows.

Nicole Anasenes Age: 49 Director since: 2022 Term expires: 2022 Committees: Audit	Former Public Company Directorships in Past Five Years: ANSYS, Inc.
Background
•SVP (2020-present) and CFO (2021-present), ANSYS, Inc., a provider of engineering simulation software and services
•CFO and COO, Squarespace, Inc., a provider of online tools for building and managing e-commerce and online presence (2016-2020)
•CFO, Infor (2013-2015) •Various leadership positions in corporate finance, M&A and market development, IBM (17 years)
Director Qualifications
Ms. Anasenes brings to our Board significant business acumen and extensive experience in financial and operational matters, gained from her current and prior leadership positions as CFO and COO of public and private technology companies. In addition, her prior service on another public company board, including as a member of its audit committee, provides her with valuable experience.

Marianne Brown Age: 63 Director since: 2019 Term expires: 2022 Committees: Audit; Compensation	Other Public Company Directorships: Akamai Technologies, Inc.; Northrop Grumman Corporation; The Charles Schwab Corporation
Background
•EVP and Co-COO, Global Financial Solutions (2018-2019) and COO, Institutional and Wholesale Solutions (2015-2018), Fidelity National Information Services, Inc., a financial software, services and global business solutions provider

•COO, SunGard Financial Systems LLC (2014-2015)
•President and CEO, Omgeo (2006-2014)
•CEO, Securities Industry Automation Corporation (2005-2006)
•Various positions of increasing authority, Automatic Data Processing, Inc. (26 years)

Director Qualifications
Ms. Brown brings to our Board executive leadership experience that includes extensive background with companies that provide software, services and global business solutions to large enterprise customers. Her leadership experience in the financial services industry provides valuable insights into the business requirements and expectations that enterprise customers have for complex IT solutions, such as those offered by VMware. Her extensive experience as a COO also provides unique insight into the challenges of developing and implementing business solutions at a global scale.

Paul Sagan Age: 63 Director since: 2014 Term expires: 2022 Committees: Compensation (Chair); Governance	Other Public Company Directorships: Moderna, Inc.; Catalyst Partners Acquisition Corp. Former Public Company Directorships in Past Five Years: Akamai Technologies, Inc.
Background
•Senior Advisor (2020-present); Executive in Residence (2020-present and 2014-2018); and Managing Director (2018-2020), General Catalyst, a venture capital firm
•CEO (2005-2013); President (2011-2012 and 1999-2010); and VP and COO (1998-1999), Akamai Technologies, Inc.

•Various senior executive positions at media and entertainment companies such as Time Warner Cable, Time Inc. and CBS, Inc. (former)
•Member, President Obama’s National Security Telecommunications Advisory Committee (former)
•Senior Advisor, World Economic Forum (former)

Director Qualifications
As the former President, COO and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan brings to our Board significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and has been senior advisor to the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards enables him to bring valuable experience from those directorships to his service on our Board.

Directors Not Standing For Election
Information concerning our continuing directors is presented below.

Anthony Bates Age: 55 Director since: 2016 Term expires: 2023 Committees: Compensation; M&A (Chair)	Other Public Company Directorships: eBay, Inc. Former Public Company Directorships in Past Five Years: Social Capital Hedosophia Holdings Corp.; GoPro, Inc.
Background
•CEO (2019-present) and Chairman (2021-present), Genesys Telecommunications Laboratories, Inc., a customer-experience software platform provider
•CEO, Growth Equity (2017-2018), Social Capital, an investment firm
•President, GoPro, Inc. (2014-2016)

•EVP, Business Development and Evangelism (2013-2014) and President, Skype Division (2011-2013), Microsoft Corporation
•CEO, Skype Inc. (2010-2011)
•Various positions of increasing authority, Cisco Systems, Inc. (1996-2010)

Director Qualifications
Mr. Bates has extensive executive leadership experience in the technology industry, including managing worldwide operations, sales, service and support areas. His leadership experience and service on the board of directors of other companies brings to our Board strong leadership expertise and unique industry insight.

Michael Brown Age: 76 Director since: 2007 Term expires: 2024 Committees: Audit; Compensation; Governance	Other Public Company Directorships: Stifel Financial Corp. Former Public Company Directorships in Past Five Years: Insperity, Inc.
Background •VP and CFO (1994-1997); VP, Finance (1993-1994); and Treasurer (1990-1993), Microsoft Corporation •Various positions of increasing authority, Deloitte & Touche LLP (1971-1989)	•Chair, NASDAQ Stock Market Board of Directors (former) •Governor, National Associations of Securities Dealers (former)
Director Qualifications
Mr. Brown brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years and serving as a member of the audit committees of other public company boards. Mr. Brown’s experience at Microsoft and on the boards of other technology companies also provides insight into the information technology industry. His experience as an independent auditor provides our Board and the Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his many senior management positions, including as Chair of the board of the NASDAQ Stock Market and as a governor of the National Associations of Securities Dealers, Mr. Brown has demonstrated his leadership and business acumen.

Michael Dell Age: 57 Director since: 2016 Term expires: 2023 Committees: M&A	Other Public Company Directorships: Dell Technologies Inc.; SecureWorks Corp. (a majority-owned subsidiary of Dell) Former Public Company Directorships in Past Five Years: Pivotal Software, Inc.
Background
•Chairman, CEO and Founder, Dell Technologies Inc., a technology and services company (2016-present)
•Chairman (1984-present) and CEO (1984-2004 and 2007-present), Dell Inc., a wholly owned subsidiary of Dell Technologies Inc.
•Founder, MSD Capital, L.P., a family investment firm (current) •Co-founder, Michael & Susan Dell Foundation (current)
Director Qualifications
As the Chairman, CEO and founder of Dell, Mr. Dell oversees one of the world’s largest technology companies and is recognized as one of the leading innovators and influencers in the business world. Mr. Dell has decades of experience leading a complex, international technology enterprise and possesses extensive knowledge of internet-based technologies and the needs and expectations of enterprise customers. Having successfully led Dell Inc. through many transitions in information technology and enterprise computing, Mr. Dell brings extensive and valuable experience to our Board.

Kenneth Denman Age: 63 Director since: 2021 Term expires: 2024 Committees: Governance; M&A

Other Public Company Directorships:
Costco Wholesale Corp.; Motorola Solutions, Inc.

Former Public Company Directorships in Past Five Years:
LendingClub Corporation; Mitek Solutions, Inc.; ShoreTel, Inc.

Background
•Venture Partner, Sway Ventures, a venture capital firm (2018-present)
•President and CEO, Emotient, Inc. (2012-2016)
•CEO, Openwave Systems, Inc. (2008-2011)
•CEO, iPass, Inc. (2001-2008)
•SVP and COO, MediaOne (1996-1999)

•Advisory Board member, Visiting Professor and Edward V. Fritzky Endowed Chair, University of Washington Foster School of Business (current)
•Executive Board member, University of Washington Foundation (current)
•Board of Trustees member, Seattle Children’s Hospital (current)

Director Qualifications
Mr. Denman has extensive executive leadership experience in the technology industry, including in the software, services and cybersecurity businesses, managing global businesses and developing markets, together with private equity, investment banking and capital allocation experience. His leadership experience and service on the boards of directors of other public companies brings to our Board strong leadership expertise and unique industry insight.

Egon Durban Age: 48 Director since: 2016 Term expires: 2023 Committees: M&A

Other Public Company Directorships:
Dell Technologies Inc.; Endeavor Group Holdings, Inc.; Motorola Solutions, Inc.; Qualtrics International Inc.; Twitter, Inc.; Unity Software Inc.

Former Public Company Directorships in Past Five Years:
Pivotal Software, Inc.; SecureWorks Corp.

Background •Co-Chief Executive Officer (2019-present); and Managing Partner and Managing Director (2013-2019), Silver Lake, a global technology investment firm
Director Qualifications
As Co-CEO of one of the leading global technology investment funds, Mr. Durban possesses considerable financial acumen, deep knowledge of global trends in information technology and expertise in conducting complex business transactions. Mr. Durban also brings valuable experience from his service on other public company boards to his service on our Board.

Karen Dykstra Age: 63 Director since: 2016 Term expires: 2024 Committees: Audit (Chair); Governance (Chair)	Other Public Company Directorships: Gartner, Inc. Former Public Company Directorships in Past Five Years: Boston Properties, Inc.
Background •CFO and Chief Administrative Officer (2013-2015); EVP and CFO (2012-2013), AOL, Inc. •Partner, Plainfield Asset Management LLC (2007-2010)	•COO and CFO, Plainfield Direct LLC (2006-2010) •CFO (2003-2006) and various positions of increasing authority (1981-2003), Automatic Data Processing, Inc.
Director Qualifications
Ms. Dykstra brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, as well as a deep understanding of accounting principles and financial reporting rules and regulations. She acquired this knowledge in the course of serving as the CFO of two global companies, working with a major business services firm for 25 years and serving as a member of the audit committee of other public company boards.

Rangarajan (Raghu) Raghuram Age: 59 Director since: 2021 Term expires: 2024 Committees: M&A
Background
•CEO (2021-present); COO, Products and Cloud Services (2016-2021); EVP, Software-Defined Data Center (2014-2016); EVP, Cloud Infrastructure and Management (2012-2014); and various other positions of increasing authority (2003-2012), VMware
•Various product management and marketing roles at Netscape Communications Corporation and Bang Networks, Inc. (former)

Director Qualifications
As CEO of VMware, Mr. Raghuram has in-depth knowledge of our business and brings to our Board insight and knowledge of our operations and strategic opportunities. In addition, Mr. Raghuram’s extensive experience in guiding our product development strategy for over eighteen years as the compute industry has rapidly evolved provides unique insight into how we can leverage our technology to anticipate and meet customer needs and market opportunities.

Selection and Nomination of Directors
Our entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings.
The Governance Committee identifies, evaluates and recommends director candidates to the entire Board. The Governance Committee reviews and assesses the skills and characteristics it believes are or may be required for Board service based on the needs of our business. The Governance Committee identifies director candidates through numerous sources, including recommendations from directors, executive officers and stockholders of VMware. The Governance Committee identifies those individuals most qualified to serve as members of the Board and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the Board, the extent to which a director candidate would be desirable as a member of any committees of the Board, and a candidate’s willingness to devote substantial time and effort to the Board. As such, the Board believes that a diverse mix of viewpoints and experiences is an important consideration in determining the composition of the Board. The effectiveness of the Board’s efforts to recruit members with appropriate skill sets and experiences and to promote the exchange of differing viewpoints is reviewed as part of the Board’s annual self-evaluation process. The Board believes that a board having no fewer than six and no more than twelve directors enables needed expertise, diversity of experiences, and independence, without hindering effective discussion or diminishing individual accountability. In considering director candidates, the Board considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. Our Board includes three members who self-identify as female and two members who self-identify as a member of an underrepresented community. The average tenure of the Board, excluding Mr. Carty, who is not seeking re-election, is 5.2 years of service, with four directors having served less than four years, four having served between four and eight years and two having served more than eight years.
Our stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the suggested candidate’s name and appropriate background and biographical information to the VMware Board of Directors, 3401 Hillview Avenue, Palo Alto, California, 94304. Assuming that the appropriate information has been timely provided, the Governance Committee will consider these candidates substantially in the same manner as it considers other candidates it identifies.
Our stockholders also may nominate director candidates by following the procedures set forth in the advance notice provisions of VMware’s bylaws. For additional information, see “Information About the Annual Meeting—What is the deadline to propose actions for consideration at the 2023 Annual Meeting or to nominate individuals to serve as directors?”
Pursuant to a stockholders agreement dated November 1, 2021 (the “Stockholders Agreement”) by and among VMware, Michael Dell and the Susan Lieberman Dell Separate Property Trust (the “SLD Trust”) (collectively, the “MSD Stockholders”) and various stockholders affiliated with Silver Lake Partners (the “SLP Stockholders”), and subject to certain restrictions, the MSD Stockholders are entitled to nominate up to two directors for election to the Board and the SLP Stockholders are entitled to nominate one director for election to the Board. For so long as the MSD Stockholders have the right to nominate a director and Mr. Dell is a member of the Board, Mr. Dell will serve as Chairman of the Board. Mr. Dell is currently serving as the MSD Stockholders’ nominee, and Mr. Durban is currently serving as the SLP Stockholders’ nominee. The Stockholders Agreement also governs, among other things, certain voting obligations that apply to the MSD Stockholders and the SLP Stockholders. For more information on the Stockholders Agreement and related party transactions, see “Transactions with Related Persons.”
Board Independence
Under the NYSE Rules, we are required to have a majority of independent directors on the Board, and the Board has affirmatively determined that eight of our eleven directors are independent of VMware under the NYSE Rules. Specifically, each of Nicole Anasenes, Anthony Bates, Marianne Brown, Michael Brown, Donald Carty, Kenneth Denman, Karen Dykstra and Paul Sagan is independent. The Board considered all facts and circumstances it deemed relevant in making such determinations of independence, including with respect to related persons transactions. For more information regarding oversight of related persons transactions, see “Transactions with Related Persons.”
Attendance at Board, Committee and Annual Stockholder Meetings
The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each director will ensure that other commitments do not materially interfere with service on the VMware Board. During FY22, the Board held ten meetings. Each director serving during FY22 attended at least 75% of the Board and applicable committee meetings held during the period in which he or she served, with the exception of Mr. Durban. VMware’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting. All members of the then-current Board attended our 2021 Annual Meeting.
Committees of the Board
During FY22, the Board established four standing committees: the Audit Committee, the Compensation Committee, the M&A Committee and the Nominating, Governance and Related Persons Transactions Committee. Prior to November 1, 2021, the Compensation Committee was called the Compensation and Corporate Governance Committee and was responsible for oversight of corporate governance matters in addition to compensation matters. Effective November 1, 2021, the Related Persons Transaction Committee charter was revised to include oversight of corporate governance and ESG matters, and the committee was re-named the Nominating, Governance and Related Persons Transactions Committee (or Governance Committee). Each committee operates pursuant to a written charter, as adopted by the Board, that is available at the Governance subsection of the Investor Relations page of our website at ir.vmware.com. The current membership of each committee is listed below.

Audit Committee	Compensation Committee	Mergers and Acquisitions Committee	Nominating, Governance and Related Persons Transactions Committee
Nicole Anasenes*	Anthony Bates*	Anthony Bates (C)*	Michael Brown*
Marianne Brown*	Marianne Brown*	Michael Dell	Kenneth Denman*
Michael Brown*	Michael Brown*	Kenneth Denman*	Karen Dykstra (C)*
Donald Carty*+	Paul Sagan (C)*	Egon Durban	Paul Sagan*
Karen Dykstra (C)*		Raghu Raghuram
____________________
(C) Chair of the Committee
* Independent director under the NYSE Rules
+ Donald Carty is not standing for re-election, and his Board service will end on the date of the Annual Meeting.
Audit Committee
The Board has determined that our Audit Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules. The Board has determined that all current Audit Committee members meet the additional, heightened independence criteria of Rule 10A-3 of the Exchange Act applicable to audit committee members. The Board has also determined that Nicole Anasenes, Michael Brown, Donald Carty and Karen Dykstra is each an “audit committee financial expert” as defined by the SEC and that all Audit Committee members are financially literate under the current listing standards of the NYSE.
The Audit Committee held nine meetings in FY22. This committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by our independent auditor on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, other matters as set forth in the Audit Committee charter and such other matters as the committee deems appropriate.
In accordance with its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by our independent auditor in accordance with the Audit Committee’s pre-approval policy. Pursuant to its charter, our Audit Committee recommends, establishes and monitors procedures designed to facilitate the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
The Audit Committee also oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. In addition, the Audit Committee appoints the head of the internal audit department and oversees the Company’s internal audit function, reviews the appointments of our CECO and our CSO, receives periodic reports on ethics and compliance and information security matters, and is notified of any significant ethics and compliance and cybersecurity matters.
During FY22, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with our CFO and members of his staff, our General Counsel, our CECO, our CSO, the head of our internal audit department and our independent auditor at which candid discussions regarding legal matters, cybersecurity matters, financial reporting, compliance, internal controls and accounting systems and processes took place. The Audit Committee discussed with VMware’s independent auditor the overall scope and plans for its audit.
The Audit Committee reviewed and discussed our FY22 financial statements with our management and our independent auditor. The meetings included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, the use of non-GAAP financial measures as a measure of financial performance, and the clarity of disclosures in the financial statements.

Additionally, the Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for the committee to periodically review and discuss our practices and policies with respect to risk assessment and risk management with the enterprise risk management committee. For more information about risk management, see “Corporate Governance—Oversight of Risk Management.”
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC and discusses with management the earnings press releases, as well as the disclosure of financial information and earnings guidance provided to investors. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing our financial statements. The Audit Committee also relies on the work and assurances of our independent auditor who is engaged to audit and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting.
Compensation Committee
The Board has determined that our Compensation Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules. The Compensation Committee held 13 meetings in FY22, ten prior to November 1, 2021 as the Compensation and Corporate Governance Committee and three subsequent to that date as the Compensation Committee. In accordance with its charter, the Compensation Committee evaluates and sets compensation for our executive officers, monitors our general compensation programs and oversees executive succession planning. Subject to the terms of our compensation plans, the Compensation Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, when appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the Compensation Committee consults with our management. The Compensation Committee approves transactions under our equity plans and has the authority to administer and interpret the provisions of our equity and other compensation plans. The Compensation Committee is also responsible for overseeing and reporting to the Board on succession planning for the CEO and other senior management positions. Additionally, the Compensation Committee reviews compensation of our non-employee directors and recommends changes for approval by the Board, and also oversees our non-employee director stock ownership guidelines and our executive stock ownership guidelines. For more information on director compensation, see “Director Compensation.”
The Compensation Committee has engaged an independent consultant, Frederic W. Cook & Co. (“FW Cook”), to advise the Committee on an as-needed basis with respect to executive and non-employee director compensation matters. FW Cook reports directly to the Compensation Committee and does not provide services to VMware management. For more information on the processes and procedures followed by the Compensation Committee for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”
Mergers and Acquisitions Committee
The M&A Committee, pursuant to its charter, reviews and assesses, with our management, potential acquisitions, divestitures and investments and, where appropriate, will make recommendations to the Board regarding potential target candidates. In connection with such review and assessment, our M&A Committee may approve acquisitions, divestitures and investments up to a specified applicable dollar limit and in accordance with any other relevant parameters as established by the Board. The M&A Committee also assesses risk to the Company in connection with proposed acquisitions, divestitures and investments.
Nominating, Governance and Related Persons Transactions Committee
The Governance Committee met five times in FY22, three prior to November 1, 2021 as the Related Persons Transactions Committee and two subsequent to that date as the Governance Committee. The Governance Committee is responsible for overseeing and advising the Board with respect to corporate governance matters, determining the slate of director nominees for election to the Board, recommending to the Board individuals to fill vacancies occurring between annual meetings of stockholders, making recommendations to the Board with respect to Board committee assignments and overseeing the evaluation of the Board.
The Governance Committee is also responsible for overseeing the Company’s ESG programs. For more information about ESG matters, see “Environmental, Social and Governance.”

In addition, the Governance Committee, pursuant to its charter, is responsible for reviewing transactions by the Company involving related persons, including Dell and Silver Lake Partners, among others, in accordance with the Company’s Related Persons Transactions Policy. For more information on related persons transactions, see “Transactions with Related Persons.”
Compensation Committee Interlocks and Insider Participation
During FY22, the Compensation Committee was comprised of Directors Anthony Bates, Marianne Brown, Michael Brown and Paul Sagan. No executive officer of VMware during FY22 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE

At VMware, we believe that a focus on the ESG elements of the Company and its operations are vital to our core business growth, and our approach to the ESG strategy is an important part of our business strategy. As one of the largest enterprise software companies in the world, we believe it is our responsibility, and essential for our success, to contribute to a more sustainable, equitable and secure world.
VMware’s innovative solutions aim to maximize the efficiency, productivity and security of our customers’ IT infrastructures. Our core virtualization technology continues to help our customers achieve greater environmental sustainability impacts by minimizing the amount of physical infrastructure they need. In the multi-cloud era, VMware Cross-Cloud Services can help customers reduce energy consumption and carbon emissions; foster resilient, inclusive and flexible work environments; and defend against cyberattacks and protect valuable customer data. In these ways, VMware’s technology solutions inherently support more secure and sustainable outcomes for our customers.
VMware’s approach to ESG also addresses the impact of our own internal operations and supply chain sourcing. During FY22, we further developed internal governance and oversight to hold ourselves accountable to the ESG commitments in our 2030 Agenda.
For more information on our ESG strategy, progress and reporting, please visit vmware.com/company/esg.
2030 Agenda
VMware’s 2030 Agenda is a decade-long ESG commitment to foster a more sustainable, equitable and secure world. Our 2030 Agenda is comprised of 30 cross-company goals that we aim to achieve by 2030. This Agenda is the result of our thoughtful approach to ESG and was informed by our focus on driving three outcomes: Sustainability, Equity and Trust, combined with an assessment to identify key areas of impact for VMware in relation to ESG.
We plan to drive sustainability, equity and trust by providing:
•Sustainable digital infrastructure supporting the transition to net zero carbon emissions and decarbonization for our customers, supply chain and operations.
•Equitable, unbiased and inclusive access to opportunities for all by enabling people to work where and how they want to work.
•Trusted commitments to security, data privacy, ethics and transparency.
To ensure proper oversight and accountability, VMware has operationalized ownership of our 30 goals. These are embedded into our technology strategy, business model and culture.

Thoughtful Approach to ESG Strategy
Our ESG Assessment Identified Key Areas of Focus
We conducted a comprehensive review of our stakeholder ecosystem to narrow our focus on what ESG matters most for VMware.

FY22 Progress Toward 2030 Agenda
•Women represented 29% of our global employees in FY22, increasing by 2% from 27% in FY21.*
•34% of our global hires self-identified as a woman, and 16% of U.S. hires self-identified as an underrepresented minority in FY22.*
•Senior Director-level and above have bonus compensation goals tied to corporate diversity, equity and inclusion (“DEI”).
•Launched VMware Responsible Sourcing program to consider sustainability, diversity and accessibility in our supply chain.
•Certified once again as a CarbonNeutral Company (continuously since 2018).
•Operations for our global facilities powered 100% from renewable sources (continuously since 2019).
•Invited to Dow Jones Sustainability World Index and Dow Jones Sustainability North America Index.
•Joined the Valuable 500, a global business collective, made up of 500 CEOs and their companies, innovating together for disability inclusion, as part of our respective commitments to diversity and inclusion.
Our 2030 Agenda represents long-term commitments, and VMware continues to operationalize ESG and embed accountability throughout our business.

Sustainability
Protecting Our Environment Through Climate Transition Planning
Sustainable growth for VMware’s business entails decoupling our company growth from carbon emissions. To this end, we’ve accelerated our focus on decarbonization and received third-party validation from the Science Based Target Initiative (SBTi) on our science-based targets. Since 2018, we have maintained our certified CarbonNeutral® company status, in accordance with The CarbonNeutral Protocol. Since 2019, we have sourced 100 percent of our power for our global facilities from renewable sources, in accordance with RE100 Reporting Guidance.
•In FY22, we furthered climate transition planning at VMware, guided by Taskforce on Climate-related Financial Disclosures (TCFD) recommendations.
•As VMware continues to learn more about climate risks, we can build longer time horizon risks into our strategy to become even more sustainable and resilient.
•In FY23, we will be preparing both a qualitative assessment and quantitative modeling across multiple future climate scenarios to better understand business implications.
Quantifiable Carbon Reduction Goals
VMware’s net zero emissions goal builds on approved science-based targets and expands the scope of our climate commitments. For us, a net zero goal means reducing emissions for our entire carbon footprint. We are focused on prioritizing energy efficiency within our operations through our commitment to green buildings and supporting distributed workforces through our Future of Work initiative. To that end, we have committed to engaging with a significant majority of our suppliers regarding establishment of their own reduction targets. Through carbon financing, we support low-carbon, sustainable development projects that enable carbon avoidance to offset our remaining emissions. In line with the leading net zero guidance, we are developing our strategy to include carbon removal projects to address residual emissions.
In early 2020, these 1.5˚C-aligned, science-based targets were validated by the Science-Based Targets initiative (SBTi):
•Reduce Scope 1 and Scope 2 emissions 50 percent by 2030 from (baseline year of fiscal year 2019 (“FY19”)).
•Reduce employee commute, fuel and energy related emissions 50 percent by 2030 (baseline year of FY19).
•Engage 75 percent of our suppliers (by spend) to set their own Science-Based Targets through 2024.
Responsible Sourcing
In FY22, we launched our Responsible Sourcing program to enable us to execute on our science-based target related to supplier engagement and to support sustainability, diversity and accessibility across our supply chain. VMware has committed to working with 75% of our suppliers (by spend) to set their own science-based targets by the end of 2024.
We are prioritizing the sourcing of goods and services through diverse businesses and have committed to spending $1.5 billion with diverse suppliers through 2030. Our definition of diverse supplier includes: small-business enterprises, minority-owned enterprises, woman-owned enterprises, and businesses owned by other underrepresented groups such as LGBTQ, veterans, and proprietors with disabilities.
As a leading software company, user accessibility is top of mind. One of our 2030 goals is to ensure the technology that we develop and source is accessible for all. In FY22, we created internal Accessibility Guidelines—within VMware and committed to assess all new software and events suppliers for accessibility standards aligned with our own guidelines.
For more information on Responsible Sourcing at VMware, visit vmware.com/company/responsible-sourcing.

Equity
Diversity, Equity & Inclusion
VMware has set specific and measurable goals around increasing representation for women and underrepresented minorities and fostering our inclusive culture. We have assigned compensation performance goals around drivers that improve representation, including hiring and retention of women globally and underrepresented minorities in the United States, inclusive culture scores and diverse candidate slates. For interviews at every level, our goal is to have all candidate interview slates include at least one woman and one underrepresented minority (U.S. only) candidate. Each year we establish annual hiring and retention goals to progress our 2030 DEI goals. In FY22, annual DEI performance metrics were included in all Sr. Director-level and above compensation programs.
2030 DEI Targets:
•Equitable pay across all genders and ethnicities.
•Hire at least one woman for every one man we hire by 2030.
•At least half our management team will be comprised of women and underrepresented minorities by 2030.
Our Employee Resource Groups at VMware are called Power of Difference communities (“PODs”), and they play a strategic role in building a culture of belonging. We are focused on driving a culture that is inclusive of all forms of diversity: from demographic factors such as race, national origin, gender identity, sexual orientation, and age to other critical factors such as function, office location, ability, personality and life experience. To that end, we have seven global demographic PODs and seventeen site-specific (geographic) PODs across our global locations. POD participation is open to everyone. We believe when people feel a sense of belonging, they can bring their unique perspectives, creativity and innovation to their work.
VMware’s commitment to transparency in DEI includes equal employment opportunity reporting (EEO-1), which started in 2019 and continues today.
*For more information about our Diversity, Equity & Inclusion progress and reports, visit vmware.com/company/diversity.html.
Empowering Our People
At VMware, we enrich lives at work, at home and in the community because we believe that empowering our people to bring their authentic selves to work drives business excellence and enables us to achieve our business goals. For VMware, “human capital management” means a focus on the development and wellbeing of our people. We prioritize employee wellbeing and work hard to foster a culture that is ethical and respectful, kind and compassionate, which is defined by our EPIC2 values—Execution, Passion, Integrity, Customers and Community. We believe that a culture of belonging drives innovation and enables our people to bring their creativity and ideas to the table.
Employee wellbeing is a top priority at VMware as we believe people are the key to our success, and we are always striving to make it easier for employees to pursue wellbeing on their own terms, which will also help them perform well at work. We recognize that VMware has a responsibility to help support our employees manage the added complexities of their work and family situations since the start of the COVID-19 pandemic. Our wellbeing benefits include: four supplemental days off (our “EPIC2” days), life coaching and emotional support, work-life services for employees and their families and a wellbeing allowance.
VMware’s transition to distributed work is founded on employee choice and flexibility aligned with business needs. We call this our Future of Work initiative, and our goal is to build a diverse, innovative workforce by meeting talent where they are and how they want to work.
We’ve empowered our people to be active members in their communities through our Citizen Philanthropy approach, since we believe that individual actions matter and add up to collective impact. Additionally, through public-private partnerships, we’ve committed to helping individuals gain the knowledge they need to compete in today’s workforce through VMware’s IT Academy. Our goal is to continue to be a great place to work while helping create and build sustainable and resilient communities globally.

Learn more about:
•Employee Wellbeing at wellbeing.vmware.com
•Future of Work at careers.vmware.com/future-of-work
•Our Citizen Philanthropy approach at vmware.com/company/foundation
•Our IT Academy at vmware.com/company/it-academy
Trust
Environmental and Social Governance
VMware has implemented an ESG governance structure comprised of internal leadership and members of our executive staff to guide integration of ESG into VMware’s operations and performance management. Our governance structure includes annual oversight by the full Board of ESG topics, and in FY22, we amended the charter of the Governance Committee to provide formal, primary oversight of our ESG progress. Our Audit Committee oversees cybersecurity and data privacy matters. For more information on VMware’s cybersecurity and data privacy risk management, oversight and practices, see “Corporate Governance—Oversight of Risk Management.” To incentivize ESG progress, our executive compensation planning incorporates ESG goals as part of the Compensation Committee’s holistic evaluation of performance under our Annual Executive Bonus Program. For more information on executive compensation, see “Compensation Discussion and Analysis.”
Operationally, our ESG Office drives cross-company alignment and strategic focus and measures and tracks the progress of our ESG goals. In FY22, VMware incorporated ESG objectives into its annual operating planning process.
Our ESG governance structure is as follows:

Board Committees
Governance Committee: Assigned formal oversight of ESG, meets three times per year to review strategy and program progress
Audit Committee: Quarterly oversight of cybersecurity and data privacy
Compensation Committee: Oversight of annual Executive Officer individual performance goals (MBOs), incorporating ESG goals

ESG Executive Sponsors	Meet quarterly to provide ESG strategy direction:
	•Chief Executive Officer •Chief Financial Officer •Chief People Officer	•General Counsel •President •Chief Technology Officer

ESG Leadership Council	Senior functional and business unit leaders meet quarterly to monitor progress against implementation goals

ESG Office	Led by VP, ESG:
	•Sustainability Innovation •Social Innovation •Environmental Sustainability	•ESG Reporting •Strategic Operations •ESG Finance
ESG Reporting
VMware publishes ESG progress updates in an annual ESG Report and DEI Report. We are furthering our alignment with leading ESG reporting frameworks, including:
•SASB (Sustainable Accounting Standards Board) Standards of the Value Reporting Foundation
•Task Force on Climate-related Financial Disclosures (TCFD)

•Global Reporting Initiative (GRI)
•Principles of the United Nations Global Compact (UNGC)
•United Nations Sustainable Development Goals (UN SDGs)
For more information about our ESG reporting, visit vmware.com/company/esg.
ESG Recognition
•Newsweek, America’s Most Responsible Companies (2022)
•Newsweek, America’s Most Trusted Companies (2022)
•EcoVadis, “Silver Sustainability” Rating (2022)
•MSCI, “AA” Rating (2022)
•Barron’s, 100 Most Sustainable Companies (2022)
•Corporate Knights’ Clean200 (2022)
•S&P Global Sustainability Yearbook (2022)
•100% Score on the Human Rights Campaign’s Corporate Equality Index, Named One of Best Places to Work for LGBTQ Equality (2022)
•America's Most JUST Companies for 5th Consecutive Year, Awarded Top Environmental Ranking (2022)
•Glassdoor, Best Places to Work for 5th Consecutive Year (2022)
•Dow Jones Sustainability Indices (2021)
•Forbes, America’s Best Employers (2021)
•Forbes, The Best Employers for Diversity (2021)
•Forbes, The Best Employers for Women (2021)
•Disability Equality Index, Best Places to Work for Disability Inclusion (2021)
PROPOSAL 1
ELECTION OF DIRECTORS
We are asking our stockholders to elect three Class III directors, for which the current term of office expires at the Annual Meeting. The Board has nominated the following persons, each an incumbent Class III director:
•Nicole Anasenes
•Marianne Brown
•Paul Sagan
These Class III directors must be elected by a majority of the votes of the Common Stock.
We expect each nominee for election as a director at the Annual Meeting to be able to accept such nomination. See “Board of Directors” for more information about the nominees. Each director elected at the 2022 Annual Meeting will serve until the 2025 Annual Meeting or special meeting in lieu thereof and until that director’s successor is elected and qualified.
The Board unanimously recommends that stockholders vote “FOR” the election of the director nominees.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding advisory basis, on the compensation of our named executive officers (each a “NEO”) as disclosed in this proxy statement (in accordance with the compensation disclosure rules of the SEC). This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs listed in the “Summary Compensation Table.” See “Compensation of Executive Officers—Summary Compensation Table.”
The objectives of our executive compensation program are to:
•motivate our executives to achieve our strategic, operational and financial goals;
•reward superior performance;
•attract and retain exceptional executives; and
•reward behaviors that result in long-term increased stockholder value.
To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for greater detail about our executive compensation programs, including our compensation philosophy, policies and practices and information about the FY22 compensation of our NEOs.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED: That the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the other related tables as set forth in the proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission relating to the Company’s 2022 Annual Meeting of Stockholders.”
Even though your vote is advisory, and therefore will not be binding on the Company, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when determining future executive compensation. We have adopted a policy providing for annual advisory votes to approve the compensation of our NEOs. The next advisory vote to approve the compensation of our NEOs will be at the 2023 Annual Meeting.
The Board unanimously recommends that you vote “FOR” approval of the compensation of the Company’s named executive officers.
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
We are asking our stockholders to ratify the selection by the Audit Committee of PwC as our independent auditor for the fiscal year ending February 3, 2023.
PwC, an independent registered public accounting firm, has served as our independent auditor since 2007. We expect that representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Although approval by the stockholders is not required by law, the Board has determined that it is desirable to request ratification of its selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee will consider this factor when making any determinations regarding PwC. Even though your vote is advisory, and therefore will not be binding on the Company, the Audit Committee and the Board value the opinions of our stockholders.
The Board unanimously recommends that you vote “FOR” the ratification of the selection of PwC as our independent auditor for the fiscal year ending February 3, 2023.

Pre-Approval of Audit and Non-Audit Services
During FY22, the Audit Committee approved all audit, review and attest services performed by PwC. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee pre-approves permissible non-audit services and audit, review or attest engagements. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service that was not previously pre-approved by the Audit Committee. Any decisions of the Chair to pre-approve non-audit services are then presented to the Audit Committee at its next scheduled meeting. During FY22, the Audit Committee pre-approved all non-audit services in accordance with this policy.
For the fiscal years ended January 28, 2022 and January 29, 2021, fees for services provided by PwC were as follows:

Fiscal Year	Audit Fees(1) ($)	Audit Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2022(5)	12,556,042	2,064,600	1,252,563	65,250
2021(6)	10,639,133	2,160,525	2,685,987	74,300
____________________
(1) Includes fees in connection with the audit of our financial statements and internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2) Includes fees in connection with other technical, financial reporting and compliance services.
(3) Includes fees in connection with tax compliance and tax consulting services.
(4) Includes fees principally in connection with sustainability reporting services and for subscriptions to PwC’s web-based research program, training courses and conferences.
(5) Includes current estimates of fees for unbilled services.
(6) Reflects actual amounts invoiced for FY21 services.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans, including the Amended and Restated 2007 Equity and Incentive Plan (the “Incentive Plan”) and Amended and Restated 2007 Employee Stock Purchase Plan (the “Purchase Plan”), as of January 28, 2022. Only shares of Common Stock may be issued under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	24,497,714(1)(2)	$46.95(3)	51,657,755(4)
Equity compensation plans not approved by security holders	—	—	—
Total:	24,497,714	$46.95	51,657,755
____________________
(1) Includes 685,992 shares subject to outstanding options, 21,987,049 shares of Common Stock subject to outstanding restricted stock units (“RSUs”) and 1,824,673 shares subject to outstanding PSUs (assuming achievement of the maximum performance).
(2) Includes 2,210,574 shares issuable pursuant to equity awards outstanding under the Incentive Plan that were granted in substitution for outstanding grants of companies that we have acquired (“Substitution Grants”). The Incentive Plan provides that the number of shares reserved for issuance under the Incentive Plan will be increased by the corresponding number of outstanding equity grants assumed or substituted for in connection with mergers and similar transactions. Substitution Grants typically remain subject to the terms that governed the grants when initially awarded by the acquired companies. When VMware makes Substitution Grants, VMware does not assume the stock plans of such acquired companies and does not make additional grants under such plans.
(3) Represents the weighted-average exercise price of outstanding options under the Incentive Plan and is calculated without taking into account the 23,811,722 shares of Common Stock subject to outstanding RSUs and PSUs (assuming achievement of the maximum performance) that become issuable as those units vest, without any cash consideration or other payment required for such shares.
(4) Represents the number of securities remaining available for issuance under the Incentive Plan and the Purchase Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information, as of May 3, 2022, about the beneficial ownership of Common Stock held by (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our directors and nominees for director, (iii) each of our NEOs and (iv) all directors and executive officers of VMware as a group.
Applicable percentage ownership is based on 421,381,120 shares of Common Stock outstanding as of May 3, 2022. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of Common Stock subject to options, warrants, rights or conversion privileges related to securities beneficially owned by that person that are currently exercisable or exercisable within 60 days of May 3, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Common Stock Beneficially Owned (#)	Outstanding Common Stock (%)

Principal Stockholders:
Michael Dell(1)	169,278,015	40.2
SLP Stockholders(2)	42,050,818	10.0

Other 5% Beneficial Owners:
Dodge & Cox(3)	25,453,582	6.0

Other Directors and Executive Officers:
Nicole Anasenes*(4)	—	**
Anthony Bates(5)	16,267	**
Marianne Brown*(4)	—	**
Michael Brown(5)	22,269	**
Jean-Pierre Brulard(6)	14,875	**
Donald Carty(5)(7)	17,689	**
Kenneth Denman(4)	—	**
Sumit Dhawan(8)	17,306	**
Egon Durban	—	**
Karen Dykstra(4)	13,705	**
Amy Fliegelman Olli(9)	23,046	**
Patrick Gelsinger(10)	437,144	**
Sanjay Poonen(11)	172,877	**
Raghu Raghuram(12)	236,354	**
Zane Rowe(13)	78,989	**
Paul Sagan*(5)	20,142	**
All directors and executive officers as a group (15 persons)(14)	169,738,657	40.3
____________________
* Nominee for director
** Represents less than 1%
(1) Information concerning Mr. Dell is based solely on a Schedule 13D/A filed by Mr. Dell with the SEC on November 2, 2021, reporting that Mr. Dell and the SLD Trust are the beneficial owners, in the aggregate, of 169,278,015 shares of Common Stock, consisting of 155,005,746 shares of Common Stock owned by Mr. Dell and 14,272,269 shares of Common Stock owned by the SLD Trust. Mr. Dell and the SLD Trust constitute the MSD Stockholders (as defined in this proxy statement). Mr. Dell disclaims beneficial ownership of all shares of Common Stock held by the SLD Trust. The address for Mr. Dell is c/o Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682. See “Transactions with Related Persons” for information about the MSD Stockholders’ voting rights and obligations.

(2) Information concerning the SLP Stockholders is based solely on a Schedule 13D filed with the SEC on November 3, 2021, reporting that the SLP Stockholders may be deemed the beneficial owners, in the aggregate, of 42,050,818 shares of Common Stock. The shares of Common Stock reported as beneficially owned by the SLP Stockholders consist of 16,133,485 shares of Common Stock owned of record by SL SPV-2, L.P (“SPV-2”), 16,561,833 shares of Common Stock owned of record by Silver Lake Partners IV, L.P. (“SLP IV”), 8,964,898 shares of Common Stock owned of record by Silver Lake Partners V DE (AIV), L.P. (“SLP V”), 243,679 shares of Common Stock owned of record by Silver Lake Technology Investors IV, L.P. (“SLTI IV”), 109,885 shares of Common Stock owned of record by Silver Lake Technology Investors V, L.P. (“SLTI V”) and 37,038 shares of Common Stock owned of record by Silver Lake Group, L.L.C (“SLG”). The general partner of SPV-2 is SLTA SPV-2, L.P. (“SLTA GP”) and the general partner of SLTA GP is SLTA SPV-2 (GP), L.L.C, (“SLTA SPV GP”). The general partner of each of SLP IV and SLTI IV is Silver Lake Technology Associates IV, L.P. (“SLTA IV”), and the general partner of SLTA IV is SLTA IV (GP), L.L.C. (“SLTA IV GP”). The general partner of each of SLP V and SLTI V is Silver Lake Technology Associates V, L.P. (“SLTA V”), and the general partner of SLTA V is SLTA V (GP), L.L.C. (“SLTA V GP”). The managing member of each of SLTA SPV GP, SLTA IV GP and SLTA V GP is SLG. SLG may be deemed to have beneficial ownership of the securities held by the SLP Stockholders. The managing members of Silver Lake are Egon Durban, also a VMware director, Kenneth Hao, Gregory Mondre and Joseph Osnoss. Mr. Durban disclaims beneficial ownership of all shares of Common Stock held by the SLP Stockholders. The address of each of the SLP Stockholders and entities named above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025. See “Transactions with Related Persons” for information about the SLP Stockholders’ voting rights and obligations.
(3) Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2022 by Dodge & Cox. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(4) Excludes shares of Common Stock that would have vested but for the director’s election to defer to future years the settlement of RSUs pursuant to a Board-approved program.
(5) Includes 494 shares of Common Stock issuable under RSUs that will vest within 60 days of May 3, 2022.
(6) Includes 4,094 shares of Common Stock issuable under RSUs that will vest within 60 days of May 3, 2022.
(7) Includes 7,734 shares held in a joint account with Mr. Carty’s spouse over which Mr. Carty has shared voting power and 1,350 shares of Common Stock held in the name of Mr. Carty’s spouse. Mr. Carty is not standing for re-election and his Board service will end on the date of the Annual Meeting.
(8) Includes 10,016 shares of Common Stock issuable under RSUs that will vest within 60 days of May 3, 2022.
(9) Includes 4,233 shares of Common Stock issuable under RSUs that will vest within 60 days of May 3, 2022.
(10) Mr. Gelsinger resigned his position as CEO effective February 12, 2021 and resigned from the Board effective April 21, 2021. Amounts include 158,401 shares of Common Stock held in grantor retained annuity trusts (“GRAT”) and 103,958 shares of Common Stock held in four irrevocable trusts for the benefit of members of his immediate family of which Mr. Gelsinger is the sole trustee.
(11) Mr. Poonen resigned his role as COO, Customer Operations effective May 11, 2021 pursuant to the “good reason” provision of our Executive Severance Plan. Following a transition period, his last day of employment with VMware was August 6, 2021. His departure qualified as an “Involuntary Termination” pursuant to the Executive Severance Plan, and, as such, he received a related severance payment on September 7, 2021, including the acceleration of certain equity awards. Information concerning Mr. Poonen is based solely on the Company’s records as of September 7, 2021.
(12) Includes 21,500 shares of Common Stock held in the name of Mr. Raghuram’s spouse, 41,000 shares of Common Stock held in an irrevocable trust for the sole benefit of his spouse and 47,379 shares of Common Stock held in a GRAT. Also, includes 10,299 shares of Common Stock issuable under RSUs that will vest within 60 days of May 3, 2022.
(13) Includes 5,291 shares of Common Stock issuable under RSUs that will vest within 60 days of May 3, 2022.
(14) Includes 35,909 shares of Common Stock issuable to all those who are VMware executive officers and directors as of May 3, 2022, as a group, under RSUs that will vest within 60 days of May 3, 2022.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section (“CD&A”) discusses the compensation programs and policies for our NEOs. The CD&A also provides an overview of the Compensation Committee and its role in the design and administration of these programs and policies and in making specific compensation decisions for our NEOs. The CD&A is organized as follows:
•Section 1: Executive Summary
•Section 2: Compensation Components
•Section 3: Base Salary
•Section 4: Annual Performance-Based Bonus
•Section 5: Long-Term Incentives
•Section 6: Overview of the Compensation-Setting Process
•Section 7: Benefits, Perquisites and Other Compensation Policies
References in this CD&A to our fiscal years cover the following periods:

Fiscal Year	Dates Covered in Fiscal Year
Fiscal Year 2020 (“FY20”)	February 2, 2019 through January 31, 2020
Fiscal Year 2021 (“FY21”)	February 1, 2020 through January 29, 2021
Fiscal Year 2022 (“FY22”)	January 30, 2021 through January 28, 2022
Section 1: Executive Summary
Named Executive Officers
In FY22, we completed a leadership transition with the appointment of our new CEO and President. The table below details our NEOs in FY22.

NEO	Role	FY22 Transition
Raghu Raghuram	•CEO effective June 1, 2021	•Previously COO, Products and Cloud Services
Zane Rowe	•CFO	•Served as Interim CEO from February 13, 2021 until June 1, 2021
Sumit Dhawan	•President effective June 1, 2021	•Previously SVP, Chief Customer Officer
Jean-Pierre Brulard	•EVP, Worldwide Sales	—
Amy Fliegelman Olli	•EVP, General Counsel	—
Patrick Gelsinger	•Former CEO	•Resigned effective February 12, 2021
Sanjay Poonen	•Former COO, Customer Operations	•Executive role concluded on May 11, 2021 and employment terminated effective August 6, 2021

Business and Performance Update
Market Backdrop
Technologies emerge faster than organizations can absorb, creating increasingly complex environments. Organizations’ IT departments and corporate divisions are working at an accelerated pace to harness new technologies, platforms and cloud models, ultimately guiding businesses and their product teams through a digital transformation. To take on these challenges, we are helping customers drive their multi-cloud strategy by providing the multi-cloud platform for all applications, enabling digital innovation and enterprise control. Our multi-cloud portfolio, spanning application modernization, cloud management, cloud infrastructure, networking, security and anywhere workspaces, forms a flexible, consistent digital foundation on which customers can build, run, manage, connect and protect their mission-critical workloads. Our portfolio supports and addresses our customers’ key priorities, including modernizing their applications, managing multi-cloud environments, accelerating their cloud journey, modernizing the network using commodity hardware, embracing zero-trust security and empowering anywhere workspaces. We enable digital transformation of customers’ applications, infrastructure and operations for their constantly evolving business and employee needs by providing them with a ubiquitous software platform, enabling them to build, run and manage IT workloads from anywhere on any cloud.
During FY22, we continued to see an increase in the portion of our sales occurring through our subscription and SaaS offerings compared to the portion of our on-premises solutions sold as perpetual licenses. We expect this trend to continue and as a result we began reporting subscription and software-as-a-service (“SaaS”) annual recurring revenue (“ARR”) as a key metric for measuring our progress.
Spin-Off from Dell Technologies
FY22 was a historic year for VMware as we completed a Spin-Off from Dell, our former controlling stockholder. In connection with the spin-off on November 1, 2021, VMware issued a special dividend of $11.5 billion ($27.40 per share of Common Stock). As a standalone company, VMware has a simplified capital structure and governance model and additional operational and financial flexibility while maintaining our strategic partnership with Dell. Alongside the completed Spin-Off, and with consideration and input from our shareholders, we eliminated the dual-class stock structure for a one-share, one-vote structure.
FY22 also marked another year of revenue growth and increased profitability as we executed on our multi-cloud and subscription and SaaS roadmap. FY22 highlights include the following:
____________________
(1) For a reconciliation of our non-GAAP operating margin and operating income to GAAP operating margin and operating income, respectively, see “Appendix A.”

Leadership Transition and Related Equity Compensation
Leadership Transition
In January 2021, Mr. Gelsinger announced his resignation as CEO effective February 12, 2021, and our Board commenced a search for his successor. During the CEO search, Mr. Rowe served as our Interim CEO in addition to his CFO role. In May 2021, the Board announced its selection of Mr. Raghuram as CEO and Mr. Dhawan as President, both effective June 1, 2021. We believe that the successful execution of the leadership transition results in a strong executive team that embodies our innovative culture, represents our values and demonstrates a clear vision for VMware’s future success.
Raghu Raghuram, CEO
In selecting Mr. Raghuram, the Board noted his prior performance helping to lead VMware’s strategic direction and its technology evolution after he joined the Company in 2003 and served in various roles since that time. Most recently, Mr. Raghuram served as the COO of Products and Cloud Services, a role in which he oversaw the growth of VMware from its core virtualization business to its cloud computing business while playing a pivotal role in M&A strategy and development of strategic partnerships. Mr. Raghuram embodies VMware’s innovative culture, represents our values and has a clear vision for the future of the Company.
Sumit Dhawan, President
In his role as President, Mr. Dhawan leads all go-to-market functions including worldwide sales, the worldwide partner and commercial organization, the customer experience and success team and marketing and communications. Mr. Dhawan was selected based on his broad experience building and scaling subscription businesses and his customer-centric orientation. Prior to assuming the role of President, Mr. Dhawan served as Senior Vice President and Chief Customer Officer at VMware. He has extensive experience designing our business strategy for emerging multi-cloud and subscription offerings and has played a vital role in transforming how VMware’s customers can consume the Company’s services.
One-Time Promotional FY22 TSR PSU Awards
The compensation packages provided to Mr. Raghuram and Mr. Dhawan upon their promotion to CEO and President, respectively, included increases to their existing salaries and performance-based annual cash bonus opportunities as well as additional time-based and performance-based equity (in the form of restricted stock units, or RSUs, and performance-based restricted stock units, or PSUs). Each executive’s new compensation packages are heavily weighted toward performance-based awards.

In addition, in connection with their promotions, the Compensation Committee granted Messrs. Raghuram and Dhawan FY22 TSR PSUs. The FY22 TSR PSUs are the largest single component of the compensation packages for Messrs. Raghuram and Dhawan, with earnout conditioned upon the achievement of rigorous TSR goals over the next five years, ranging from +50% to +300%. Following the leadership transition, the Compensation Committee does not intend to issue any additional one-time awards going forward to Messrs. Raghuram and Dhawan; their ongoing annually awarded incentive compensation will consist of an annual bonus opportunity and their annual awards of Operating PSUs and RSUs.

To achieve any level of payout under the FY22 TSR PSU awards, VMware must achieve TSR of at least 50% from the base price. Performance below 50% appreciation will result in zero payout under the FY22 TSR PSUs. Full funding of the TSR PSUs requires a TSR of at least 300% from the base price. The value of the FY22 TSR PSU awards was equal to $12 million for Mr. Raghuram and $10 million for Mr. Dhawan. The awards are designed to provide substantial incentive value that can only be realized if VMware’s stockholders achieve meaningful returns on their investment in VMware over a long-term time frame.

Objectives	Design Considerations

Incentivize CEO and President to create significant value for stockholders over the next five years
•Opportunity tied directly to stock price appreciation and TSR performance relative to peers
•Challenging goals tied to significant returns for stockholders, with maximum funding at 300% TSR
•Thresholds below which no payout occurs (50% appreciation in TSR threshold for 12.5% payout)

Balance ongoing operating performance with incentive to generate stockholder returns over longer-term
•Incremental to standard executive compensation program that is focused on driving year-over-year operating performance
•Minimize risk of short-term actions to raise stock price by requiring sustained stock price performance

Long-term Performance and Service Required
•5-year performance period
•Up to 50% of funded PSUs is eligible to vest on third anniversary
•Up to 75% of funded PSUs is eligible to vest on fourth anniversary
•Up to 100% of funded PSUs is eligible to vest on fifth anniversary

Performance Metric 1: Absolute Stock Price Appreciation

- Meaningful, sustained appreciation of VMware’s stock price
- Ensures continued incentive to achieve and maintain shareholder value

% of PSUs Funded Cumulatively
Earned at Stock Price
Stocok Price of VMware Common Stock
$500
$400
$300
$200
$100
$0
% of PSUs Funded
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
$200.51 (+50% increase)
$233.92 (+75% increase)
$267.34 (+100% increase)
$300.76 (+125% increase)
$334.18 (+150% increase)
$401.01 (+200% increase)
$467.85 (+250% increase)
$534.68 (+300% increase)
12.5%
25.0%
37.5%
50.0%
62.5%
75.0%
87.5%
100.0%
No PSUs funded until threshold 50% increase achieved
Grant
5-Year Anniversary

Base Stock Price	• $160.83 (15-day trailing volume-weighted average stock price, “VWAP”) of VMware’s Common Stock on June 1, 2021)
Target PSUs Awarded	• 286,960 for CEO and 239,133 for President
Goal Achievement	• PSU tranches are funded based on the 90-day trailing VWAP of VMware’s Common Stock during the five-year performance period. • Funding thresholds shown reflect the deemed reinvestment of VMware’s $27.40 per share special dividend paid on November 1, 2021

Performance Metric 2: Relative TSR

- Drives accountability to outperform peers' stockholder returns
- Ensures payouts not due to a rising market alone

Grant
June 1, 2021 → ✓ → ✓ → ✓ **5-Year Anniversary June 1, 2026**

Relative TSR	• Compared to companies in S&P 500 IT Index over 5-year performance period • PSUs funded due to Absolute Performance Objectives ("A" above) are subject to reduction if Relative TSR is less than 50%ile and forfeiture if Relative TSR is less than 25%ile
Goal Achievement	• TSR of 90-day trailing VWAP of VMware's Common Stock from June 1, 2021 at each of 3-, 4- and 5-year vesting opportunities vs. Index companies

rTSR Check at 3-Year Anniversary

VMW 3-Year rTSR Rank	% of Funded Shares Eligible to Vest
>=50%ile	100%
25%ile-50%ile	50%-100%
<25%ile	0%

rTSR Check at 4-Year Anniversary

VMW 4-Year rTSR Rank	% of Funded Shares Eligible to Vest
>=50%ile	100%
25%ile-50%ile	50%-100%
<25%ile	0%

rTSR Check at 5-Year Anniversary

VMW 5-Year rTSR Rank	% of Funded Shares Eligible to Vest
>=50%ile	100%
25%ile-50%ile	50%-100%
<25%ile	0%

Post-Vest Holding Period:

- 50% of net shares of VMware Common Stock issued after tax withholdings must be held until the fifth-year anniversary of the grant date, regardless of any earlier termination of employment

To ensure that both Mr. Raghuram and Mr. Dhawan only derive value from the FY22 TSR PSU awards if significant sustainable shareholder value is created, the Compensation Committee incorporated substantial governance safeguards, described in the table below:

Corporate Governance Safeguards for FY22 TSR PSU Plan
Substantial TSR performance required	•300% increase above base price to achieve 100% of PSUs (base price is 15-day trailing volume-weighted average stock price (“VWAP”) of our Common Stock on June 1, 2021)
Sustained TSR performance required	•Measurement based on 90-day trailing VWAP
Relative TSR Analysis
•Significant penalty of reduced payout if sustained relative TSR is below 50%ile compared to TSR of companies in S&P 500 IT Index
•If relative TSR is between 50th %ile and 25th %ile, penalty scales linearly from 0% to 50% of funded shares
•None of funded shares vest if relative TSR is below 25th %ile

Long-term vesting
•Up to 50% of PSUs is eligible to vest 3 years following the start of the performance period
•Up to 75% is eligible to vest 4 years following the start of the performance period
•Up to 100% is eligible to vest 5 years following the start of the performance period

Additional post-vest holding period	•50% of PSUs eligible to vest on the 3rd and 4th anniversaries of the start of the performance period must be held until the completion of the performance period on the 5th anniversary
Not subject to acceleration	•Excluded from acceleration under Executive Severance Plan •Unvested PSUs are forfeited upon termination other than due to death or disability or following a change in control
Any dividends paid by VMware or any company in the Index during the performance period will be included in the calculation of the respective 90-day trailing VWAPs. Accordingly, the special dividend of $27.40 per share of Common Stock issued by VMware on November 1, 2021 in connection with the Spin-Off, presuming reinvestment of dividends on the ex-dividend date, will be included when calculating achievement of VMware’s TSR appreciation and relative TSR performance milestones.

Leadership Transition—Additional Equity Awards
In connection with our leadership transition, the Compensation Committee granted additional equity awards as follows:
•Upon their promotions to CEO and President, respectively, the Compensation Committee awarded top-up FY22 Operating PSUs and FY22 RSUs to Mr. Raghuram and also granted FY22 Operating PSUs and RSUs to Mr. Dhawan to reflect competitive pay levels associated with their new roles.
•In addition, the Compensation Committee awarded additional FY22 Operating PSUs to Mr. Rowe, and awarded retention RSUs to Messrs. Rowe and Brulard to promote their retention and ensure alignment of the reconstituted leadership team.
Post-Termination Forfeitures and Payout Obligations to Former Executive Officers
•Upon Mr. Gelsinger’s resignation, he did not qualify to receive severance payments and benefits under our Executive Severance Plan because his departure was voluntary.
•Mr. Gelsinger received no further base salary, and all unvested equity awards were forfeited effective as of his termination date with no shares issued.
•Mr. Gelsinger’s participation in the FY21 Executive Bonus Program (the “Bonus Program”) was also terminated without a bonus being paid, and he was not eligible for any compensation under our FY22 performance-based compensation plans.

The table below describes the amounts forfeited by Mr. Gelsinger in connection with his resignation.

Awards / Incentives	Forfeited Award Opportunity	Value Forfeited Upon Termination(1)
FY20 TSR PSU	135,851 PSUs	$0 (below funding threshold)
FY19 Operating PSUs	73,125 PSUs at target	$10,612,631
FY20 Operating PSUs	41,339 PSUs at target	$5,999,529
FY21 Operating PSUs	83,295 PSUs at target	$12,088,603
FY18 RSUs	7,409 RSUs	$1,075,268
FY19 RSUs	27,423 RSUs	$3,979,900
FY20 RSUs	25,838 RSUs	$3,749,869
FY21 RSUs	34,725 RSUs	$5,039,639
FY21 Cash Bonus Target	Entire opportunity	$1,530,048
Sum of Above		$44,075,487
____________________
(1) Value reflects number of PSUs and RSUs forfeited multiplied by closing price of our Common Stock on Mr. Gelsinger’s February 12, 2021 termination date ($145.13).

In connection with the leadership transition, VMware materially and adversely altered Mr. Poonen’s role and responsibilities and did not provide Mr. Poonen with a comparable opportunity. As a result, in May 2021 Mr. Poonen resigned pursuant to the “good reason” provision of our Executive Severance Plan (the “Severance Plan”) and, following a transition period, his last day of employment with VMware was August 6, 2021. Mr. Poonen’s termination qualified as an “Involuntary Termination” pursuant to the Severance Plan. The table below enumerates the severance payments and benefits Mr. Poonen received conditioned on the execution of our standard release of claims per the Severance Plan, as well as awards forfeited, in connection with his employment termination as follows:

Component	Severance Provision Per Severance Plan	Severance Amount Obligated to Mr. Poonen	Amounts and Awards Forfeited by Mr. Poonen in Connection with Termination
Salary	•Amount equal to annual salary rate	$700,000	n/a
Bonus Target	•Amount equal to annual bonus target	$700,000	n/a
RSUs(1)	•Acceleration of RSUs scheduled to vest within one year anniversary of termination date	Accelerated 31,187 RSUs ($4.5M)	Canceled 47,589 RSUs ($6.9M)
PSUs(1)
•Acceleration of all tranches of PSUs for which performance was completed and certified at level of actual performance
•Pro-rata acceleration of PSUs whose tranche is scheduled to vest within one year following termination date at target
		Accelerated 59,585 PSUs ($8.7M)	Canceled 83,152 PSUs ($12.1M)
Benefits	•Lump sum in lieu of COBRA continuation	$44,717	n/a
____________________
(1) Value reflects number of PSUs and RSUs multiplied by the closing price of the Common Stock on September 7, 2021 ($145.63), the date VMware paid Mr. Poonen’s severance following his August 6, 2021 termination date.
Key Components of Executive Compensation
The objectives of our executive compensation program are to:
•motivate our executives to achieve our strategic, operational and financial goals;
•reward superior performance;
•attract and retain exceptional executives; and
•reward behaviors that result in long-term increased stockholder value.
Our executive compensation program emphasizes achievement of Company financial, strategic and operational performance designed for alignment with stockholder interests. As described in the following graphic, the structure of our standard executive compensation program primarily takes the form of equity- and performance-based compensation.

Overview of FY22 Executive Compensation Program

NEO Compensation Program: Components, Objectives, Features (1)

Base Salary

- Primary form of fixed compensation

Annual Cash Incentives

- Performance plan with corporate and individual goals
  - 50%: Corporate revenue and non-GAAP operating margin
  - 50%: Individual performance “MBOs”: strategic, operations, leadership

Long-Term Incentives

Operating PSUs

- 3-year performance plan
- Financial metrics in 3 annual tranches and multi-year metric on stockholder return
  - FY22 tranche performance metrics
    - 70%: Subscription and SaaS revenue
      - ✓ Indicator of future top-line growth
      - ✓ Strategic focus as IT consumption transitions to cloud-based subscription services
    - 30%: Non-GAAP operating income
  - Multi-year performance multiplier on shares achieved from tranches
    - Performance metric: 3-year TSR relative to companies in S&P 500 IT Index
    - Provides upside and downside accountability based on TSR

One-Time Promotional TSR PSUs (CEO and President Only)

- Stock price performance over 5-year performance plan

RSUs

- Vest over 4-year period, subject to continued employment

96% of CEO Compensation Linked to Performance (2)

Base Salary
Annual Cash Incentives
RSUs
TSR PSUs
Operating PSUs
4%
5%
24%
43%
24%

One-Time Promotional TSR PSUs require substantial value creation:

- Granted to CEO and President in connection with CEO transition
- 5-year performance period
- Rigorous goals:
  - Absolute TSR must increase by 300% and TSR must be >=50th percentile of S&P 500 IT Index
  - If Absolute TSR increases by <50%, no vesting

(1) Reflects FY22 NEO compensation program.
(2) Reflects annual CEO Base Salary and target values of Annual Cash Incentive and Long-Term Incentives for FY22 following appointment of Mr. Raghuram, including one-time promotional awards.

Executive Compensation Governance

	What We Do		What We Do Not Do
✓	Significant majority of CEO’s target direct compensation is tied to stock price performance	☒	No guaranteed bonuses
✓	At least half of the NEO target cash compensation opportunity is in the form of cash incentive bonuses that are funded on the basis of quantitative financial results	☒	No excessive perquisites or tax gross-ups
✓	PSUs constitute at least 50% of total target value of long-term incentive compensation for the CEO, President and CFO	☒	No employment agreements with executives other than customary expatriate and localization arrangements
✓	PSU plans typically include a three-year or longer performance period	☒	No single-trigger change-in-control provisions
✓	Below-target performance in incentive plans results in disproportionately lower payouts	☒	No hedging transactions allowed
✓	Maintain stock ownership guidelines for our CEO, CFO and President in order to further promote the alignment of executive officer interests with those of our stockholders
✓	Independent compensation consultant is engaged by our Compensation Committee to advise on executive compensation
✓	Severance Plan establishes consistent framework for benefits in case of separation from service of NEOs
✓	Clawback provisions enable recovery of performance bonuses and gains on equity awards

Advisory Vote on NEO Compensation
We conducted our annual non-binding, advisory Say-on-Pay vote at our 2021 Annual Meeting held on July 23, 2021. Our stockholders demonstrated strong support for our executive compensation program, with over 99% of the total votes cast in support of our executive compensation program. In light of this strong support of our executive compensation practices and plans, we have maintained our existing compensation philosophy, which is focused on delivering compensation that rewards performance and helps to achieve the objectives of our executive compensation program described above, including attracting and retaining exceptional executives. Additionally, in FY22 VMware strengthened its stockholder engagement program focused on, among other things, executive compensation matters. For more information regarding stockholder engagement, see “Corporate Governance—Stockholder Engagement.”
Section 2: Compensation Components
The compensation packages of our NEOs include a mix of cash- and equity-based compensation. The major compensation components are as follows:

Base salary	Primary element of fixed compensation
Annual cash bonus	Based on annual financial, strategic and operational performance measured against specific pre-established goals
Long-term performance-based equity incentive compensation	PSUs that are tied to stock price appreciation and long-term performance objectives important to our Company
Long-term equity incentive compensation	RSUs that are tied to stock price appreciation and enhance retention and long-term focus
Pay Mix
When designing the executive compensation program, the Compensation Committee gives significant weight to equity incentives, which reflects the Compensation Committee’s belief that a predominant portion of executive compensation should be performance-based, tied to achievement of individual and corporate performance metrics. With respect to equity awards, the value ultimately realized by the recipient is determined by the price of our Common Stock, thereby directly linking an executive’s compensation opportunity with stockholder value. The Compensation Committee believes that equity incentives are particularly significant because they drive the achievement of VMware’s long-term operational and strategic goals and align the executives’ interests with those of our stockholders, while cash incentives are utilized to drive the achievement of shorter-term performance goals.
The Compensation Committee reviews NEO compensation packages on an annual cycle, taking into account peer group data, Company and individual performances, unvested equity holdings and internal pay equity. In its review, the Compensation Committee may adjust the pay mix and typically considers apportioning annual equity awards between PSUs and RSUs.

____________________
Note: The charts above reflect the pay mix applicable to our CEO and other NEOs, on average, effective with the appointment of our new CEO and President. For purposes of determining the percentages shown above for NEO annual compensation opportunities: (1) annual base salary reflects the rates approved in connection with the appointment of our new CEO and President as discussed in “Section 3: Base Salary” of this CD&A; (2) cash bonus target opportunity reflects the target opportunity expressed as a percentage of salary effective in connection with the appointment of our new CEO and President as discussed in “Section 4: Annual Performance-Based Bonus” of this CD&A; and (3) the equity components reflect the “Selected Value” as discussed in “Section 5: Long-Term Incentives” of this CD&A, including one-time, retention and promotion awards made during FY22.
Section 3: Base Salary
Base salary serves as the primary form of fixed compensation for our NEOs. Base salary can also impact other compensation and benefit opportunities, including annual bonuses, as such opportunities are expressed as a percentage of base salary.
In connection with the appointment of Messrs. Raghuram and Dhawan as our CEO and President, respectively, the Compensation Committee increased their annual salaries, taking into account the compensation level of our former CEO and market data from our Peer Group. The Compensation Committee also increased the annual salary rate for Messrs. Rowe and Brulard to better align their salary rates with the scope of their respective duties. In the case of Ms. Olli, the Compensation Committee considered market data and the promotional salary increase she received in the fourth quarter of FY21 when determining to keep her salary rate constant during FY22. In addition, the Compensation Committee temporarily raised Mr. Rowe’s base pay by $100,000 per month during the period he served as Interim CEO.

Name	Annual Salary Rate in Effect at Start of FY22	Annual Salary Rate In Effect at End of FY22
Raghu Raghuram	$700,000	$1,000,000
Zane Rowe(1)	$750,000	$850,000
Sumit Dhawan	$500,000	$850,000
Jean-Pierre Brulard	$700,000	$800,000
Amy Fliegelman Olli	$600,000	$600,000
Patrick Gelsinger(2)	$1,000,000	Not applicable
Sanjay Poonen(2)	$700,000	Not applicable
____________________
(1) Mr. Rowe also received an incremental $100,000 of salary per month of service as Interim CEO, from February 13, 2021 until June 1,
2021, resulting in a total of $350,000 of incremental compensation.
(2) Messrs. Gelsinger and Poonen terminated employment on February 12, 2021 and August 6, 2021, respectively.

Section 4: Annual Performance-Based Bonus
Each of our NEOs is eligible to earn cash bonuses tied to our financial results and individual performance under our Executive Bonus Program. We believe it is important to provide rewards for specific results and behaviors that support our overall business strategy.
FY22 Executive Bonus Program Design
In FY22, the Compensation Committee maintained the general structure of the FY21 Bonus Program, with bonuses paid based on achievement against corporate financial performance metrics and individual goals for a performance period that spanned the full fiscal year, while continuing to retain negative discretion to reduce actual payouts below the amounts calculated under the plan formulas as deemed appropriate. In FY21, the Compensation Committee adjusted the Bonus Program funding scale for threshold, target and maximum payouts due to uncertainty in the business climate in the early days of the

COVID-19 pandemic. In FY22, the Compensation Committee reestablished the Bonus Program funding scale of threshold, target and maximum pay for performance that had been in effect prior to FY21.
As illustrated below, the FY22 Bonus Program design involved the following parameters:

Plan funding

•Entirely funded on the basis of quantitative, algorithmic measurement of financial performance which yields a plan funding percentage (“plan funding level”)
•The payout algorithm provides for proportionately greater funding as performance achievement exceeds target goals, as well as greater reductions in funding as performance achievement drops below target goals, with zero funding below threshold performance levels

Plan funding metrics
•100% of the plan funding is based upon the achievement of GAAP revenue and non-GAAP operating margin. The Compensation Committee placed primary focus on achievement of widely recognized metrics that are tracked by our stockholders and analysts and that we believe are indicators of the performance and health of our Company from growth and profitability perspectives

Thresholds must be achieved for any funding
•For any bonus amount to be paid out, a threshold level of achievement of each of the pre-established corporate financial objectives was required
•No funding unless threshold performance is achieved in revenue and non-GAAP operating margin. In FY22, the Compensation Committee returned to its pre-COVID-19 structure and set threshold performance at 95% of revenue and non-GAAP operating margin targets instead of the reduced 90% threshold used in FY21 due to economic uncertainty resulting from COVID-19
•At threshold performance, the plan funding level would equal 25% of target

Payouts
•50% of the bonus opportunity is payable to the executive formulaically at the plan funding level in order to reinforce the connection between objective financial results and bonus payouts
•50% of the bonus opportunity is funded at 1.25 times the plan funding level and actual payouts to executives are subject to negative discretion based on the Compensation Committee’s assessment of individual performance relative to strategic and operational goals
•In FY22, the Compensation Committee set target funding in connection with achieving target performance under revenue and non-GAAP operating margin at 100% instead of the reduced 90% funding used in FY21 due to economic uncertainty resulting from COVID-19

Caps on plan funding and payouts

•Plan funding based on achievement of objective financial results is capped
•In FY22, the Compensation Committee returned to its pre-COVID-19 structure and set the maximum funding cap at 200% of target instead of the reduced 150% of target used in FY21 due to economic uncertainty resulting from COVID-19. Taking into account the 1.25x maximum multiplier for the MBO portion of the plan, the maximum payout in FY22 under the plan was 225% instead of the 168.75% maximum in FY21

Compensation Committee can exercise negative discretion on funding and payouts	•The Compensation Committee has the authority to exercise negative discretion on actual plan funding, irrespective of funding calculated on the basis of our formulaic approach

 Target Opportunity
In connection with the appointment of Messrs. Raghuram and Dhawan as our CEO and President, respectively, the Compensation Committee increased annual target bonus opportunities, taking into account the compensation level of our former CEO (with respect to Mr. Raghuram) and market data from our peer group. The Compensation Committee also increased the annual target bonus opportunity for Mr. Rowe to better align his target opportunity with that of Mr. Dhawan. In addition, the Compensation Committee provided an incremental amount of bonus target opportunity equal to 100% of the incremental salary awarded to Mr. Rowe during the period in which he served as Interim CEO in FY22.

Name	Bonus Target Percentage of Salary at Start of FY22	Bonus Target Percentage of Salary at End of FY22
Raghu Raghuram	100%	150%
Zane Rowe	100%	125%
Sumit Dhawan	100%	125%
Jean-Pierre Brulard	100%	100%
Amy Fliegelman Olli	100%	100%
Patrick Gelsinger(1)	175%	Not applicable
Sanjay Poonen(1)	100%	Not applicable
____________________
(1) Messrs. Gelsinger and Poonen terminated employment on February 12, 2021 and August 6, 2021, respectively, and were not eligible to receive FY22 bonus payouts.
The target opportunity under the FY22 Bonus Program reflected the actual salary earned in FY22 for each executive multiplied by the executive’s prorated target bonus opportunity (expressed as a percentage of salary). In the case of Mr. Rowe, the target opportunity includes $350,000, reflecting the $100,000 per month of salary in connection with his service as Interim CEO from February 13, 2021 until June 1, 2021 multiplied by Mr. Rowe’s 100% bonus target percentage in effect during that period. The table below describes the target opportunity for each NEO under the FY22 Bonus Program.

Name	Calculation of Annual Salary Prorated for Target Bonus Calculation(1)	Target Bonus Prorated for Target Bonus Calculation(1) (as percentage of base salary)	FY22 Bonus Target Opportunity
Raghu Raghuram	$899,451	100% (Jan 29, 2021 until June 1, 2021) 150% (June 1, 2021 through FY-end)	$1,231,868
Zane Rowe	$1,166,484	100% (Jan 29, 2021 until June 1, 2021) 125% (June 1, 2021 through FY-end)	$1,307,761
Sumit Dhawan	$167,582 for Exec Officer Bonus Plan $565,110 for Exec Officer Bonus Plan	100% for Company bonus plan for non-executive employees (Jan 29, 2021 until June 1, 2021) 125% for Executive Bonus Program (June 1, 2021 through FY-end)	$167,582 for Company Bonus Plan $706,387 for Exec Officer Bonus Plan
Jean-Pierre Brulard	$749,725	100%	$749,725
Amy Fliegelman Olli	$600,000	100%	$600,000
Patrick Gelsinger(3)	Not applicable	Not applicable	Not applicable
Sanjay Poonen(3)	Not applicable	Not applicable	Not applicable
____________________
(1) Reflects actual salary and prorated bonus target opportunity for Messrs. Raghuram, Dhawan, Rowe and Brulard.
(2) Messrs. Gelsinger and Poonen terminated employment on February 12, 2021 and August 6, 2021, respectively.

Corporate Financial Metrics
The following table shows the funding scale in the FY22 Bonus Program. The non-GAAP operating margin target utilizes the non-GAAP operating margin reported in our quarterly earnings releases, which is calculated by excluding stock-based compensation, employer payroll taxes on employee stock transactions, amortization of intangible assets, items related to acquisitions, divestitures and other corporate transactions such as the Spin-Off, realignment charges, certain litigation and other contingencies and unusual non-recurring charges, from our operating margin calculated in accordance with GAAP. For purposes of measuring performance under the Bonus Program, we adjust our reported revenue and non-GAAP operating margin results to remove the impact of large acquisitions. Accordingly, the actual performance metrics calculated for purposes of the Bonus Program listed in the table below differ from VMware’s reported financial results for the periods shown.

	FY22 Bonus Program (Revenue in $M)
Metric	Threshold (50% Funding)	Target (100% Funding)	Maximum (200% Funding)	Actual Performance(1)	Funding % of Target
Revenue (0%-200% funding)	$12,065.0	$12,700.0	>=$13,970.0	$12,850.6	128.7%
Non-GAAP Operating Margin (0%-200% funding)	26.6%	28.0%	>=32.0%	30.2%
____________________
(1) Reported results as adjusted to remove the impact of large acquisitions.

The performance goals in the FY22 Bonus Program were set higher than the performance goals in the FY21 Bonus Program with respect to threshold, target and maximum revenue and threshold operating margin. The Compensation Committee selected goals reflecting expectations for revenue growth from the prior year and continuing investment in our business. The FY22 non-GAAP operating margin target was below our actual FY21 non-GAAP operating margin achievement because the FY21 achievement was inflated due to unplanned underspend as a result of the COVID-19 pandemic. In addition, the Committee determined that the goal-setting for the FY22 non-GAAP operating margin target was appropriate given that the targets were still intended to be challenging and provide a similar level of rigor as those established for past years in order to provide a consistent incentive compensation opportunity.

	FY21 Bonus Program		FY22 Bonus Program
	Revenue $M	Non-GAAP Operating Margin	Revenue $M	Non-GAAP Operating Margin
Maximum	$12,518.0	32.0%	$13,970.0	32.0%
Target	$11,380.0	28.0%	$12,700.0	28.0%
Threshold	$10,242.0	25.2%	$12,065.0	26.6%
Actual in Plan Funding Calculation	$11,766.6	31.8%	$12,850.6	30.2%
Performance in the corporate financial metrics for FY22 yielded funding equal to 128.7% of target, and the Compensation Committee exercised negative discretion in approving payouts at 110.0% of target for the financial component of the Bonus Program. The above-target percentages were due in part to continued underspend in return to office, travel and expenses and marketing events as a consequence of COVID-19.

	FY22 Bonus Program Payout of Financial Component
Name	Financial Component Target Amount (50% of Total)	Bonus Calculated Per Formula @ 128.7%	Approved Financial Component of Bonus @ 110.0%	Amount Paid Below Funded Amount
Raghu Raghuram	$615,934	$792,997	$677,527	$(115,470)
Zane Rowe	$653,880	$841,852	$719,269	$(122,583)
Sumit Dhawan(1)	$353,194	$454,561	$388,513	$(66,048)
Jean-Pierre Brulard	$374,863	$482,624	$412,349	$(70,275)
Amy Fliegelman Olli	$300,000	$386,241	$330,000	$(56,241)
Patrick Gelsinger(2)	Not applicable	Not applicable	Not applicable	Not applicable
Sanjay Poonen(2)	Not applicable	Not applicable	Not applicable	Not applicable
____________________
(1) Mr. Dhawan’s executive bonus program payout shown in the above table was prorated for the period of his service as President during FY22 (effective June 1, 2021). In addition to the amount shown above, he also received a pro-rata bonus of $101,387 under the financial component of the Company’s bonus plan for non-executive employees for the period prior to his appointment to executive officer. The Company bonus plan funding was based on annual financial metrics consistent with the FY22 Bonus Program and per plan terms and conditions was paid formulaically without discretion.
(2) Messrs. Gelsinger and Poonen did not receive a bonus payout under the Bonus Program because they terminated employment on February 12, 2021 and August 6, 2021, respectively.

Individual Performance Assessments
FY22 individual performance goals, or MBOs, for NEOs were established taking into account the importance of cross-functional collaboration and accountability to our priority business objectives. The Compensation Committee assigned substantially the same set of performance goals to each of our NEOs as described below. Consistent with the setting of rigorous Subscription and SaaS revenue goals in the Company’s FY22 Operating PSUs annual tranche detailed in “Section 5: Long-Term Equity Awards,” the FY22 MBOs placed an emphasis on stretch goals relating to the Company’s SaaS transformation and its transition to multi-cloud SaaS, as described below.

Typically, the Compensation Committee determines payout percentages based on the CEO’s assessment of individual achievement. There were no formulas or weightings assigned to individual MBOs, and achievement was assessed overall on a holistic basis that also took into account overall individual and company performance while rigorously assessing Company execution on its subscription and SaaS transformation.

Name	Strategic and Operational Objectives
Raghu Raghuram
•VMware Cloud progress with Tanzu portfolio, unified cloud infrastructure to deliver industry-leading multi-cloud infrastructure-as-a-service, plans to measure and aggregate workloads
•SaaS transition progress in operations and usage, SaaS-first product roadmaps, strategic sales plays for customers and routes to market
•Work-from-Anywhere objectives with partner ecosystem, product roadmap and security
•On-premises business objectives in networking and security offerings, management offerings established as the multi-cloud SaaS control plane, private cloud and storage industry leadership and leadership in telco and edge computing
•Corporate objectives for 2030 ESG goals, research and innovation in advanced technologies
•Completing Spin-Off transaction from Dell

Zane Rowe
•Completing Spin-Off transaction from Dell
•Debt raise enabling financial and strategic flexibility to VMware and stockholders, including funding a special dividend
•SaaS operations
•Corporate objectives for 2030 ESG goals

Sumit Dhawan
•Go-to-market objectives in customer experience and success, with sales leading and driving SaaS to customers and routes to market
•VMware Cloud objectives with Tanzu portfolio, unified cloud infrastructure to deliver industry-leading multi-cloud infrastructure-as-a-service, plans to measure and aggregate workloads
•Work-from-Anywhere objectives with partner ecosystem
•On-premises business objectives in networking and security offerings, management offerings established as the multi-cloud SaaS control plane, private cloud and storage industry leadership and strategic partnerships in telco and edge computing

Jean-Pierre Brulard
•SaaS transition progress in operations and usage, SaaS-first product roadmaps, strategic sales plays for customers and routes to market
•Work-from-Anywhere objectives with partner ecosystem
•On-premises business objectives in networking and security offerings, management offerings established as the multi-cloud SaaS control plane, private cloud and storage industry leadership and strategic partnerships in telco and edge computing

Amy Fliegelman Olli
•Completing Spin-Off transaction from Dell
•Corporate objectives for 2030 ESG goals
•Legal objectives enabling VMware to achieve its business priorities, including contracts and contracting process, data security and privacy operations

As discussed above, our Bonus Program provided that payouts for individual performance would be funded, subject to the Compensation Committee’s potential use of negative discretion, at 1.25 times the same ratio as funding based on the corporate financial metrics, provided the threshold financial goals were attained. See “Environmental, Social and Governance” for more detailed information regarding how the Company performed against its ESG objectives. With respect to payouts for individual goals, the Compensation Committee exercised its negative discretion to reduce payouts below the calculated plan funding, in consultation with management, in determining payouts for FY22.

	FY22 Bonus Program Payout of Individual Component
Name	Target Amount (50% of Total Target)	Bonus Calculated Per Formula @160.9%	Approved Bonus % of MBO Target	Approved Bonus Value
Raghu Raghuram	$615,934	$991,246	85%	$523,544
Zane Rowe	$653,880	$1,052,314	100.0%	$653,880
Sumit Dhawan(1)	$353,194	$568,408	90.0%	$317,874
Jean-Pierre Brulard	$374,863	$603,280	90.0%	$337,376
Amy Fliegelman Olli	$300,000	$482,801	110.0%	$330,000
Patrick Gelsinger(2)	Not applicable	Not applicable	Not applicable	Not applicable
Sanjay Poonen(2)	Not applicable	Not applicable	Not applicable	Not applicable
____________________
(1) Mr. Dhawan’s Bonus Program payout shown in the above table was prorated for the period of his service as President during FY22 (effective June 1, 2021). In addition to the amount shown above, he also received a pro-rata bonus of $75,412 under the individual component of the Company’s bonus plan for non-executive employees for the period prior to his appointment to executive officer.
(2) Messrs. Gelsinger and Poonen did not receive a bonus payout under the Bonus Program because they terminated employment on
February 12, 2021 and August 6, 2021, respectively.
Negative Discretion in MBO Component of Bonus Program Payout for CEO
The Compensation Committee takes seriously its responsibility to align the individual component (or MBO) cash payout under the Bonus Program with the Company’s overall financial results. As illustrated in the table below, and consistent with past practice, the Compensation Committee exercised its negative discretion over the MBO component of the bonus to our CEO (Mr. Gelsinger resigned as CEO prior to the Compensation Committee’s evaluation of his individual performance for FY21, so the application of negative discretion was not applicable to that fiscal year).

FY20 - FY22 CEO MBO Bonus Program Payout as a Percentage of Target and Calculated Payout
Fiscal Year	Incumbent in CEO Role	Calculated Funding Result per Corporate Financial Metrics	Calculated Funding Result for MBO Component @ 1.25x	Actual MBO Payout Reflecting Negative Discretion from Calculated Funding Result
FY22	Raghu Raghuram	128.7%	160.9%	85%
FY21	Patrick Gelsinger(1)	130.2%	162.8%	n/a
FY20	Patrick Gelsinger	95.5%	119.4%	80.3%
___________
(1) Mr. Gelsinger terminated employment effective February 12, 2021 and forfeited his opportunity under the FY21 Bonus Program.

Total Bonus Payouts (Financial Component + Individual Component) for FY22: Target vs. Actual
The table below details the total bonus payouts including both financial and individual components to each of our NEOs for FY22.

	FY22 Bonus Program Total Payout
Name	Total Target (Financial + Individual)	Total Actual (Financial + Individual)	Total Actual as a % of Target
Raghu Raghuram	$1,231,868	$1,201,071	97.5%
Zane Rowe	$1,307,761	$1,373,149	105.0%
Sumit Dhawan(1)	$706,387	$706,387	100.0%
Jean-Pierre Brulard	$749,725	$749,725	100.0%
Amy Fliegelman Olli	$600,000	$660,000	110.0%
Patrick Gelsinger(2)	Not applicable	Not applicable	Not applicable
Sanjay Poonen(2)	Not applicable	Not applicable	Not applicable
____________________
(1) Mr. Dhawan’s Bonus Program payout shown in the above table was prorated for the period of his service as President during FY22 (effective June 1, 2021). In addition to the amount shown above, he also received a pro-rata bonus of $176,799 under the Company’s bonus plan for non-executive employees for the period prior to his appointment to executive officer.
(2) Messrs. Gelsinger and Poonen did not receive a bonus payout under the Bonus Program because they terminated employment on
February 12, 2021 and August 6, 2021, respectively.
Section 5: Long-Term Incentives

We believe that equity awards are an important part of the executive compensation program as they further align the interests of our NEOs with those of our stockholders. Equity awards are also an important part of the compensation packages that we use to recruit and hire new executives. We conduct an annual review of the composition, value and vesting timeline of long-term equity-based incentive awards held by our NEOs, and our Compensation Committee periodically approves annual ongoing awards, which are designed to reward for execution against our long-term business strategy, support alignment with our stockholders, and promote long-term retention of our executive team.
Target Vehicle Mix
During FY22, our Compensation Committee continued to make performance-based equity awards a substantial portion of the overall value of equity awards granted to our NEOs. As described below under “Equity Awards in FY22,” as part of its April 2021 annual review of executive compensation, the Compensation Committee awarded 50% of the target selected equity award value (as discussed below) to NEOs in FY22 Operating PSUs and 50% of the target selected equity award value in FY22 RSUs, consistent with our historical equity vehicle mix for NEOs. In setting the FY22 equity vehicle mix of 50/50 (compared to 67/33 in FY21) the Compensation Committee took into consideration the objective to stabilize retention among the executives during our CEO selection process and the smaller values of the target selected equity award values to the NEOs in FY22. The Compensation Committee awarded Mr. Rowe and Mr. Brulard supplemental RSU awards in recognition of their continuing leadership roles following the departure of our former CEO. Subsequently, in connection with the leadership transition, in May 2021 the Compensation Committee awarded promotional FY22 TSR PSU and additional FY22 Operating PSU and RSU awards to our CEO and President and also awarded Mr. Rowe an additional FY22 Operating PSU.
We believe that the FY22 mix of PSUs and RSUs for our NEOs met the primary objectives of our annual NEO equity award grant program by aligning executive compensation with TSR and focusing executive performance on financial metrics that are key to our success and promoting long-term retention.
Equity Awards in FY22
    The table below details equity awards approved by the Compensation Committee for our NEOs during FY22. In granting equity awards to our NEOs, the Compensation Committee selects a nominal dollar value for each award (“Selected Value”).

Name	FY22 Operating PSU Plan Selected Value	FY22 RSU Selected Value	FY22 Retention RSU Selected Value	FY22 TSR PSU Selected Value	Total Selected Value
Raghu Raghuram	Award in Apr as COO: $4,000,000 (33,674 Target PSUs) Leadership Transition Award in May: $2,500,000 (20,034 Target PSUs)	Award in Apr as COO: $4,000,000 (33,674 RSUs) Leadership Transition Award in May: $2,500,000 (20,034 RSUs)	-	Leadership Transition Award in May as CEO: $12,000,000 (286,960 PSUs)	$25,000,000 (394,376 shares)
Zane Rowe	Award in Apr: $4,250,000 (35,780 Target PSUs) Leadership Transition Award in May: $5,000,000 (40,069 Target PSUs) Leadership Transition Award in May to promote retention given leadership transition and align performance-based incentives with CEO and President	Award in Apr: $4,250,000 (35,780 RSUs)	Award in Apr: $4,000,000 (33,674 RSUs) Award to promote retention given leadership transition and to recognize Mr. Rowe for service as Interim CEO	-	$17,500,000 (145,303 shares)
Sumit Dhawan	Leadership Transition Award in May: $5,000,000 (40,069 Target PSUs)	Leadership Transition Award in May: $5,000,000 (40,069 RSUs)	-	Leadership Transition Award in May: $10,000,000 (239,133 PSUs)	$20,000,000 (319,271 shares)
Jean-Pierre Brulard	Award in Apr: $3,000,000 (25,257 Target PSUs)	Award in Apr: $3,000,000 (25,257 RSUs)	Award in Apr: $4,000,000 (33,674 RSUs) Award to promote retention given leadership transition	-	$10,000,000 (84,188 shares)
Amy Fliegelman Olli	Award in Apr: $2,500,000 (21,047 Target PSUs)	Award in Apr: $2,500,000 (21,047 RSUs)	-	-	$5,000,000 (42,094 shares)
Patrick Gelsinger(1)	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
Sanjay Poonen(2)	Award in Apr: $4,000,000 (27,622 Target PSUs)	Award in Apr: $4,000,000 (27,622 RSUs)	-	-	$8,000,000 (55,244 shares)

____________________
Note: The number of PSUs and RSUs covered by each award was determined by dividing the Selected Equity Value by the 45-day trailing average price of VMware Common Stock as of the last day of the month preceding the month during which the award was granted to derive a quotient. The number of PSUs and RSUs was equal to 1x the quotient. The number of PSUs and RSUs shown in the table above reflects the subsequent value-neutral equitable adjustment applied to outstanding equity awards in connection with the special cash dividend paid by VMware on November 1, 2021. Pursuant to the terms of the equitable adjustment, shares underlying all unvested equity awards held by VMware employees, including the NEO awards listed above, were adjusted to reflect a conversion factor of 1.2191.
(1) Mr. Gelsinger did not receive equity awards in FY22 because he terminated employment on February 12, 2021.
(2) Mr. Poonen received equity awards as COO, Customer Operations in April 2021. Mr. Poonen terminated employment on August 6, 2021. The number of PSUs and RSUs shown in the table does not reflect value-neutral equitable adjustment applied to outstanding equity awards in connection with the special cash dividend paid by VMware on November 1, 2021 because Mr. Poonen’s employment terminated prior to this date.
Equity and Performance Plan Vehicle Summary
Included below is a summary of each of the four vehicles used in VMware’s performance plan and the Compensation Committee’s decision for specific NEOs.
In determining the Selected Value of equity awards, the Compensation Committee took into consideration data from compensation benchmarking of our peer group, the unvested equity retention values of our NEOs and each NEO’s performance and impact to the Company.
In May 2021, the Compensation Committee determined the size and mix of the equity awards granted to Mr. Raghuram and Mr. Dhawan in connection with their promotions to CEO and President, respectively, so that the total Selected Value of FY22 Operating PSUs and FY22 RSUs was in line with their new roles.
FY22 Operating PSU Plan — for further detail on the FY22 Operating PSU Plan, see “Performance Stock Units—     FY20, FY21 and FY22 Operating PSU Plans”
•The Compensation Committee approved the design and performance metrics for the FY22 Operating PSU Plan in April 2021 when it approved the annual equity awards for NEOs. Consistent with the FY21 Operating PSU Plan, the FY22 Operating PSU Plan provides for three annual performance tranches based on financial performance goals to be determined following the start of each fiscal year and a three-year multiplier based on TSR achievement. In April 2021 the Compensation Committee also approved the financial goals for the FY22 annual tranche.
•The FY22 Operating PSU Plan awards, other than the supplemental grant to Mr. Rowe (as discussed further below), vest subject to continued employment and achievement of performance goals after the completion of a multi-year performance period detailed further below. The goals included in the FY22 Operating PSU Plan awards granted to Messrs. Raghuram, Dhawan and Rowe in connection with our leadership transition were identical to those in the FY22 Operating PSU Plan awards granted previously to our NEOs. For more information on the vesting schedules of equity awards granted to NEOs, see “Compensation of Executive Officers — Outstanding Equity Awards at Fiscal-Year End.”
•Mr. Raghuram was granted supplemental FY22 Operating PSUs with a total Selected Value of $6.5 million, including the awards granted to him in April 2021 in his prior role as COO, while maintaining the FY22 equity vehicle mix apportioning 50% of Selected Value to Operating PSUs.
•Mr. Dhawan was granted FY22 Operating PSUs with a total Selected Value of $5.0 million. Mr. Dhawan had not received equity awards in FY22 prior to his appointment to President.
•In recognition of Mr. Rowe’s key role in supporting the future success of the new leadership team, the Compensation Committee issued supplemental FY22 Operating PSUs to Mr. Rowe. Mr. Rowe’s supplemental FY22 Operating PSUs have a vesting schedule similar to the FY22 TSR PSUs awarded to Messrs. Raghuram and Dhawan whereby 50% of the supplemental FY22 Operating PSUs awarded to Mr. Rowe in May 2021 are eligible to vest after completion of the 3-year performance period on June 1, 2024, 25% are eligible to vest on June 1, 2025 and the remaining 25% are eligible to vest on June 1, 2026. In addition, Mr. Rowe’s supplemental FY22 Operating PSU award includes a post-vest holding period in which 50% of PSUs net of tax withholding that are eligible to vest on each of June 1, 2024 and June 1, 2025 must be held until June 1, 2026.

FY22 RSUs
•The FY22 RSU grants to NEOs vest over a four-year period, subject to continued employment, with 25% of the shares vesting on the one-year anniversary of the vest base date and the remaining shares vesting ratably thereafter on a semi-annual basis.
•Mr. Raghuram was granted FY22 RSUs with a total Selected Value of $6.5 million, including the awards granted to him in April 2021 in his prior role as COO.
•Mr. Dhawan was granted FY22 RSUs with a total Selected Value of $5.0 million. Mr. Dhawan had not received equity awards in FY22 prior to his appointment to President.
FY22 Retention RSUs
•In April 2021, the Compensation Committee awarded supplemental RSUs to Mr. Rowe and Mr. Brulard in connection with Mr. Rowe’s service as Interim CEO and to promote both Mr. Rowe’s and Mr. Brulard’s retention.
FY22 TSR PSU Plan — for further detail on the FY22 TSR PSU Plan structure, including performance metrics and hurdles, see “One-Time Promotional FY22 TSR PSU Awards” in “Section 1: Executive Summary.”
•In connection with the appointment of our CEO and President the Compensation Committee awarded to Messrs. Raghuram and Dhawan promotional TSR PSUs in addition to FY22 Operating PSU awards and RSUs. The purpose of the FY22 TSR PSUs was to directly align significant performance incentive opportunities to the achievement of substantial appreciation in stockholder returns over a five-year performance period.
•The Compensation Committee issued FY22 TSR PSUs to Messrs. Raghuram and Dhawan in May 2021 effective June 1, 2021 as promotional performance-based equity awards specifically designed to reward significant stockholder returns over a five-year performance period.
Performance Stock Units—FY20, FY21 and FY22 Operating PSU Plans
The design of the FY22 Operating PSU Plan addresses our objective to incentivize continuing progress in broadening our portfolio of subscription and SaaS-based offerings while maintaining alignment with stockholder returns. The plan design is substantially consistent with the FY20 and FY21 Operating PSU Plans and includes the following design features:

Focus on long-term performance
•Three successive annual performance tranches covering FY22, FY23 and FY24 to drive achievement of sustained results. Annual tranches enable more precise and meaningful goal-setting during a highly dynamic period
•If an annual tranche is completed at below-target performance, a catch-up is not available in subsequent tranches
•Multi-year goal to hold NEOs accountable for long-term performance

Focus on value creation
•In FY22 the Compensation Committee utilized subscription and SaaS revenue in order (i) to provide a performance metric that is an accurate indicator of future top-line growth prospects; (ii) to reduce overlap of metrics in the FY22 Bonus Program; (iii) to reinforce the importance of subscription and SaaS revenue as IT consumption models increasingly transition from on-premises to cloud-based subscription services; and (iv) to reflect that license is becoming less important as a standalone indicator of future growth
•In FY22 the Compensation Committee utilized non-GAAP operating income to focus on the profitability produced from our operations as compared to a relative percentage of revenue to drive focus on generation of operating profit while we grow our hybrid and multi-cloud business
•In FY22 the Compensation Committee focused on multi-year TSR in the FY22 Operating PSU Plan to hold NEOs accountable for stockholder returns that are competitive relative to companies in the S&P 500 IT Index. Relative TSR multiplier modifies PSUs by 0.75x to 1.25x in proportion to relative TSR achievement of <=25th percentile to >= 75th percentile, scaled linearly

FY22 Operating PSU Plan

FY22 Tranche		**FY23 Tranche**		**FY24 Tranche**
33% of target PSUs in FY22 Operating PSU Plan		33% of target PSUs in FY22 Operating PSU Plan		33% of target PSUs in FY22 Operating PSU Plan
FY22 Subscription and SaaS Revenue (70% weight)	+	FY23 Metric TBD	+	FY24 Metric TBD
+				
FY22 Non-GAAP Operating Income (30% weight)				
(0%-200%)		(0%-200%)		(0%-200%)

X

3-Year Relative TSR

>=75th %ile: 1.25x

<=25%ile to 75%ile: 0.75x-1.25x, scaled linearly

The Compensation Committee continues to evaluate alternative structures with the goal of best aligning our PSU plans with the long-term performance of the Company. The three-year performance modifier is critical to the plan design, because it modifies the number of shares otherwise subject to vesting based on performance in each annual tranche. Performance achievement is adjusted for the impact of significant merger-, acquisition- and divestiture-related transactions during the period. Taken together, the Compensation Committee believes the balanced focus on sustained performance over individual annual tranches enables goals to be adjusted each year to reflect changing business conditions while a multi-year performance goal focused on total top-line revenue growth incentivizes our NEOs to deliver tangible results from their strategic decisions that will drive longer-term stockholder value.
Performance in FY22 applied to the three PSU plans as follows: (1) the first of three tranches of the FY22 Operating PSU Plan, (2) the second of three tranches of the FY21 Operating PSU Plan and (3) the third of three tranches of the FY20 Operating PSU Plan. Under each Plan, metrics for the FY22 performance tranche were subscription and SaaS license revenue (weighted 70%) and non-GAAP operating income (weighted 30%).

An illustration of the staggered design of our operational PSU plans that were ongoing during FY22 is below.

Plan	FY20	FY21	FY22	FY23	FY24	FY25
FY20 Operating PSU Plan	33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2022 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year total revenue growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares
	FY20 License & HC Sub and SaaS Rev (70% weight)	FY21 Subscription and SaaS Rev (70% weight)	FY22 Subscription and SaaS Rev (70% weight)
	+	+	+
	FY20 non-GAAP operating margin (30% weight)	FY21 non-GAAP operating income (30% weight)	FY22 non-GAAP operating income (30% weight)
	=	=	=
	FY20 tranche opportunity (0%-200% of target)	FY21 tranche opportunity (0%-150% of target)	FY22 tranche opportunity (0%-200% of target)
Ú
3-year total revenue growth multiplier on FY20, FY21 and FY22 tranches

FY21 Operating PSU Plan(1)		33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2023 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year TSR relative to companies in S&P 500 IT Index multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares
		FY21 Subscription and SaaS Rev (70% weight)	FY22 Subscription and SaaS Rev (70% weight)	Determined in FY23
		+	+	+
		FY21 non-GAAP operating income (30% weight)	FY22 non-GAAP operating income (30% weight)	Determined in FY23
		=	=	=
		FY21 tranche opportunity (0%-150% of target)	FY22 tranche opportunity (0%-200% of target)	Determined in FY23
Ú
3-year TSR relative to companies in S&P 500 IT Index, multiplier on FY21, FY22 and FY23 tranches

FY22 Operating PSU Plan			33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2024 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year TSR relative to companies in S&P 500 IT Index multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares
			FY22 Subscription and SaaS Rev (70% weight)	Determined in FY23	FY24 metric TBD
			+	+	+
			FY22 non-GAAP operating income (30% weight)	Determined in FY23	FY24 metric TBD
			=	=	=
			FY22 tranche opportunity (0%-200% of target)	Determined in FY23	FY24 tranche opportunity (0%-200% of target)
Ú
3-year TSR relative to companies in S&P 500 IT Index, multiplier on FY22, FY23 and FY24 tranches
____________________
Note: due to our Spin-Off on November 1, 2021, a provision related to significant corporate transactions determined that the performance conditions for the FY23 tranche of the FY21 Operating PSU Plan would be calculated at 1.0x target. Accordingly, per accounting rules, PSUs for the FY23 tranche of the FY21 Operating PSU Plan were deemed granted on November 1, 2021 instead of April 2022. See “Spin-Off Impact on Operating PSUs.”
Spin-Off Impact on Operating PSUs
Performance levels are subject to adjustment to exclude the impact of merger-, acquisition- and divestiture-related transactions above pre-determined threshold levels during each performance period. Achievement is measured following the end of each annual performance tranche, and achievement relative to the multi-year performance goal is measured following the end of the full performance period. Depending upon the level of achievement, the PSUs can convert into shares of common stock at ratios ranging from 0.1125 shares to two shares for each PSU. PSUs are capped at 2x target irrespective of actual performance. If the minimum performance threshold is not met, then no shares will be issued. We believe that coupling annual performance tranches with performance metrics over a three-year period in the case of the FY20, FY21 and FY22 Operating PSU Plans allows us to align our performance metrics to our strategic plan, while also promoting longer-term executive retention.
The Operating PSU Plans are intended to drive multi-year performance achievement by NEOs over factors within their control. Consistent with common practice, VMware’s Operating PSU Plans have historically included carveout provisions triggered by transformative corporate transactions such as a change-in-control, spin-off and roll-up transaction that can significantly impact pre-set goals in unpredictable ways. The objective of these provisions is to encourage executives to keep their focus on successful completion of the transformative transaction and acknowledge that such a material change to corporate structure could result in previously-established performance goals being no longer relevant to increases in stockholder value. In such cases, the objective of such carveouts is to retain a time-based retention incentive as well as a continuing incentive for the PSUs to increase in value via stock price appreciation.
Consistent with the design of VMware Operating PSU Plans since 2015, the FY20 and FY21 Operating PSU Plans provide that if a spin-off of VMware from its parent company occurs during an annual performance period, performance will be considered to be achieved at target for that annual performance period and for subsequent annual performance periods and that the multi-year multiplier will be considered to be achieved at target. On November 1, 2021, VMware executed a successful Spin-Off from Dell that constituted a material change in its capital and stockholder structure. Pursuant to terms of the FY20 and FY21 Operating PSUs, the FY22 tranche in both plans was considered to be achieved at target; the FY23 tranche of the FY21 Operating PSU Plan will be considered to be achieved at target once the performance period is completed; and the multi-year multiplier of both the FY20 and FY21 Operating PSU Plans will be considered to be at target once the multi-year performance periods are completed. The FY22 Operating PSU Plan did not include a spin-off provision because when it was adopted in April 2021, spin-off planning was already underway and any potential impact on performance metrics was considered reasonably foreseeable and reasonably within the control of the NEOs when the performance goals were established.
In March 2022, the Compensation Committee reviewed Company performance against metrics contained in the FY20, FY21 and FY22 Operating PSU Plans in connection with the FY22 performance tranche. Performance goals, actual results and earned shares under the FY20, FY21 and FY22 Operating PSU Plans are described in the following tables.
Performance Achievement vs. Goal and Spin-Off Adjusted Payout

FY22 Performance Tranche Achievement
	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Result	Result	Funding Weight	Funding
Subscription and SaaS Revenue $M	$3,231	$3,401	>=$3,605	$3,205	0%	70%	0%
Non-GAAP Operating Income $M	$3,209	$3,556	>=$4,470	$3,918	133.9%	30%	40.2%
Total FY22 Performance Tranche Funding							40.2%
The performance goals in the FY22 tranche of the FY20, FY21 and FY22 Operating PSU Plans were set higher than the performance goals in the FY21 tranche of the Operating PSU Plans with respect to threshold, target and maximum revenue and threshold operating income. The Compensation Committee selected goals reflecting expectations for revenue and operating income growth from the prior year. The FY22 non-GAAP operating income target was below our actual FY21 non-GAAP operating income achievement because the FY21 achievement was inflated due to unplanned underspend as a result of the COVID-19 pandemic. The FY22 target was intended to be challenging and provide a similar level of rigor as those established for past years, in order to provide a consistent incentive compensation opportunity.

	FY21 Tranche		FY22 Tranche
	Subscription and SaaS Revenue $M	Non-GAAP Operating Income $M	Subscription and SaaS Revenue $M	Non-GAAP Operating Income $M
Maximum	$2,550.0	$4,006.0	$3,605.0	$4,470.0
Target	$2,406.0	$3,186.0	$3,401.0	$3,556.0
Threshold	$2,165.0	$2,581.0	$3,231.0	$3,209.0
Actual in Plan Calculation	$2,587.0	$3,789.0	$3,205.0	$3,918.0

FY20 Operating PSU Multi-Year Performance Modifier
	Minimum (0.75x)	Target (1.00x)	Maximum (1.25x)	Actual Result	Result
FY20 - FY22 Revenue Growth As Determined by FY22 Revenue $M	<= $13,069	$13,444	$13,819	$12,851	0.75x
The FY20 Operating PSU Plan includes a spin-off provision in which VMware’s Spin-Off from Dell during the performance period would result in a multi-year performance modifier of 1.0x target. On November 1, 2021, in connection with VMware’s issuance of a special dividend of $27.40 per share of Common Stock, VMware was spun-off from Dell, resulting in a 1.0x modifier for the FY20 Operating PSU.

PSU Conversion Based on Performance

FY22 Performance Tranche Achievement
	FY22 Tranche of PSU Plan: Target PSUs			PSU Achievement in FY22 Tranche(1)
Name	FY20 Operating PSU Plan	FY21 Operating PSU Plan	FY22 Operating PSU Plan	FY20 Operating PSU Plan at 100% of Target per Spin-Off Provision	FY21 Operating PSU Plan at 100% of Target per Spin-Off Provision	FY22 Operating PSU Plan at 40.2% of Target per FY22 Results
Raghu Raghuram	8,400	33,848	17,902	8,400	33,848	7,196
Zane Rowe	17,999	33,848	25,282	17,999	33,848	10,163
Sumit Dhawan(2)	n/a	n/a	13,356	n/a	n/a	5,369
Jean-Pierre Brulard(2)	n/a	9,308	8,419	n/a	9,308	3,384
Amy Fliegelman Olli	5,401	7,616	7,015	5,401	7,616	2,820
Patrick Gelsinger(3)	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
Sanjay Poonen(3)	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
____________________
(1) Achieved PSUs convert into shares depending upon annual revenue growth performance over the three-year period FY20 through FY22 (for the FY20 Operating PSU Plan) and relative TSR compared to companies in the S&P 500 IT Index over the three-year period FY21 through FY23 (for the FY21 Operating PSU Plan) and FY22 through FY24 (for the FY22 Operating PSU Plan). Achieved PSUs from the FY20 Operating PSU Plan converted into shares that vested on April 1, 2022. As indicated, the spin-off provision in the FY20 and FY21 Operating PSU Plans resulted in PSUs converting into shares at a ratio of 1.0x. The FY22 Operating PSU Plan did not include the spin-off provision. See discussion above.
(2) Messrs. Dhawan and Brulard did not participate in the FY20 Operating PSU Plan and Mr. Dhawan did not participate in the FY21 Operating PSU Plan.
(3) Messrs. Gelsinger’s and Poonen’s PSU conversion ratios under the FY22 tranches of the Operating PSU Plans were not calculated or approved because they terminated employment on February 12, 2021 and August 6, 2021, respectively.

FY20 Operating PSU Plan Calculation of Shares Subject to Vest Based on Performance

	Total PSUs in FY20 Oper-ating PSU Plan	FY20 Operating PSU Plan Awards Banked Per Annual Tranche Modifiers			FY20 Operating PSU Plan Awards Banked Per Annual Tranche Modifiers			3-Year Perfor-mance Modifier per Spin-Off Provi-sion	Total Shares Earned in FY20 Operating PSU Plan
Name		FY20 Tranche Target	FY21 Tranche Target	FY22 Tranche Target	FY20 Tranche Modifier	FY21 Tranche Modifier	FY22 Tranche Modifier per Spin-Off Provi-sion		# of Shares	% of Total Target Issued
Raghu Raghuram	25,198	8,399	8,399	8,400	78.6%	146.0%	100.0%	1.00x	27,263	108.2%
Zane Rowe	53,997	17,999	17,999	17,999	78.6%	146.0%	100.0%	1.00x	58,424	108.2%
Sumit Dhawan(1)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Jean-Pierre Brulard(1)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Amy Fliegelman Olli	16,199	5,399	5,399	5,401	78.6%	146.0%	100.0%	1.00x	17,526	108.2%
Patrick Gelsinger(2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Sanjay Poonen(2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
____________________
(1) Messrs. Dhawan and Brulard did not participate in the FY20 Operating PSU Plan.
(2) Messrs. Gelsinger’s and Poonen’s PSU conversion ratios under the FY22 tranches of the Operating PSU Plans were not calculated or approved because they terminated employment on February 12, 2021 and August 6, 2021, respectively.
The FY20 Operating PSU Plan achieved 108.2% of target PSUs resulting from annual tranche performance ratios of 78.6%, 146.0% and 100% of target for FY20, FY21 and FY22, respectively, and a multi-year performance multiplier of 1.00 applied to each annual tranche performance ratio due to application of the spin-off provision in the FY20 PSU Plan discussed above. Following performance certification by the Compensation Committee, shares underlying earned PSUs vested on April 1, 2022.
If VMware had not completed its Spin-Off from Dell in FY22, the spin-off provision of the FY20 Operating PSU Plan would not have applied. Presuming actual performance results above for the performance period from FY20 through FY22, participants in the FY20 Operating PSU Plan would have achieved 66.2% of target PSUs, reflecting vesting of 40,037 fewer PSUs in the aggregate, with respect to the executives set forth in the above table.
FY21 Operating PSU Plan
As discussed above, the FY21 Operating PSU Plan also includes a spin-off provision. Accordingly, VMware’s Spin-Off from Dell on November 1, 2021 will result in the FY22 and FY23 annual tranches as well as the three-year multi-year performance multiplier to be calculated at target. The FY21 Operating PSU Plan performance period will continue through the end of FY23 and will vest in May 2023 subject to continuing employment.

Approved Award Value vs. Accounting Grant Date Fair Value for Operating PSU Awards
Grant date fair values for PSUs are not determined until performance metrics are established. Accordingly, the grant date fair values for the second and third tranches of the FY22 Operating PSUs discussed below are not reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement. Instead, one-third of the FY22 Operating PSU grant date fair values is reflected in this proxy statement, one-third will be reflected in our 2023 proxy statement and one-third will be reflected in our 2024 proxy statement. With respect to the FY22 Operating PSUs, the performance goals for the FY22 annual tranche were determined by the Compensation Committee in April 2021.
During FY22, the Compensation Committee also established performance metrics for the second tranche of the FY21 Operating PSUs that were awarded in FY21 and the third tranche of the FY20 Operating PSUs that were awarded in FY20. Accordingly, the grant date fair values for the second tranche of the FY21 Operating PSUs, the third tranche of the FY20 Operating PSUs are reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement.
Additionally, as discussed below, the FY23 performance tranche of the FY21 Operating PSU Plan will be determined by the impact of VMware’s spin-off from Dell in November 2021 which, pursuant to the provisions of the FY21 Operating PSU Plan when it was adopted will result in FY23 performance yielding performance achievement at target. Accordingly, the performance metrics for both the second and third performance tranches of the FY21 Operating PSU Plan are deemed to have occurred during FY22 and are reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement.
The FY24 performance metrics applicable to the third of the three tranches of the FY22 Operating PSU Plan will be established in early FY24. Accordingly, grant date fair values for the third tranche of FY22 Operating PSU Plan will be determined in FY24 and will be reflected in the 2024 proxy statement.

Award	Year Approved	Grant Date Fair Value in 2020 Proxy	Grant Date Fair Value in 2021 Proxy	Grant Date Fair Value in 2022 Proxy	Grant Date Fair Value in 2023 Proxy	Grant Date Fair Value in 2024 Proxy
FY20 Operating PSUs	FY20	FY20 Tranche	FY21 Tranche	FY22 Tranche	-	-
FY20 RSUs	FY20	Full Award	-	-	-	-
FY21 Operating PSUs(1)	FY21	-	FY21 Tranche	FY22 Tranche FY23 Tranche	-	-
FY21 RSUs	FY21	-	Full Award	-	-	-
FY22 Operating PSUs	FY22	-	-	FY22 Tranche	FY23 Tranche	FY24 Tranche
FY22 RSUs	FY22	-	-	Full Award	-	-
FY22 TSR PSU (CEO and Pres. Only)	FY22	-	-	Full Award	-	-
____________________
(1) In connection with VMware’s Spin-Off, the FY23 Tranche of the FY21 Operating PSU Plan was deemed granted according to accounting rules on November 1, 2021.
The difference of as much as two years between the date when the Compensation Committee approves PSU grants and the date when individual annual tranches are assigned a grant date fair value as well as the application of the spin-off provision can result in significant deviations between the selected grant value that the Compensation Committee approved and the grant value that appears in the “Summary Compensation Table” for the year in which the grant date fair value is assigned because the respective values are based on the Common Stock price on the applicable dates.
Section 6: Overview of the Compensation-Setting Process
Our Compensation Committee determines NEO compensation. The members of our Compensation Committee possess significant experience in the review and oversight of executive compensation at global technology companies and at VMware. The Compensation Committee makes its determinations of executive compensation based on this experience and in consultation with management.

The Compensation Committee has engaged FW Cook as its independent consultant to advise it on an as-needed basis with respect to executive compensation decisions. FW Cook reports directly to the Compensation Committee and does not provide services to VMware management. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC and NYSE Rules and concluded that the firm’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the Compensation Committee.
FW Cook provides the Compensation Committee analyses of our executive compensation program from time to time. FW Cook assists the Compensation Committee’s review of our program’s effectiveness in supporting our business objectives and strategy, its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value and the changing business and regulatory environment.
FW Cook recommends a peer group, which is reviewed and approved annually by the Compensation Committee, for executive compensation comparisons. FW Cook compares our executive compensation structure and levels using data from proxy statements and other SEC filings by peer group companies, as well as additional data from Radford Consulting (“Radford”) on the peer group companies.
VMware’s peer group for FY22 consisted of the following companies:

VMware peer companies	Adobe Systems, Autodesk, Cisco Systems, Citrix Systems, eBay, Electronic Arts, Intuit, Microsoft, NetApp, Oracle, Palo Alto Networks, PayPal, Salesforce.com, ServiceNow and Workday
The Compensation Committee determined the peer group of companies for FY22 based on the following principles:
•Remove legacy peers that are no longer viewed as competitors for business or human capital, or fail to disclose meaningful data to support the Committee’s deliberations;
•Focus on SaaS companies when identifying potential additions given VMware’s evolving business model;
•Avoid introducing artificial volatility into the market data by taking a measured approach to changes; and
•Factor in degree of alignment with companies that may be considered peers by stockholders and proxy advisory services.
Applying the principles above, the Compensation Committee made the following changes to the peer group for FY22:
•Removed Amazon: No longer comparable company size and pay practices;
•Removed Cognizant Technology Solutions: Not viewed as a talent competitor;
•Removed NortonLifeLock: No longer comparable company size and not viewed as a talent competitor;
•Added Palo Alto Networks: Comparable company size and talent competitor;
•Added PayPal: Comparable company size and talent competitor.
The Compensation Committee made NEO compensation decisions in light of the FW Cook analysis, and with the objective of awarding compensation that is generally competitive with our peer group and the Radford survey data (which generally reflects pay practices from the same set of peers) and sufficient to recruit and retain qualified executives. The Compensation Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers the market data as one factor in making its compensation decisions. Other factors include our performance, an individual’s contribution, experience, potential, compensation history, internal pay equity and retention needs. After taking these factors into account, the Compensation Committee exercises its judgment in making compensation decisions. We believe that this approach gives us the flexibility to make compensation decisions based upon all of the relevant facts and circumstances.

Section 7: Benefits, Perquisites and Other Compensation Policies
Benefits and Perquisites
We provide only minimal and select executive-level benefits or perquisites to our NEOs targeted to assist in the recruitment of new executives and meet market practices.
During FY22, our NEOs were eligible to participate in a program for VMware to reimburse employees at the senior vice president level or above, including each NEO, for annual comprehensive physical examinations and medical screenings. We determined that offering such a benefit was in the best interests of VMware and our stockholders, given the critical role of our senior staff to the ongoing performance of our business.
Our NEOs employed in the U.S. were also eligible to participate in a non-qualified deferred compensation plan (“NQDC Program”) that was open to VMware employees at the level of senior director and above. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of base salary, between 5% and 100% of commissions (if any) and between 5% and 100% of eligible bonuses (if any), in each case on a pre-tax basis. VMware may, but does not currently intend to, make matching contributions.
From time-to-time we provide relocation benefits in connection with the recruitment or appointment of new executive officers. In 2021, prior to his appointment as EVP, Worldwide Sales, Mr. Brulard relocated to the United States. In connection with his relocation, we provided Mr. Brulard with relocation and tax equalization benefits consistent with VMware’s Relocation Policy available to all employees, including officers. Some of these tax equalization benefits were provided to Mr. Brulard during FY22 and are included in the “All Other Compensation” column in the “Summary Compensation Table.”
Other than with respect to relocation benefits, we do not generally provide NEOs with tax gross-ups or reimbursements on compensation and perquisites.
Change-in-Control and Post-Termination Compensation
CIC Plan
Each NEO is eligible for change-in-control benefits pursuant to the CIC Plan, which is intended to encourage the retention of NEOs and reduce uncertainty regarding the personal consequences of a potential change in control. The CIC Plan provides severance benefits for NEOs who are involuntarily terminated without “cause,” or who terminate employment for “good reason,” within 12 months following a “change in control” of VMware (each such term as defined in the CIC Plan), with benefits designed to be competitive with similar plans at VMware’s peer companies. The November 2021 Spin-Off of VMware from Dell was not considered a change-in-control under the CIC Plan and, accordingly, does not give rise to any potential benefits under the CIC Plan.
Upon a qualifying termination under the CIC Plan following a change in control, each NEO is eligible to receive: (1) a lump sum payment equal to a multiple of annual base salary, target annual bonus and monthly health insurance premiums; and
(2) full accelerated vesting of outstanding equity awards. VMware’s CEO is eligible to receive two times his annual base salary and target bonus and the value of 24 months of the health insurance premiums. Other NEOs are eligible to receive 1.5 times their annual base salary and target bonus and the value of 18 months of the health insurance premiums.
The monthly health insurance premium amount equals 150% of the monthly cost required to obtain continuation coverage for NEOs and their covered dependents. NEOs would be required to execute a release in favor of VMware in exchange for CIC Plan benefits. Performance-based equity awards will generally convert into shares at target amounts if a change in control occurs during a performance period, unless otherwise specified in the performance award agreement.
The CIC Plan does not provide for any tax gross-ups. In the event the NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes.
In addition to the double-trigger acceleration provided under the CIC Plan, the PSU awards granted to NEOs provide that if a change in control occurs during a performance period, that performance period will terminate immediately prior to consummation of the change in control and the PSUs will convert into time-based vesting awards that convert into Common Stock at the target level of achievement.
The change-in-control provision in the FY22 TSR PSUs provides that in the event of a change-in-control of VMware, the consideration paid for each share of VMware will be utilized in place of the VMware 90-day trailing VWAP for determining the stock price appreciation measurement and the Relative TSR Modifier. Vesting is not accelerated and the TSR PSU vesting dates are not impacted by a change-in-control unless the executive is involuntarily terminated following the change-in-control. Any remaining post-vesting holding period would terminate on the effective date of a change-in-control.
If Mr. Raghuram or Mr. Dhawan becomes eligible for benefits under the CIC Plan due to involuntary termination following a change-in-control, the FY22 TSR PSUs will be eligible to vest in accordance with the terms of the CIC Plan to the extent that PSUs have become funded by applying the stock price appreciation and relative TSR metrics as of the effective date of the change-in-control. Any PSUs that are not funded as of the effective date of the change-in-control will be forfeited.
Severance Plan
Each NEO is also eligible for severance benefits pursuant to the Executive Severance Plan. The Severance Plan provides severance benefits to NEOs in the event of an involuntary termination without “cause” or for “good reason.” The Compensation Committee adopted the Severance Plan in 2018 following a survey of the practices of the Company’s peers, a number of which provide similar benefits to some or all of their executive officers. The Severance Plan benefits are comparable to those offered by such peers. The Severance Plan is intended to provide a consistent framework to addressing covered terminations.
Upon a qualifying termination under the Severance Plan, each NEO is eligible to receive: (1) a lump sum payment equal to annual base salary, target annual bonus, as well as the value of 12 months of the health insurance premiums; (2) accelerated vesting of outstanding RSU and stock option awards that were otherwise scheduled to vest within and including the 12 months following termination; and (3) unless otherwise specified in the award agreement, accelerated vesting of outstanding PSU awards, to the extent that performance periods have been completed, as further detailed in the Severance Plan. The FY22 TSR PSUs awarded to Messrs. Raghuram and Dhawan are excluded from acceleration under the Severance Plan.
On January 12, 2021, Mr. Gelsinger resigned his position as CEO of VMware effective February 12, 2021. Given that Mr. Gelsinger’s departure was voluntary, he did not receive any severance benefits under the Severance Plan. All of Mr. Gelsinger’s unvested equity awards were forfeited effective as of his termination date and no shares were issued. Mr. Gelsinger’s participation in the FY21 Executive Bonus Program terminated without a bonus being paid.
On May 12, 2021, in connection with its leadership transition, VMware announced that Mr. Poonen would depart VMware on August 6, 2021. Mr. Poonen received benefits under the Severance Plan in connection with his departure pursuant to the “termination for good reason” provision in the Severance Plan as detailed above.
Death and Disability Acceleration
VMware equity awards for all employees, including those granted to NEOs, provide for full acceleration of vesting upon death or termination of employment due to disability. In such event, PSU awards would accelerate presuming that target performance had been achieved. Commencing with the FY21 Operating PSU Plan, the Compensation Committee amended the acceleration provision in PSU agreements so that vesting in such instances would accelerate instead on a pro rata basis based on actual performance prior to the termination date. The FY22 Operating PSU Plan and the FY22 TSR PSU Plan also provide for pro rata acceleration. The Compensation Committee determined that the PSU plan revision was consistent with the unique nature of performance-based awards which scale award payouts based upon the Company’s actual performance.
Compensation Risk Assessment
The Company conducts an annual compensation risk assessment covering all employees including the NEOs. We believe that the mix and design of the elements of our compensation plans are well balanced and do not encourage management to assume excessive risk. With respect to NEOs, as detailed above, our pay mix is balanced among base salary, short-term performance cash bonus awards and long-term equity compensation. NEO compensation is heavily weighted towards long-term, equity-based incentive compensation, which we believe discourages excessive short-term risk taking and strongly aligns NEO interests with the creation of long-term increased stockholder value. In addition, we maintain policies precluding the purchase of hedging instruments in order to help maintain the alignment of NEO interests with long-term changes in stockholder value by prohibiting NEOs from purchasing financial instruments that trade off the potential for upside gain in order to lock in the current market value of our securities. Similarly, we also maintain executive stock ownership requirements for our CEO, President and CFO. Additionally, as discussed below, our executive compensation plans also include compensation recovery provisions that enable us to recover performance bonuses, as well as gains on equity awards, that were earned due to activity detrimental to the Company.
Hedging and Pledging Policies
We have adopted a policy prohibiting any of our directors or employees, including our NEOs, from “hedging” their ownership in shares of our Common Stock or other equity-based interests in us, including by engaging in short sales or trading in derivative securities based on VMware securities. In addition, our policy discourages all directors and employees from pledging VMware securities or holding VMware securities in margin accounts. Currently, none of our executive officers and directors have pledged any VMware securities or held VMware securities in margin accounts.
Compensation Recovery Policies
Our Executive Bonus Program for our executive officers, including our NEOs, and the performance-based, long-term equity award program were both adopted under the Incentive Plan. The Incentive Plan includes a “clawback” provision to tie our ability to claw back outstanding equity awards to any restatements of VMware’s financial results and in case of termination for “cause,” as defined in the Incentive Plan. The Incentive Plan also includes provisions that the Compensation Committee will review outstanding incentive awards held by executive officers or the value of such awards realized during or in the year following the restatement and, in its sole discretion, determine to cancel or claw back the value of such awards if the Compensation Committee deems it appropriate. Additionally, if an employee, including a NEO, is terminated for “cause,” (as defined in the Incentive Plan), all unvested or unexercised awards will be forfeited and the Compensation Committee may determine to require reimbursement of amounts realized after the event constituting cause has occurred.
Executive Stock Ownership Guidelines
VMware’s C-level executive officers are subject to executive stock ownership guidelines that are designed to further align the interests of our senior executive officers with the interests of our stockholders and to underscore our commitment to strong corporate governance practices. Under the guidelines, our C-level executive officers are required to own shares of our common stock valued at a multiple of their annual base salary (six times in the case of our CEO, three times with respect to our President and two times in the case of our CFO). The guidelines include a holding requirement for executives until they achieve their respective ownership level. Any executive who holds less than the requisite level of ownership must hold at least 50% of the shares net of tax withholdings that are acquired upon vesting in their equity awards and, with respect to stock options, 50% of the shares net of exercise and tax withholdings. Only issued shares are counted toward satisfaction of the ownership requirement. Accordingly, unvested equity awards (including both time- and performance-based) and unexercised stock options, if any, do not count toward satisfying the executive stock ownership requirement. Requisite ownership levels for each senior executive are adjusted annually to reflect changes during the previous year to base salaries and Common Stock price.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The table below summarizes the compensation information for the fiscal years ended January 28, 2022, January 29, 2021 and January 31, 2020 for each year that our NEOs—our CEO, CFO and three other most highly compensated individuals who were serving as executive officers of VMware at the end of FY22, as well as our former CEO, who served as a principal executive officer during FY22, and our former COO, Customer Operations, who would have qualified as one of the three other most highly compensated individuals had he remained at the Company through the end of FY22—served as an NEO. The amounts shown in the Stock Awards column do not reflect compensation actually received by the NEOs, but instead include the aggregate grant date fair value of awards computed in accordance with GAAP, and as such, amounts shown in the Total column also do not reflect compensation actually received by the NEOs.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Raghu Raghuram(5)	2022	899,451	—	30,243,585	1,201,071	—	32,344,106
CEO	2021	651,875	—	12,545,927	787,980	—	13,985,782
	2020	700,000	—	12,732,973	582,750	—	14,015,723
Zane Rowe(5)	2022	1,166,484	—	23,138,352	1,373,149	9,000	25,686,985
CFO and EVP Former Interim CEO	2021	698,438	—	13,776,553	844,264	4,500	15,323,755
	2020	750,000	—	17,780,998	680,625	248,712	19,460,335
Sumit Dhawan(5)	2022	732,692	75,412	16,419,214	807,774	9,000	18,044,092
President
Jean-Pierre Brulard	2022	749,725	—	11,034,640	749,725	198,199	12,732,289
EVP, Worldwide Sales
Amy Fliegelman Olli	2022	600,000	—	6,269,370	660,000	9,000	7,538,370
EVP, General Counsel and Secretary	2021	579,167	—	9,649,269	705,080	4,500	10,938,016
Patrick Gelsinger(5)	2022	38,462	—	—	—	—	38,462
Former CEO	2021	885,417	—	15,654,137	—	2,250	16,541,804
	2020	1,000,000	—	40,010,184	1,511,875	27,666	42,549,725
Sanjay Poonen(6)	2022	363,462	—	11,239,865	—	1,446,467	13,049,794
Former COO, Customer Operations	2021	651,875	—	12,038,049	787,980	6,301	13,484,205
	2020	700,000	—	12,082,453	600,250	26,155	13,408,858
____________________
(1) Amount shown reflects the FY22 individual performance component of the cash bonus earned by Mr. Dhawan pursuant to VMware’s non-executive bonus plan for senior directors and above attributable to his service as SVP, Chief Customer Experience Officer through May 31, 2021 prior to his appointment as President.
(2) Amounts shown represent the grant date fair values of stock awards granted in the fiscal year indicated, which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Options (“ASC 718”), without taking into account estimated forfeitures. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note titled “Stockholders’ Equity” to our audited financial statements included in our Annual Report on Form 10-K for the applicable year.
Amounts include the value of the FY22 performance tranches of the FY20 Operating PSUs, FY21 Operating PSUs, FY22 Operating PSUs (the “Operating PSUs”) and the FY22 TSR PSUs, for which performance goals were set on the grant dates in the table below. Amounts in the table above and the table below also include the value of the FY23 performance tranche of the FY21 Operating PSUs, for which performance goals were deemed to have been set at target upon VMware’s spin-off from Dell effective November 1, 2021 pursuant to the extraordinary corporate transaction provision of the FY21 Operating PSU awards. For more details on our PSU plans, see “Compensation Discussion and Analysis—Section 5: Long-Term Incentives,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.”
Vesting of the PSUs is subject to Company performance. Accordingly, the “Stock Awards” column above includes the grant date fair value based on the probable outcome of the performance-based conditions as of the grant date in accordance with ASC 718. Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the portion of the Operating PSUs and FY22 TSR PSUs awards deemed granted in FY22 set forth in the table above would be as set forth in the table below.

Name	Grant	Date of Grant	Maximum Conversion Ratio	Assuming Highest Level of Performance Conditions Achieved ($)
Raghu Raghuram	FY20 Operating PSUs	4/14/2021	2.00	2,142,963
	FY21 Operating PSUs	4/14/2021	2.00	8,634,360
	FY22 Operating PSUs	4/14/2021	2.00	3,112,518
	FY22 Operating PSUs	5/12/2021	2.00	1,902,491
	FY22 TSR PSUs	6/1/2021	1.00	11,248,221
	FY21 Operating PSUs	11/1/2021	1.00	4,232,817
Zane Rowe	FY20 Operating PSUs	4/14/2021	2.00	4,591,309
	FY21 Operating PSUs	4/14/2021	2.00	8,634,360
	FY22 Operating PSUs	4/14/2021	2.00	3,307,241
	FY22 Operating PSUs	5/12/2021	2.00	3,561,318
	FY21 Operating PSUs	11/1/2021	1.00	4,232,817
Sumit Dhawan	FY22 Operating PSUs	5/12/2021	2.00	3,805,329
	FY22 TSR PSUs	6/1/2021	1.00	9,373,521
Jean-Pierre Brulard	FY21 Operating PSUs	4/14/2021	2.00	2,374,332
	FY22 Operating PSUs	4/14/2021	2.00	2,334,304
	FY21 Operating PSUs	11/1/2021	1.00	1,164,090
Amy Fliegelman Olli	FY20 Operating PSUs	4/14/2021	2.00	1,377,330
	FY21 Operating PSUs	4/14/2021	2.00	1,942,692
	FY22 Operating PSUs	4/14/2021	2.00	1,945,197
	FY21 Operating PSUs	11/1/2021	1.00	952,381
Patrick Gelsinger	n/a	n/a	—	—
Sanjay Poonen	FY20 Operating PSUs	4/14/2021	2.00	2,142,963
	FY21 Operating PSUs	4/14/2021	2.00	8,634,360
	FY22 Operating PSUs	4/14/2021	2.00	3,112,518
____________________
(3) Amounts shown represent cash incentive compensation earned for performance in each respective fiscal year under our Executive Bonus Program. For more details on the Executive Bonus Program, see “Compensation Discussion and Analysis—Section 4: Annual Performance-Based Bonus” and “Grants of Plan-Based Awards.” The amounts shown for Mr. Dhawan include the FY22 financial performance component of the cash bonus earned by Mr. Dhawan pursuant to VMware’s non-executive bonus plan for senior directors and above attributable to his service as SVP, Chief Customer Experience Officer through May 31, 2021 prior to his appointment as President.
(4) Amounts shown for FY22 represent: (i) matching contributions made under the VMware 401(k) plan of $9,792 for Mr. Brulard, $9,000 for each of Messrs. Dhawan and Rowe and Ms. Olli and $1,750 for Mr. Poonen; (ii) a net amount of $184,441 in tax equalization payments made in FY22 pursuant to the Company’s tax equalization policy for employee relocations related to Mr. Brulard’s relocation to California at the end of FY21, attributable to approximately (a) $93,902 in U.S. federal taxes; (b) $83,180 in California state taxes; and (c) $7,359 in Medicare-related taxes; (iii) a tax reimbursement of $3,966 in connection with relocation benefits received by Mr. Brulard; and (iv) a severance payment made to Mr. Poonen, as detailed in footnote 6 below.
(5) In January 2021, Mr. Gelsinger announced his resignation as CEO of VMware effective February 12, 2021, and our Board commenced a search for his successor. Amounts shown in the “Salary” column for Mr. Gelsinger reflect his pro rata salary earned prior to his departure. During the CEO search, from February 13, 2021 until June 1, 2021, Mr. Rowe served as our Interim CEO in addition to his CFO role, for which he received additional incremental compensation. In May 2021, the Board announced its selection of Mr. Raghuram as CEO, a promotion from his role as VMware’s COO, Products and Cloud Services, and Mr. Dhawan as President, a promotion from his role as VMware’s SVP, Chief Customer Experience Officer, both effective June 1, 2021. See the CD&A for more information about VMware’s leadership transition and retention awards.
(6) Mr. Poonen resigned his position as COO, Customer Operations effective May 11, 2021 pursuant to the “good reason” provision of our Executive Severance Plan. Following a transition period, his last day of employment with VMware was August 6, 2021. His departure qualified as an “Involuntary Termination” pursuant to the Executive Severance Plan, and, as such, he received a related severance payment on

September 7, 2021. Amounts shown in the “Salary” column reflect Mr. Poonen’s pro rata salary earned prior to his departure. Amounts in the “Stock Awards” column reflect the fair values of stock awards granted to Mr. Poonen as of the respective grant dates and do not reflect the impact of his departure. Due to his termination, Mr. Poonen was not eligible to receive non-equity incentive plan compensation. In addition to the items listed in footnote 4 above, amounts in the “All Other Compensation” column include the value of a portion of Mr. Poonen’s severance payment pursuant to the terms of the Severance Plan in the amount of $1,444,717, reflecting: $700,000 related to salary; $700,000 related to bonus; and $44,717 related to benefits. The severance payment amount in the “All Other Compensation” column does not reflect the acceleration of equity awards having an aggregate value of $13,219,126 included in his severance. For more information about stock awards in which Mr. Poonen vested in FY22, including those related to accelerations upon severance, see “Option Exercises and Stock Vested.”

Grants of Plan-Based Awards
The following table sets forth information concerning non-equity incentive plan grants to our NEOs under our Executive Bonus Program during FY22 and stock awards granted to our NEOs during FY22 under the Incentive Plan. For further information on our non-equity incentive plan grants, see “Compensation Discussion and Analysis—Section 4: Annual Performance-Based Bonus.” The actual amounts earned in respect of the non-equity plan incentive awards during FY22 are reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Name	Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raghu Raghuram	Bonus(4)	04/14/21	307,967	1,231,868	2,771,703	—	—	—	—	—
	RSU Grant	04/14/21	—	—	—	—	—	—	27,622	4,294,945
	RSU Grant	05/12/21	—	—	—	—	—	—	16,433	2,571,436
	FY20 Op. PSUs(5)	04/14/21	—	—	—	775	6,891	13,782	—	1,071,482
	FY21 Op. PSUs(6)	04/14/21	—	—	—	3,124	27,765	55,530	—	4,317,180
	FY22 Op. PSUs(7)	04/14/21	—	—	—	1,036	9,207	18,414	—	1,556,259
	FY22 Op. PSUs(7)	05/12/21	—	—	—	616	5,477	10,954	—	951,245
	FY22 TSR PSUs(8)	06/01/21	—	—	—	14,712	235,386	235,386	—	11,248,221
	FY21 Op. PSUs(9)	11/01/21	—	—	—	3,124	27,765	55,530	—	4,232,817
Zane Rowe	Bonus(4)	04/14/21	326,940	1,307,761	2,942,462	—	—	—	—	—
	RSU Grant	04/14/21	—	—	—	—	—	—	29,349	4,563,476
	RSU Grant	04/14/21	—	—	—	—	—	—	27,622	4,294,945
	FY20 Op. PSUs(5)	04/14/21	—	—	—	1,661	14,764	29,528	—	2,295,654
	FY21 Op. PSUs(6)	04/14/21	—	—	—	3,124	27,765	55,530	—	4,317,180
	FY22 Op. PSUs(7)	04/14/21	—	—	—	1,101	9,783	19,566	—	1,653,620
	FY22 Op. PSUs(7)	05/12/21	—	—	—	1,232	10,955	21,910	—	1,780,659
	FY21 Op. PSUs(9)	11/01/21	—	—	—	3,124	27,765	55,530	—	4,232,817
Sumit Dhawan	Bonus(4)	04/14/21	197,545	790,178	1,777,901	—	—	—	—	—
	RSU Grant	05/12/21	—	—	—	—	—	—	32,867	5,143,028
	FY22 Op. PSUs(7)	05/12/21	—	—	—	1,232	10,955	21,910	—	1,902,664
	FY22 TSR PSUs(8)	06/01/21	—	—	—	12,260	196,155	196,155	—	9,373,521
Jean-Pierre Brulard	Bonus(4)	04/14/21	187,431	749,725	1,686,882	—	—	—	—	—
	RSU Grant	04/14/21	—	—	—	—	—	—	20,717	3,221,286
	RSU Grant	04/14/21	—	—	—	—	—	—	27,622	4,294,945
	FY21 Op. PSUs(6)	04/14/21	—	—	—	859	7,635	15,270	—	1,187,166
	FY22 Op. PSUs(7)	04/14/21	—	—	—	777	6,905	13,810	—	1,167,152
	FY21 Op. PSUs(9)	11/01/21	—	—	—	859	7,636	15,272	—	1,164,090
Amy Fliegelman Olli	Bonus(4)	04/14/21	150,000	600,000	1,350,000	—	—	—	—	—
	RSU Grant	04/14/21	—	—	—	—	—	—	17,264	2,684,379
	FY20 Op. PSUs(5)	04/14/21	—	—	—	498	4,429	8,858	—	688,665
	FY21 Op. PSUs(6)	04/14/21	—	—	—	703	6,247	12,494	—	971,346
	FY22 Op. PSUs(7)	04/14/21	—	—	—	647	5,754	11,508	—	972,599
	FY21 Op. PSUs(9)	11/01/21	—	—	—	703	6,247	12,494	—	952,381
Patrick Gelsinger(10)	n/a	n/a	—	—	—	—	—	—	—	—
Sanjay Poonen(11)	Bonus(4)	04/14/21	—	—	—	—	—	—	—	—
	RSU Grant	04/14/21	—	—	—	—	—	—	27,622	4,294,945
	FY20 Op. PSUs(5)	04/14/21	—	—	—	775	6,891	13,782	—	1,071,482
	FY21 Op. PSUs(6)	04/14/21	—	—	—	3,124	27,765	55,530	—	4,317,180
	FY22 Op. PSUs(7)	04/14/21	—	—	—	1,036	9,207	18,414	—	1,556,259

____________________
(1) Amounts shown are possible payouts under the Executive Bonus Program. These amounts were based on the individual’s FY22 base salary and position. The program included corporate and individual performance goals with 50% of each NEO’s target amount determined solely by corporate financial goals. Threshold bonus amounts were 25% of the target amounts for our NEOs. Maximum payments were capped at 225% of the target amounts. For more information on the Executive Bonus Program, see “Compensation Discussion and Analysis—Section 4: Annual Performance-Based Bonus.”
(2) The number of PSUs and RSUs shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” and “All Other Stock Awards: Number of Shares of Stock or Units” columns do not reflect the subsequent value-neutral equitable adjustment applied to outstanding equity awards in connection with the special cash dividend paid by VMware on November 1, 2021. Pursuant to the terms of the equitable adjustment, the shares underlying all unvested equity awards held by VMware employees, including those held by the NEOs, were adjusted to reflect 1.2191 times the number of units initially awarded. The following table details the application of the equitable adjustment to each equity award granted to our NEOs in FY22, reflecting the number of shares underlying all PSU grants at target performance and all RSU grants. Though not included in the following table, the pre-equitably adjusted threshold and maximum shares underlying the PSU awards shown in the above table were also multiplied by 1.2191 pursuant to the equitable adjustment.

			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock awards: Number of Shares of Stock or Units (#)
Name	Type	Grant Date	Pre-Equitable Adjustment Target (#)	Post-Equitable Adjustment Target (#)	Pre-Equitable Adjustment (#)	Post-Equitable Adjustment (#)
Raghu Raghuram	RSU Grant	04/14/21	—	—	27,622	33,674
	RSU Grant	05/12/21	—	—	16,433	20,034
	FY20 Op. PSUs	04/14/21	6,891	8,400	—	—
	FY21 Op. PSUs	04/14/21	27,765	33,848	—	—
	FY22 Op. PSUs	04/14/21	9,207	11,224	—	—
	FY22 Op. PSUs	05/12/21	5,477	6,678	—	—
	FY22 TSR PSUs	06/01/21	235,386	286,960	—	—
	FY21 Op. PSUs	11/01/21	27,765	33,849	—	—
Zane Rowe	RSU Grant	04/14/21	—	—	29,349	35,780
	RSU Grant	04/14/21	—	—	27,622	33,674
	FY20 Op. PSUs	04/14/21	14,764	17,999	—	—
	FY21 Op. PSUs	04/14/21	27,765	33,848	—	—
	FY22 Op. PSUs	04/14/21	9,783	11,926	—	—
	FY22 Op. PSUs	05/12/21	10,955	13,356	—	—
	FY21 Op. PSUs	11/01/21	27,765	33,849	—	—
Sumit Dhawan	RSU Grant	05/12/21	—	—	32,867	40,069
	FY22 Op. PSUs	05/12/21	10,955	13,356	—	—
	FY22 TSR PSUs	06/01/21	196,155	239,133	—	—
Jean-Pierre Brulard	RSU Grant	04/14/21	—	—	20,717	25,257
	RSU Grant	04/14/21	—	—	27,622	33,674
	FY21 Op. PSUs	04/14/21	7,635	9,308	—	—
	FY22 Op. PSUs	04/14/21	6,905	8,419	—	—
	FY21 Op. PSUs	11/01/21	7,636	9,309	—	—
Amy Fliegelman Olli	RSU Grant	04/14/21	—	—	17,264	21,047
	FY20 Op. PSUs	04/14/21	4,429	5,401	—	—
	FY21 Op. PSUs	04/14/21	6,247	7,616	—	—
	FY22 Op. PSUs	04/14/21	5,754	7,015	—	—
	FY21 Op. PSUs	11/01/21	6,247	7,616	—	—
Patrick Gelsinger	n/a	n/a	n/a	n/a
Sanjay Poonen	RSU Grant	04/14/21	—	—	27,622	n/a
	FY20 Op. PSUs	04/14/21	6,891	n/a	—	—
	FY21 Op. PSUs	04/14/21	27,765	n/a	—	—
	FY22 Op. PSUs	04/14/21	9,207	n/a	—	—

(3) Amounts shown represent the grant date fair values of each equity award computed in accordance with ASC 718, without taking into account estimated forfeitures. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for FY22 included in our Annual Report on Form 10-K filed with the SEC on March 24, 2022. With respect to the PSU awards, the estimate of the grant date fair value in accordance with ASC 718 assumes vesting at target. For PSUs subject to post-vesting holding periods, as described in footnotes 7 and 8 to this table, the grant date fair value amounts shown also take into account illiquidity discounts applicable to the portion of net vested shares that are subject to post-vesting holding requirements.
(4) “Bonus” in the above table refers to grants under the Executive Bonus Program for performance during FY22 and, with respect to Mr. Dhawan, also includes the FY22 financial performance component of the cash bonus earned by Mr. Dhawan pursuant to VMware’s non-executive bonus plan for senior directors and above attributable to his service as SVP, Chief Customer Experience Officer through May 31, 2021 prior to his appointment as President.
(5) The FY20 Operating PSUs were awarded on April 25, 2019, and the performance target for the three-year multiplier for the three fiscal years beginning with FY20 was approved on January 14, 2020. Performance targets for the FY20 performance period (“First FY20 Operating PSU Tranche”) were approved on April 25, 2019. Performance targets for the separate FY21 performance period (“Second FY20 Operating PSU Tranche”) were approved on May 29, 2020. Performance targets for the separate FY22 performance period (“Third FY20 Operating PSU Tranche”) were approved on April 14, 2021. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Common Stock subject to the Third FY20 Operating PSU Tranche that were eligible to vest on April 1, 2022 to the extent VMware met the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. The FY20 Operating PSUs were convertible into Common Stock at a ratio ranging from 0.1125 to 2.0 shares per PSU, depending upon the degree of performance, and no shares were issuable for actual performance below minimum threshold performance levels. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 5: Long-term Incentives.”
(6) The FY21 Operating PSUs were awarded and the performance target for the three-year multiplier for the three fiscal years beginning with FY21 was approved on May 29, 2020. Performance targets for the FY21 performance period (“First FY21 Operating PSU Tranche”) were approved on May 29, 2020. Performance targets for the separate FY22 performance period (“Second FY21 Operating PSU Tranche”) were approved on April 14, 2021. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Common Stock subject to the Second FY21 Operating PSU Tranche that will become eligible to vest on April 1, 2023 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Vesting in the FY21 Operating PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. The FY21 Operating PSUs were convertible into Common Stock at a ratio ranging from 0.1125 to 2.0 shares per PSU, depending upon the degree of performance. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 5: Long-term Incentives.”
(7) The FY22 Operating PSUs were awarded and the performance target for the three-year multiplier for the three fiscal years beginning with FY22 was approved on April 14, 2021. Performance targets for the FY22 performance period (“First FY22 Operating PSU Tranche”) were approved on April 14, 2021. Performance targets for the separate FY23 performance period (“Second FY22 Operating PSU Tranche”) and the separate FY24 performance period (“Third FY22 Operating PSU Tranche”) were not established in FY22, and therefore the Second FY22 Operating PSU Tranche and the Third FY22 Operating PSU Tranche were not considered granted in FY22 and are not represented in the table. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Common Stock subject to the First FY22 Operating PSU Tranche that will become eligible to vest on April 1, 2024 (except with respect to the FY22 Operating PSUs awarded to Mr. Rowe on May 12, 2021) if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Stock subject to the FY22 Operating PSUs awarded to Mr. Rowe on May 12, 2021 will become eligible to vest as to 50% of the shares on June 1, 2024, 25% of the shares on June 1, 2025 and 25% of the shares on June 1, 2026, if VMware meets the designated FY22 Operating PSUs performance targets. Additionally, the FY22 Operating PSUs awarded to Mr. Rowe in May 2021 that are eligible to vest prior to June 1, 2026 are subject to a post-vesting holding requirement with respect to 50% of the net vested shares through June 1, 2026. Vesting in the FY22 Operating PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. The FY22 Operating PSUs will convert into Common Stock at a ratio ranging from 0.1125 to 2.0 shares per PSU, depending upon the degree of performance. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 5: Long-term Incentives.”
(8) The FY22 TSR PSUs were awarded, and performance targets were approved on May 12, 2021. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the FY22 TSR PSUs that will become eligible to vest if VMware meets the designated TSR targets, assuming achievement at the threshold, target and maximum performance levels. Each FY22 TSR PSU will convert into one share of Class A Stock on each vesting date, depending upon the degree of performance. Vesting in the FY22 TSR PSUs is subject to continued service, and no shares will be issued if actual performance is below minimum threshold performance levels. The FY22 TSR PSUs will fund progressively with respect to one-eighth of the total number of TSR PSUs as VMware’s 90-day trailing average stock price appreciation exceeds performance tranches set at 50%, 75%, 100%, 125%, 150%, 200%, 250% and 300% above the 15-day trailing average stock price of VMware Class A common stock as of June 1, 2021 (the “Base Date”). Dividend payments will be deemed to be re-invested for purposes of measuring achievement. Vesting will occur on the third-, fourth- and fifth-year anniversaries of the Base Date. On each vesting date, VMware’s TSR performance to date will be measured against the performance goals in the FY22 TSR PSUs to determine achievement, and VMware’s TSR relative to the TSR of the S&P 500 IT Index (the “Index”) will also be measured, with potential payouts subject to cutback if VMware does not equal or exceed the median TSR performance of the Index. Additionally, the FY22 TSR PSUs that are eligible to vest prior to June 1, 2026 are subject to a post-vesting holding requirement with respect to 50% of the net vested shares through June 1, 2026. For more information regarding the TSR PSU awards, see the CD&A.
(9) Performance targets for the FY21 Operating PSUs FY23 performance period (“Third FY21 Operating PSU Tranche”) were deemed established pursuant to the FY21 Operating PSUs Agreement’s extraordinary corporate transaction provision upon the spin-off of VMware from Dell effective November 1, 2021, and therefore the Third FY21 Operating PSU Tranche was deemed granted in FY22. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Common Stock subject to the Third FY21 Operating PSU Tranche that would become eligible to vest on April 1, 2023 had the extraordinary corporate transaction provision not been triggered and VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Vesting in the FY21 Operating PSUs is subject to continued employment. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 5: Long-term Incentives.”
(10) Mr. Gelsinger resigned from his position as CEO of VMware effective February 12, 2021, prior to being awarded any FY22 non-equity incentive plan grants under our Executive Bonus Program and stock award grants under the Incentive Plan.
(11) Mr. Poonen resigned his position as COO, Customer Operations effective May 11, 2021 pursuant to the “good reason” provision of our Executive Severance Plan. Following a transition period, his last day of employment with VMware was August 6, 2021. His departure qualified as an “Involuntary Termination” pursuant to the Executive Severance Plan, and he received a related severance payment on September 7, 2021.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning stock awards held by our NEOs as of January 28, 2022. The market values for unvested stock awards are calculated based on a market value of $129.14 per share (the closing market price of Common Stock on January 28, 2022) multiplied by the number of shares subject to the award. Additionally, the amounts shown in the table reflect the value-neutral equitable adjustment applied to outstanding equity awards, in connection with the special cash dividend paid by VMware on November 1, 2021. According to the terms of the equitable adjustment, the number of shares underlying all unvested equity awards held by VMware employees, including the NEO awards listed below, were multiplied by a conversion factor of 1.2191. Also, for awards which are subject to performance-based conditions as described in the footnotes to the table, the number of shares reflects performance assuming achievement at target unless otherwise noted.

			Time-Based Vesting Awards		Performance-Based Vesting Awards(1)
Name	Type	Grant Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Raghu Raghuram	RSU(2)	04/27/18	5,201	671,657	—	—
	RSU(2)	04/25/19	9,450	1,220,373	—	—
	PSU(3)	01/14/20	—	—	6,601	852,453
	PSU(4)	05/29/20	—	—	12,262	1,583,515
	PSU(5)	05/29/20	—	—	67,696	8,742,261
	RSU(2)	12/10/20	31,751	4,100,324	—	—
	RSU(2)	04/14/21	33,674	4,348,660	—	—
	PSU(6)	04/14/21	—	—	8,400	1,084,776
	PSU(7)	04/14/21	—	—	33,848	4,371,131
	PSU(8)	04/14/21	—	—	11,224	1,449,467
	RSU(2)	05/12/21	20,034	2,587,191	—	—
	PSU(8)	05/12/21	—	—	6,678	862,397
	PSU(9)	06/01/21	—	—	286,960	37,058,014
	PSU(10)(11)	11/01/21	—	—	33,849	4,371,260
Zane Rowe	RSU(2)	04/27/18	5,201	671,657	—	—
	RSU(2)	04/25/19	20,250	2,615,085	—	—
	PSU(3)	01/14/20	—	—	14,147	1,826,944
	PSU(4)	05/29/20	—	—	26,278	3,393,541
	PSU(5)	05/29/20	—	—	67,696	8,742,261
	RSU(2)	12/10/20	31,751	4,100,324	—	—
	RSU(2)	04/14/21	35,780	4,620,629	—	—
	RSU(2)	04/14/21	33,674	4,348,660	—	—
	PSU(6)	04/14/21	—	—	17,999	2,324,391
	PSU(7)	04/14/21	—	—	33,848	4,371,131
	PSU(8)	04/14/21	—	—	11,926	1,540,124
	PSU(8)(12)	05/12/21	—	—	13,356	1,724,794
	PSU(10)(11)	11/01/21	—	—	33,849	4,371,260
Sumit Dhawan	RSU(2)	03/16/20	30,088	3,885,564	—	—
	RSU(2)	05/29/20	6,346	819,522	—	—
	RSU(2)	05/12/21	40,069	5,174,511	—	—
	PSU(8)	05/12/21	—	—	13,356	1,724,794
	PSU(9)	06/01/21	—	—	239,133	30,881,636
Jean-Pierre Brulard	RSU(2)	06/15/18	1,737	224,316	—	—
	RSU(2)	06/14/19	7,071	913,149	—	—
	RSU(2)	05/29/20	17,454	2,254,010	—	—
	PSU(5)	05/29/20	—	—	18,616	2,404,070
	RSU(2)	04/14/21	25,257	3,261,689	—	—

	RSU(2)	04/14/21	33,674	4,348,660	—	—
	PSU(7)	04/14/21	—	—	9,308	1,202,035
	PSU(8)	04/14/21	—	—	8,419	1,087,230
	PSU(10)(11)	11/01/21	—	—	9,309	1,202,164
Amy Fliegelman Olli	RSU(2)	04/27/18	2,973	383,933	—	—
	RSU(2)	04/25/19	6,075	784,526	—	—
	PSU(3)	01/14/20	—	—	4,243	547,941
	PSU(4)	05/29/20	—	—	7,882	1,017,881
	PSU(5)	05/29/20	—	—	15,232	1,967,060
	RSU(2)	05/29/20	14,280	1,844,119	—	—
	RSU(2)	12/10/20	25,401	3,280,285	—	—
	RSU(2)	04/14/21	21,047	2,718,010	—	—
	PSU(6)	04/14/21	—	—	5,401	697,485
	PSU(7)	04/14/21	—	—	7,616	983,530
	PSU(8)	04/14/21	—	—	7,015	905,917
	PSU(10)(11)	11/01/21	—	—	7,616	983,530
Patrick Gelsinger(14)	n/a
Sanjay Poonen(14)	n/a
____________________
(1) PSU awards to NEOs outstanding as of January 28, 2022 are as follows in the table below (“PSU Details Table”). The “Date Awarded” column reflects the date that the PSU grant was awarded by the Compensation Committee. The “Date All Performance Targets Approved” column reflects the deemed grant date per ASC 718 and is the grant date reflected in the table. Based on guidance provided by the SEC, the “Table Reflects Shares Issuable (at Threshold, Target, Maximum or Actual)” column reflects the number of shares that may be issued. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 5: Long-Term Incentives.”

	Date Awarded	Date All Performance Targets Approved	Date Achievement Certified & Associated Conversion Ratio	Vesting Schedule	Table Reflects Shares Issuable (at Threshold, Target, Maximum or Actual)
FY20 Operating PSU Plan	April 2019			Vested April 1, 2022
(3)FY20 Tranche		April 2019	March 2020 @ 78.6%		Actual
(4)FY21 Tranche		May 2020	March 2021 @ 146%		Actual
(6)FY22 Tranche		April 2021	March 2022 @ 100%		Actual
FY20-FY22 3-year multiplier		January 2020	March 2022 @ 1.00
Overall conversion ratio			1 PSU to 1.082 shares Common Stock
FY21 Operating PSU Plan	May 2020			To vest April 1, 2023, subject to achievement of threshold performance objectives and continued employment
(5)FY21 Tranche		May 2020	March 2021 @ 146%		Maximum
(7)FY22 Tranche		April 2021	March 2022 @ 100%		Target
(10)FY23 Tranche		November 2021(11)	TBD		Target
FY21-FY23 3-year multiplier		January 2020	TBD
Overall conversion ratio			TBD after FY23
FY22 Operating PSU Plan	April 2021			To vest April 1, 2024, subject to achievement of threshold performance objectives and continued employment(12)
(8)FY22 Tranche		April 2021	March 2022 @ 40.2%		Target
FY23 Tranche		TBD	TBD		n/a
FY24 Tranche		TBD	TBD		n/a
FY22-FY24 3-year multiplier		TBD	TBD
Overall conversion ratio			TBD after FY24
(9)FY22 TSR PSU Plan	May 2021	May 2021	n/a	See footnote 13	Target
Overall conversion ratio			n/a

(2) RSUs vest over four years, with 25% vested on the first anniversary of the first day of the month the RSUs were granted and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(3) - (10) See the footnote references in the PSU Details Table set forth above.
(11) The FY23 Tranche of the FY21 Operating PSU Plan was deemed granted in FY22 because the related performance targets were deemed established pursuant to the FY21 Operating PSUs Agreement’s extraordinary corporate transaction provision upon the spin-off of VMware from Dell effective November 1, 2021. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 5: Long-term Incentives.”
(12) Stock subject to the FY22 Operating PSUs awarded to Mr. Rowe on May 12, 2021 will become eligible to vest, subject to achievement of threshold performance objectives and continued employment, as to 50% of the shares on June 1, 2024, 25% of the shares on June 1, 2025 and 25% of the shares on June 1, 2026, if VMware meets the designated FY22 Operating PSUs performance targets. Additionally, the FY22 Operating PSUs awarded to Mr. Rowe in May 2021 that are eligible to vest prior to June 1, 2026 are subject to a post-vesting holding requirement with respect to 50% of the net vested shares through June 1, 2026.

(13) Vesting in the FY22 TSR PSUs is subject to continued service, and no shares will be issued if actual performance is below minimum threshold performance levels. The FY22 TSR PSUs will fund progressively with respect to one-eighth of the total number of TSR PSUs as VMware’s 90-day trailing average stock price appreciation exceeds performance tranches set at 50%, 75%, 100%, 125%, 150%, 200%, 250% and 300% above the 15-day trailing average stock price of VMware Class A common stock as of the June 1, 2021 Base Date. Vesting will occur on the third-, fourth- and fifth-year anniversaries of the Base Date. On each vesting date, VMware’s TSR performance to date will be measured against the performance goals in the FY22 TSR PSUs to determine achievement, and VMware’s TSR relative to the TSR of the Index will also be measured, with potential payouts subject to cutback if VMware does not equal or exceed the median TSR performance of the Index. Additionally, the FY22 TSR PSUs that are eligible to vest prior to June 1, 2026 are subject to a post-vesting holding requirement with respect to 50% of the net vested shares through June 1, 2026.
(14) Neither of Messrs. Gelsinger and Poonen had outstanding equity awards as of the end of FY22.

Option Exercises and Stock Vested
The following table sets forth information regarding stock options exercised and stock awards vested for our NEOs during FY22.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Raghu Raghuram	—	—	81,467	12,047,471
Zane Rowe	—	—	87,372	12,945,947
Sumit Dhawan	—	—	18,160	2,603,585
Jean-Pierre Brulard	—	—	18,052	2,578,654
Amy Fliegelman Olli	—	—	59,406	8,638,395
Patrick Gelsinger	65,766	5,273,652	—	—
Sanjay Poonen(3)	13,384	1,068,445	138,660	20,558,902
____________________
(1) Amounts represent the difference between the exercise price and the fair market value of Common Stock on the date of exercise for each option multiplied by the number of options exercised on each such date. Fair market value has been determined based on the closing price of Common Stock on the NYSE on the exercise date.
(2) Amounts represent the fair market value of the Common Stock, on the applicable vesting date, multiplied by the number of shares of PSUs and RSUs vested on each such date. Fair market value is determined based on the closing price of Common Stock on the NYSE on the vesting date, except for vesting dates that do not fall on a trading day, for which fair market value is determined based on the closing price on the trading day immediately preceding the vesting date. Amounts shown do not represent proceeds from sales of shares acquired on vesting of stock awards and do not indicate that shares were actually sold.
(3) Mr. Poonen resigned his position as COO, Customer Operations effective May 11, 2021 pursuant to the “good reason” provision of our Executive Severance Plan. Following a transition period, his last day of employment with VMware was August 6, 2021. His departure qualified as an “Involuntary Termination” pursuant to the Severance Plan, and, as such, he received a related severance payment on September 7, 2021. Mr. Poonen’s severance included the acceleration of 31,187 RSUs and 59,585 PSUs with an aggregate value of $13,219,126 based on the Common Stock closing price on September 7, 2021 ($145.63), which is reflected in the Stock Awards columns of the table.

Nonqualified Deferred Compensation
In 2013, we adopted the NQDC Program, which became effective January 1, 2014. The NQDC Program is open to our employees at the level of senior director and above, including our NEOs. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of base salary, between 5% and 100% of commissions (if any), and between 5% and 100% of eligible bonus (if any), in each case on a pre-tax basis. We may, but do not currently intend to, make matching contributions. A participant can elect for their deferrals to be treated as if invested in one or more mutual funds, which approximate those of our 401(k) plan. Amounts deferred by each participant under the program are added to their ongoing balance and adjusted based on the performance of the participant’s investment elections. We do not provide a guaranteed rate of return on these funds. The NQDC Program is “unfunded,” and all deferrals are general assets of VMware.
Participants are generally eligible to receive payment of their contributions and related earnings at the end of an elected deferral period or six months after a separation of service from VMware on the first business day of the next quarter. A participant can elect to receive payments in a lump sum or annual installments. Individual contributions and related earnings vest completely upon a participant’s disability or death. Participants may make hardship withdrawals under specific circumstances.

The following table shows the executive contributions, earnings and account balances for the NEOs in the NQDC Program as of January 28, 2022.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Raghu Raghuram	—	184,036	—	1,731,202
Zane Rowe	—	—	—	—
Sumit Dhawan	—	17,662	43,990	161,596
Jean-Pierre Brulard	—	—	—	—
Amy Fliegelman Olli	—	—	—	—
Patrick Gelsinger	6,250	499,471	2,611,624	2,877,660
Sanjay Poonen	—	19,794	—	322,895
____________________
(1) Represents executive contribution amounts that are also reported as compensation in the “Summary Compensation Table” during FY22.
(2) Earnings shown are not included in the “Summary Compensation Table” because they are not preferential or above market.
(3) Includes the following amounts reported in the summary compensation table of our proxy statements for prior years FY14-21 of $3,337,885 for Mr. Gelsinger and $868,925 for Mr. Raghuram and for prior years FY19-21 of $220,063 for Mr. Poonen.
Potential Payments upon Termination or Change in Control
The following table shows the potential payments and benefits that would have been provided to our NEOs upon termination under each of the scenarios set forth if such termination had occurred on January 28, 2022, with the exception of Messrs. Gelsinger and Poonen, for whom the actual payments and benefits received upon their termination is shown. For each then-current executive officer, the actual amounts to be paid can only be determined at the time of the termination of employment, and estimated amounts may materially differ from any actual amounts ultimately paid. Benefits of equal value provided to all employees, such as payments upon an employee’s death, are excluded.

	Termination Due to Death or Disability ($)	Without Cause / Resignation for Good Reason ($)			Change in Control: Qualifying Termination(1) ($)
Name	Acceleration of RSUs & PSUs(2)	Acceleration of RSUs & PSUs(3)	Cash Severance Payment(4)	Total	Acceleration of RSUs & PSUs(5)	Cash Severance Payment(6)	Total
Raghu Raghuram	29,247,110	22,037,999	2,533,879	24,571,878	38,509,032	5,067,757	43,576,789
Zane Rowe	37,347,417	28,707,435	1,946,379	30,653,814	48,820,605	2,919,568	51,740,173
Sumit Dhawan	11,604,391	5,546,821	1,912,500	7,459,321	15,054,108	1,762,578	16,816,686
Jean-Pierre Brulard	15,045,972	8,632,234	1,622,998	10,255,232	18,422,596	2,434,497	20,857,093
Amy Fliegelman Olli	14,428,167	9,345,862	1,230,392	10,576,254	17,395,157	1,845,588	19,240,745
Patrick Gelsinger(7)	—	—	—	—	—	—	—
Sanjay Poonen(8)	—	13,219,126	1,444,717	14,663,843	—	—	—

____________________
(1) The CIC Plan does not provide for any tax gross-ups. In the event a NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax, unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that, with the exception of Mr. Dhawan, each NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying the applicable excise and other taxes. With respect to Mr. Dhawan, the total payout amount shown reflects that his cash payment would be reduced by an estimated amount of $1,106,172 in accordance with the parachute payment provisions of the CIC Plan.
(2) Amounts represent the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Common Stock ($129.14) on the NYSE on January 28, 2022. In the event of death or disability prior to any change of control, amounts attributable to (a) the FY20 Operating PSUs accelerate vesting in full and are paid based on target performance, (b) the FY21 Operating PSUs and FY22 Operating PSUs accelerate vesting so that (i) individual performance tranches for which final performance has been certified are paid based on actual performance and (ii) individual performance tranches that have been completed but for which final performance has not been certified are paid based on target performance, and (c) the FY22 TSR PSUs continue vesting and a pro rata amount based on the proportion of the performance period that elapsed as of the date of the termination of employment is payable on each vesting date based upon actual achievement measured on each such vesting date. PSUs may also be subject to more specific treatment as may be required by the specific PSU award agreement.
(3) Under the Severance Plan, amounts attributable to the aggregate value of the acceleration of vesting on the executive’s RSUs that would vest within one year are based on the closing price of the Common Stock ($129.14) on the NYSE on January 28, 2022. Under the Severance Plan, amounts attributable to PSUs are based on the closing price of the Common Stock ($129.14) and assume vesting acceleration of (i) individual performance tranches for which final performance had been certified which are paid based on actual performance and (ii) individual performance tranches that have been completed but for which final performance has not been certified are paid based on target performance. PSUs may also be subject to more specific treatment as may be required by the specific PSU award agreement.
(4) Amounts shown represent a lump severance payment equaling the sum of annual cash compensation (annual base salary and target bonus) and estimated monthly health insurance premiums (150% of the monthly cost for 12 months) assuming a termination occurred on January 28, 2022.
(5) Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Common Stock ($129.14) on the NYSE on January 28, 2022. Under the CIC Plan, amounts attributable to PSUs assume either target or actual performance, subject to more specific treatment as may be required by the specific PSU award agreement. With respect to treatment of the FY22 TSR PSUs, in the event of a change-in-control as defined in the CIC Plan, the following would apply: (a) the stock price appreciation measurement and the Relative TSR Modifier would be determined as of the effective date of the change-in-control using the consideration paid for each share of Common Stock in place of the VMware 90-day trailing VWAP, (b) vesting would not be accelerated and vesting dates would not be impacted unless the executive is involuntarily terminated following the change-in-control, and (c) any remaining post-vesting holding period would terminate on the effective date of a change-in-control. If either of Messrs. Raghuram or Dhawan becomes eligible for benefits under the CIC Plan due to involuntary termination following a change-in-control, the FY22 TSR PSUs would accelerate to the extent that PSUs have become funded (by applying the stock price appreciation and relative TSR metrics as of the effective date of the change-in-control) or, if not funded as of the effective date of the change-in-control, would be forfeited. As of January 28, 2022, the amount shown does not include any payout related to the FY22 TSR PSUs under the CIC Plan to Messrs. Dhawan and Raghuram because the threshold Common Stock price for a payout to occur would not have been achieved.
(6) Amounts shown represent a lump severance payment equaling the sum of a multiplier of annual cash compensation (two times annual base salary and target bonus for the CEO and 1.5 times annual base salary and target bonus for the other NEOs) and estimated monthly health insurance premiums (150% of the monthly cost for 24 months for the CEO and for 18 months for the other NEOs) assuming termination following a change in control occurred on January 28, 2022.
(7) Mr. Gelsinger voluntarily resigned from his position as CEO of VMware effective February 12, 2021 and did not receive any payments in connection with his termination of employment.
(8) Mr. Poonen resigned his position as COO, Customer Operations effective May 11, 2021 pursuant to the “good reason” provision of our Severance Plan. Following a transition period, his last day of employment with VMware was August 6, 2021. His departure qualified as an “Involuntary Termination” pursuant to the Severance Plan, and he received a related severance payment on September 7, 2021, which is reflected in the table above. Mr. Poonen was not eligible for any other payments in connection with his termination of employment.
Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd Frank Act, we determined the ratio of: (1) the annual total compensation of our CEO, to (2) the median of the annual total compensation of all of our employees, except for our CEO, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Calculation of Ratio
For FY22,
•the median of the annual total compensation of all of our employees, other than our CEO, was $136,971;

•the annual total compensation of our CEO during FY22, Mr. Raghuram, as reported in the “Summary Compensation Table” of this proxy statement, was $32,344,106; and
•based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 236 to 1.
Identification of Median Employee
We selected December 31, 2021 as the date on which to determine our median employee. As permitted by SEC rules, in order to identify our median employee, we elected to use total target direct compensation, which we calculated as salary and target bonus as of December 31, 2021 and the target value of equity awards issued during the previous twelve months. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using average monthly foreign exchange rates for FY22.
To identify our median compensated employee, we then calculated the target total direct compensation for our global employee population and excluded employees at the median who had anomalous compensation characteristics.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, due to our emphasis on pay for performance and the structure of our performance-based compensation for our CEO, his total direct compensation can be highly variable.
During FY22, in connection with our leadership transition and in order to directly align the achievement of such goals to appreciation in stockholder returns, we awarded a special FY22 TSR PSU award to our CEO that requires stock price appreciation to at least $200.51 per share (reflecting a 50% total stockholder return from the grant date and reinvestment of the $27.40 per share special dividend on November 1, 2021) during the five-year period from the grant date in order for there to be any payout. The grant date fair value of the FY22 TSR PSU of $11,248,221 was included in our CEO’s total compensation and is the main factor in the increase in the CEO pay ratio from FY21. In addition, the assignment of an accounting grant date fair value to the FY23 tranche of the FY21 Operating PSU Plan due to the spin-off of VMware from Dell resulted in a grant date fair value of $4,232,817. Removing the impact of these two grants, our CEO’s total compensation would have been $16,863,068, resulting in a CEO pay ratio of 123 to 1. The FY22 TSR PSU provides substantial value that can only be realized if VMware’s stockholders achieved meaningful returns on their investment in VMware over a significant time frame. In light of the significant value of the FY22 TSR PSU, the Compensation Committee incorporated safeguards into the award design so that the CEO will only realize value if VMware’s TSR performance is significant, sustained and market-competitive. Accordingly, although the CEO pay ratio increased significantly during FY22, the increase was driven primarily by the FY22 TSR PSU award, the realizable value of which is tied to VMware’s stockholders’ realizing a significant return on their investment in VMware common stock.
Indemnification Agreements and Director and Officer Insurance
Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers that will generally provide for mandatory indemnification to the fullest extent permitted by law. In addition, our executive officers and directors are insured under a liability insurance policy for our officers and directors.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of VMware has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
Compensation Committee
Paul Sagan, Chair
Anthony Bates
Marianne Brown
Michael Brown

DIRECTOR COMPENSATION
The Compensation Committee evaluates the appropriate level and form of compensation for outside directors (non-employee directors who receive compensation) at least annually and recommends changes to the Board when appropriate. We do not provide compensation to Mr. Dell due to his significant ownership interest in the Company or to Mr. Durban due to his service as the Board nominee of the SLP Stockholders, which have a significant interest in the Company. Additionally, we did not provide compensation to Messrs Gelsinger and Raghuram for their respective Board service because they served as executive officers during FY22. For more information about executive officer compensation details for Messrs. Gelsinger and Raghuram see “Compensation of Executive Officers.” Ms. Anasenes joined the Board in April 2022 and, as such, is omitted from the FY22 director compensation tables in this proxy statement. Mr. Carty is not standing for re-election, and his Board service will end on the date of the Annual Meeting.
In September 2021, the Compensation Committee reviewed a market analysis by FW Cook regarding outside director compensation and recommended to the Board that certain increases be made in order to recognize anticipated increases in workload and provide uniform pay for committee service. Later in September 2021, the Board approved increases in compensation for service on and as Chair of the Audit Committee, Compensation Committee and M&A Committee, effective upon the completion of the Spin-Off. During FY22, outside directors were eligible for compensation at the following base rates:
•an annual retainer fee of $60,000;
•additional annual compensation for service as chair of the NGRPT Committee of $50,000 and as chair of each of the Audit, Compensation and M&A Committees of $40,000 (which was increased in November 2021 to $50,000);
•additional annual compensation for services as a member of the NGRPT Committee of $30,000 and as a member of each of the Audit, Compensation and M&A Committees of $25,000 (which was increased in November 2021 to $30,000); and
•additional annual compensation of $100,000 for our Lead Independent Director.
Outside directors may also receive compensation for service on ad hoc committees to the extent determined by the Board. For example, in July 2020 Dell announced it was exploring potential alternatives with respect to its ownership interest in VMware, including a potential spin-off of its ownership interest to Dell stockholders that could include the payment of a special cash dividend by VMware, and in connection with which we formed an ad hoc special committee. The special committee met 13 times in FY22, with the mandate to evaluate and engage in discussions and negotiations with Dell with respect to any proposal that may be made by Dell with respect to a spin-off. The special committee consisted of Karen Dykstra as Chair and Marianne Brown, Michael Brown and Paul Sagan as members. In light of the significant additional responsibilities and time commitment entailed, the special committee Chair received $25,000 and members received $20,000 in compensation per month, pro-rated to reflect the portion of the months in which the special committee served.
We also reimburse our directors for reasonable expenses in connection with performing their duties as directors, such as attendance at Board and committee meetings.
In addition, during FY22, outside directors were eligible to receive an annual RSU grant equal to a grant value of $260,000, calculated using a 45-day trailing average, vesting in quarterly installments over one year. Subject to the discretion of the Board, outside directors who are elected to the Board during the year are eligible to receive RSU grants that may be pro-rated to reflect the portion of the year that they serve on the Board.
The Compensation Committee has adopted stock ownership guidelines for our outside directors. Under the guidelines, each outside director who receives VMware equity grants is required to hold 5,000 shares of Common Stock. If a new director does not yet meet the holding requirement, the director must hold an amount of shares equal to 50% of the net shares acquired from us as compensation for service as a director. Messrs. Dell and Durban are not provided compensation for their services and, accordingly, are not subject to the stock ownership guidelines established for our outside directors. As of the date of this proxy statement, the holdings of each outside director subject to the stock ownership policy are sufficient to comply with this policy.
Outside directors may elect to defer the receipt of shares that have vested pursuant to RSU awards to a future tax year. An outside director may elect to defer settlement of his or her vested RSUs for up to ten years from the date of grant. Deferrals are subject to early settlement upon termination of board service.

The following table summarizes the compensation earned by our outside directors for the fiscal year ended January 28, 2022.

Name	Fees Earned(1) ($)	RSU Awards(2)(3) ($)	Total(4) ($)
Anthony Bates	128,668	256,511	385,178
Marianne Brown	198,889	256,511	455,400
Michael Brown	236,444	256,511	492,955
Donald Carty(5)	86,223	256,511	342,733
Michael Dell(6)	—	—	—
Kenneth Denman	116,223	256,511	372,733
Egon Durban(6)	—	—	—
Karen Dykstra	244,446	256,511	500,957
Patrick Gelsinger(7)	—	—	—
Paul Sagan	311,334	256,511	567,845
____________________
(1) Includes annual retainer for service on the Board and additional amounts, as applicable, for service as a standing committee member or chair, special committee member or chair and Lead Independent Director for FY22.
(2) Amounts shown represent the grant date fair values computed in accordance with ASC 718 of the RSU grants in this table, rather than an amount paid to or realized by the director. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for FY22, included in our Annual Report on Form 10-K filed with the SEC on March 24, 2022.
(3) On July 23, 2021, each of Anthony Bates, Marianne Brown, Michael Brown, Kenneth Denman, Karen Dykstra, Donald Carty and Paul Sagan was granted an award of 1,620 RSUs, with a grant date fair value of $158.34 in each case, computed in accordance with ASC 718, as described in footnote 2 to this table. On November 1, 2021, in connection with the special cash dividend paid by VMware, the unvested equity awards held by VMware’s outside directors were equitably adjusted to equal 1.2191 times the number of units initially awarded.
(4) Totals may not sum due to rounding.
(5) Director Donald Carty will not stand for re-election, and his Board service will end on the date of the Annual Meeting.
(6) Directors Michael Dell and Egon Durban do not receive any cash or equity compensation for their respective service on the Board.
(7) Mr. Gelsinger resigned from his position as CEO of VMware effective February 12, 2021, and he resigned from the VMware Board effective April 21, 2021. He did not receive any cash or equity compensation for his service on the Board.

The table below shows the aggregate numbers of unvested VMware stock awards outstanding for each outside director as of January 28, 2022.

Name	Unvested RSU Awards(1)
Anthony Bates	988
Marianne Brown	988
Michael Brown	988
Donald Carty(2)	988
Michael Dell(3)	—
Kenneth Denman	988
Egon Durban(3)	—
Karen Dykstra	988
Patrick Gelsinger(4)	—
Paul Sagan	988
____________________
(1) Reflects equitable adjustment in connection with VMware’s special dividend paid on November 1, 2021. Pursuant to the adjustment, the number of unvested RSUs was multiplied by 1.2191.

(2) Director Donald Carty will not stand for re-election, and his Board service will end on the date of the Annual Meeting.
(3) Directors Michael Dell and Egon Durban do not receive any cash or equity compensation for their respective service on the Board.
(4) Mr. Gelsinger resigned from his position as CEO of VMware effective February 12, 2021, and he resigned from the VMware Board effective April 21, 2021. He did not receive any cash or equity compensation for his service on the Board.
TRANSACTIONS WITH RELATED PERSONS
From time to time, we enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K adopted by the SEC under the federal securities laws) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than five percent of our Common Stock.
Related Persons Transactions Policy
We have adopted a written policy for the review, approval and ratification of transactions involving related persons. We recognize that transactions with related persons may present potential or actual conflicts of interest or an appearance of impropriety. Additionally, these transactions must be fair to us in accordance with applicable Delaware corporate law. Accordingly, as a general matter, it is our policy to closely assess and evaluate transactions with related persons. Transactions with related persons are reviewed by the Governance Committee. From time to time, the Board has appointed a special committee of independent directors who are disinterested with respect to Dell and its affiliates to review significant potential transactions with Dell, including the Spin-Off.
The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), in which VMware or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. An investor may obtain a written copy of this policy by sending a request to: VMware, Inc., Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
Our Relationship with Dell, the MSD Stockholders and the SLP Stockholders
We incorporated in Delaware in 1998 and were acquired by EMC Corporation (“EMC”) in 2004. In August 2007, we conducted an initial public offering of our Class A common stock, but remained majority-owned by EMC, the sole stockholder of our Class B common stock. In September 2016, Dell acquired EMC and we became a majority-owned subsidiary of Dell. Unless otherwise indicated, all references to Dell in this “Transactions with Related Persons” section are to Dell and its consolidated subsidiaries, including EMC. On July 15, 2020, Dell announced it was exploring potential alternatives with respect to its ownership interest in VMware. The Board formed a fully empowered special committee of independent and disinterested directors, consisting of Marianne Brown, Michael Brown, Karen Dykstra and Paul Sagan, authorized to, among other things, evaluate and engage in discussions and negotiations with Dell relating to a potential spin-off of Dell’s ownership interests to its stockholders (the “Spin-Off”) and VMware’s payment of a special dividend in connection therewith (the “Special Dividend”). On April 14, 2021, we and Dell entered into a separation and distribution agreement, pursuant to which, on November 1, 2021, the Spin-Off was completed, each share of Class B common stock converted into one fully paid and non-assessable share of Class A common stock and we became a standalone company. In connection with the Spin-Off, we paid the Special Dividend of $11.5 billion in cash, pro rata, to each of the holders of our Class A common stock and Class B common stock as of the close of business on October 29, 2021.

As a result of the Spin-Off, MSD Stockholders, including Michael Dell, who serves as VMware’s Chairman of the Board and chairman and chief executive officer of Dell, and the SLP Stockholders, of which Egon Durban, a VMware director, is a Co-CEO, became owners of direct interests in VMware. Transactions with Dell continue to be considered related persons transactions following the Spin-Off due to Mr. Dell’s and the SLP Stockholders’ direct ownership in both VMware and Dell, as well as Mr. Dell’s executive position with Dell, as described in “Board of Directors.” Following the Spin-Off, our results of operations and financial position are no longer consolidated with Dell’s financial statements.

Agreements and Transactions with Dell
We have entered into the following agreements and engaged in the following transactions with Dell:
•Commercial Framework Agreement (“CFA”). The CFA provides a framework under which we and Dell continue our strategic commercial relationship, particularly with respect to projects mutually agreed by the parties as having the potential to accelerate the growth of an industry, product, service or platform that may provide the parties with a strategic market opportunity. The CFA has an initial term of five years (expiring November 1, 2026), with automatic one-year renewals occurring annually thereafter. VMware may terminate various obligations under the CFA and statements of work entered into with Dell in the event that Dell fails to achieve certain bookings targets (as further described in the CFA), and either of the parties may terminate the CFA in the event of a material breach by the other party.
•Tax Matters Agreement. In April 2021, we entered into a tax matters agreement governing our and Dell’s respective rights, responsibilities and obligations with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Spin-Off to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, cooperation and other matters regarding taxes. In connection with entering into the tax matters agreement, we and Dell agreed to terminate the existing tax sharing agreement, as amended December 30, 2019. Our tax liability for amounts pursuant to Section 965 of the Code is solely governed by the Section 965 letter agreement between VMware, Dell and EMC dated April 1, 2019. Information on specific amounts paid between VMware and Dell related to tax matters are provided in our FY22 Annual Report on Form 10-K filed with the SEC on March 24, 2022.
•Governance Letter Agreement. We and Dell are parties to a letter agreement (the “Governance Letter Agreement”) that provides for a continuation of strong independent governance for us and our stockholders, including the following:
–A provision requiring that any future request from Dell or any of its affiliates (in each case in its capacity as a stockholder) that we issue a special dividend to holders of our common stock shall be subject to review by, and a recommendation in favor thereof from, a special committee of our Board comprised solely of independent directors.
–A provision providing that Dell and its affiliates shall not directly or indirectly purchase or otherwise acquire any shares of our common stock if such transaction would result in our common stock no longer being publicly traded on a U.S. securities exchange or we no longer being required to file reports under Sections 13 and 15(d) of the Exchange Act, unless such transaction has been approved in advance by a special committee of our Board comprised solely of independent and disinterested directors.
The Governance Letter Agreement will terminate upon the earlier of (i) November 1, 2031 and (ii) the date that the MSD Stockholders and the SLP Stockholders no longer hold shares of Common Stock.
•Covenant Not to Sue and Release. The covenant not to sue and release includes covenants from each of Dell and VMware on behalf of itself and its controlled affiliates not to sue the other party or its controlled affiliates, customers, resellers, channel partners or distributors for infringement of such party’s patents that exist as of the date of the closing of the Spin-Off as they relate to products available at the time of the closing of the Spin-Off transactions (and future versions of such products). The term of the covenant not to sue and release commenced at the closing of the Spin-Off and will remain in effect until the later of (a) three years from such date and (b) the termination or expiration of the CFA, unless otherwise agreed.
•Go-to-Market Arrangements. Pursuant to ongoing original equipment manufacturer and reseller arrangements with Dell, Dell integrates or bundles our products and services with Dell’s products and sells them to end users. Dell also acts as a distributor, purchasing our standalone products and services for resale to end-user customers through VMware-authorized resellers. In addition, we provide professional services to end users based upon contractual agreements with Dell. Dell sales channels in aggregate comprise the largest route-to-market for our sales. During FY22, revenue from Dell, including purchases of products and services directly from us, as well as through our channel partners, accounted for 38% of our consolidated revenue. These purchases included Dell selling joint solutions as an OEM, which accounted for 13% of revenue from Dell, or 5% of our consolidated revenue. The remaining revenue from Dell consisted of Dell acting as a distributor to other non-Dell resellers, reselling products and services as a reseller or purchasing products and services for its own internal use.
•Customer Financing. Dell Financial Services, an affiliate of Dell, provides financing to certain of our end customers based on the customer’s discretion.
•Technology Collaboration. We transact ongoing business with Dell to collaborate on technology projects, and, from time to time, we enter into various licensing, technology and marketing agreements with Dell relating primarily to furthering the interoperability of our respective technologies and coordinating certain sales, marketing and branding efforts. These arrangements provide for deployment of internal resources of both companies.
•Strategic Investments. We contract with Dell for certain advisory services regarding strategic and private company investments. We have also invested alongside Dell in certain private company equity and debt financing transactions.

•Transition Services. In connection with the Spin-Off, we entered into a transition services agreement that provides that each of the parties will provide the other with certain services following the Spin-Off. Under the transition services agreement, each of VMware and Dell will pay fees to the applicable service provider as set forth in the schedules appended to the transition services agreement as well as documented, pre-approved out-of-pocket expenses. Under this agreement, we continue to contract for certain services from Dell subsidiaries in geographic regions where we do not have legal entities established.
•Promissory Note Repayment. In fiscal 2022, Dell held one note payable by us that we amended most recently with EMC in 2014. The note had a principal amount of $270 million and was due December 1, 2022. The note bore interest, payable quarterly in arrears, at the annual rate of 1.75%. We repaid the note and all accrued interest in full during the third quarter of FY22.
•IP Termination Agreement. In connection with the Spin-Off, we and Dell entered into an IP termination Agreement (the “IP Termination Agreement”) that terminated the intellectual property agreement, dated as of August 13, 2007 originally entered into with EMC (the “IP Agreement”). The IP Termination Agreement terminated all licenses and rights set forth in the IP Agreement relating to the parties’ patents, while certain other rights and licenses relating to existing source code, trade secrets and products existing as of November 1, 2021 will continue for time periods set forth in the IP Termination Agreement.
•Termination of Other Agreements. On November 1, 2021, in connection with the Spin-Off, VMware and Dell or their respective affiliates terminated (i) the Amended and Restated Real Estate License Agreement, dated September 21, 2015, between EMC and VMware and all underlying documents executed in connection therewith and (ii) the Amended and Restated Master Transaction Agreement, dated January 9, 2018, subject to the survival of certain provisions thereof. Additionally, pursuant to its terms, the Amended and Restated Insurance Matters Agreement, dated as of January 9, 2018, by and between VMware, Dell and EMC, terminated effective December 16, 2021 in accordance with its terms.
Information about the impact of our transactions with Dell on our financial condition and our results of operations is provided in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Relationship with Dell” section of our FY22 Annual Report on Form 10-K filed with the SEC on March 24, 2022. The material agreements that govern our relationship with Dell are included as exhibits to our Form 10-K.
Agreements with the MSD Stockholders and the SLP Stockholders
We have entered into the following agreements and engaged in the following transactions with the MSD Stockholders and the SLP Stockholders:.
•Stockholders Agreement. The Stockholders Agreement was entered into with the MSD Stockholders and the SLP Stockholders:
–Board Designations:
▪For so long as the MSD Stockholders collectively beneficially own a number of shares of Common Stock equal to (i) at least 47% of the MSD Stockholders’ Initial Stake (as defined in the Stockholders Agreement) (or, if less, at least 20% of all outstanding shares of Common Stock), the MSD Stockholders will be entitled to nominate two directors for election to the Board, and (ii) at least 18% but less than 47% of the MSD Stockholders’ Initial Stake (or, if less, at least 7.5% but less than 20% of all outstanding shares of Common Stock), the MSD Stockholders will be entitled to nominate one director for election to the Board.
▪For so long as the SLP Stockholders collectively beneficially own a number of shares of the Common Stock equal to at least 67% of the SLP Stockholders’ Initial Stake (as defined in the Stockholders Agreement) (or, if less, at least 7.5% of all outstanding shares of Common Stock) the SLP Stockholders will be entitled to nominate one director for election to the Board.
–Chairman: For so long as the MSD Stockholders have the right to nominate a director as set forth above and Mr. Dell is a member of the Board, and as otherwise set forth in the stockholders agreement, Michael Dell will be the Chairman.
–Standstill and Voting Obligations:
▪During the period as the Governance Committee or the Board continues to nominate the director nominees of the MSD Stockholders or the SLP Stockholders, respectively (and unless the MSD Stockholders or the SLP Stockholders irrevocably renounce their rights to nominate their respective director nominees or all such director nominees have resigned from the Board), the MSD Stockholders and SLP Stockholders will agree that (i) no MSD Stockholder or SLP Stockholder, respectively, shall otherwise act to seek to propose to VMware or any of our stockholders to nominate or support any person as a director who is not a director nominee of the MSD Stockholders or SLP Stockholders, as applicable, or otherwise nominated by the Governance Committee or the Board and (ii) at our annual meeting of stockholders (and at any other meeting of our stockholders ), the MSD Stockholders and the SLP Stockholders, will, to the extent that their respective shares of Common Stock are entitled to vote thereon (or in any other circumstance in which the vote, consent or other approval of the stockholders of VMware is sought), (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by the MSD Stockholders and the SLP Stockholders, respectively (and for which the MSD Stockholders or the SLP Stockholders, respectively, have the right to vote), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of the MSD Stockholders’ or the SLP Stockholder’s Common Stock as of the applicable record date for each person nominated to the Board by the MSD Stockholders or the SLP Stockholders, respectively, and each other individual nominated for election to the Board by the Governance Committee or the Board; and
▪The MSD Stockholders and the SLP Stockholders agreed to certain limitations on the acquisition of VMware securities (including an agreement not to acquire Common Stock in a manner that would increase their initial respective ownership percentages by over 1% of the total outstanding shares of Common Stock), as well as certain standstill and voting commitments.
▪These obligations will expire upon the earliest of (i) the date on which the MSD Stockholders’ or the SLP Stockholders’, as the case may be, respective ownership of Common Stock is less than 7.5% of all outstanding shares of Common Stock, (ii) the later of (A) three years following the Spin-Off and (B) the 12-month anniversary of the date on which the MSD Stockholders or the SLP Stockholders, respectively, cease to have a right to designate a director nominee on the Board, or (iii) the expiration of the initial term (or earlier termination) of the CFA, which is five years.
–Additional Voting Obligation: In the event the MSD Stockholders’ director designee (if such designee is Mr. Dell or an immediate family member) or the SLP Stockholders’ director designee (if such designee is Mr. Durban or a managing director of Silver Lake Partners) has voted as a director in favor of a transaction relating to mergers, acquisitions or other business combinations or extraordinary transactions involving VMware (other than a sale of VMware), or the issuance of securities in connection therewith, and subject to certain other conditions, the MSD Stockholders and SLP Stockholders, respectively, must vote in favor of any such transaction that is recommended by the Board;
•Registration Rights Agreement. The registration rights agreement provides the MSD Stockholders and SLP Stockholders with certain demand and piggyback registration rights with respect to the shares of Common Stock they hold. In addition, upon request, we are required to use reasonable best efforts to file a shelf registration statement for shares of Common Stock beneficially owned by the requesting holder(s). The registration rights agreement also requires us to pay registration fees relating to such registrations and indemnify the stockholders for certain liabilities under federal and state securities laws.
Corporate Opportunities
Ownership interests of our directors or officers in the common stock of another entity, or service as both a director of another entity and VMware, or as a director of VMware and an officer or employee of another, could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and such other entity. Michael Dell is a director, executive officer and significant stockholder of Dell, Egon Durban is a director of Dell and the co-CEO of Silver Lake, a significant stockholder of Dell, and Ken Denman and Paul Sagan hold positions with venture capital firms that invest in technology companies. Pursuant to resolutions adopted by our Governance Committee, we have renounced any expectancy or interest on the part of VMware being offered an opportunity to participate in certain corporate opportunities presented to Directors Dell, Denman, Durban and Sagan outside of their roles as directors of VMware.
Other Transactions with Related Persons
During FY22, a brother of Sanjay Poonen, VMware’s former COO, Customer Operations, was employed by VMware in its cloud security and service management business. During FY22, Mr. Poonen’s brother received a base salary of $168,299 and an equity award for RSUs, scheduled to vest ratably over four years in accordance with VMware’s standard equity grant vesting schedule, with a value of $209,683. Mr. Poonen’s brother ceased to be employed by VMware in September 2021 and, upon his departure, his unvested equity awards were forfeited.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with VMware’s management and PwC the audited consolidated financial statements of VMware contained in VMware’s Annual Report on Form 10-K for fiscal year 2022. The Audit Committee has also discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from VMware.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in VMware’s Annual Report on Form 10-K for its fiscal year 2022 for filing with the SEC.
Submitted by the Audit Committee
Karen Dykstra, Chair
Marianne Brown
Michael Brown
Donald Carty
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires VMware’s executive officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.
Based solely on our review of these forms and written representations from the officers and directors received by us, we believe that during FY22 all filing requirements were complied with in a timely fashion, except with respect to one filing regarding a gift transaction not timely reported by Raghu Raghuram.
LEGAL NOTICES
VMware, Tanzu, VMware Cloud, Pivotal, vSphere, NSX, VMware vSAN, Anywhere Workspace, Carbon Black, Workspace ONE and Horizon are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions.
This proxy statement contains forward-looking statements including, among other things, statements about the plans and goals included in VMware’s ESG programs, including VMware’s 2030 Agenda and its DEI programs and future reporting on such programs, VMware’s strategic partnership with Dell and the proposed acquisition of VMware by Broadcom. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including but not limited to: (1) the impact of the COVID-19 pandemic on VMware’s operations, financial condition, VMware’s customers, the business environment and the global and regional economies; (2) adverse changes in general economic or market conditions; (3) our ability to compete successfully for key talent; (4) changes in VMware’s financial condition; (5) unexpected delays in the development or limitations on the availability of technology and resources we expect to utilize to achieve our ESG goals; (6) unexpected geopolitical, social and environmental events that could impact our ability to achieve our 2030 Agenda; (7) regulatory developments related to ESG; (8) the effect of the proposed acquisition on VMware’s ability to maintain relationships with customers and partners, operating results and business; (9) business disruption following the announcement of the proposed transaction, including disruption of current plans and operations; (10) difficulties in retaining and hiring key personnel and employees due to the proposed acquisition and business combination; (11) the satisfaction of the conditions precedent to consummation of the proposed acquisition; (12) outcome of any legal proceedings related to the proposed transaction; (13) the ability to consummate the proposed acquisition on a timely basis or at all; (14) the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed transaction and realize synergies; and (15) the risks discussed in the “Risk Factors” sections of the Company’s periodic and current reports filed with the SEC. These forward-looking statements are made as of the date of this proxy statement, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
Our stockholders are invited to participate in our 2022 Annual Meeting and are requested to vote on the proposals described in this proxy statement. We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting.
The Annual Meeting will take place on Tuesday, July 12, 2022 at 8:30 a.m. Pacific time via live audio webcast at virtualshareholdermeeting.com/VMW2022. You will need the 16-digit control number provided on the Proxy Notice or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate. We are making this proxy statement available on the Internet and mailing the Proxy Notice to our stockholders on or about May 27, 2022.
What is included in these materials?
These materials include:
•our proxy statement for the Annual Meeting; and
•our Annual Report on Form 10-K for the fiscal year ended January 28, 2022, which includes our audited consolidated financial statements.
If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.
How can I participate in the Annual Meeting?
This year’s Annual Meeting will be a completely virtual meeting of stockholders conducted via live, audio webcast. You are entitled to participate in the Annual Meeting only if you were a VMware stockholder as of the close of business on May 16, 2022, the Record Date, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting, submit your questions and vote electronically during the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2022 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online access will be available beginning at 8:15 a.m. Pacific time.
Why is this Annual Meeting only virtual?
We are excited to continue to embrace the latest technology to provide global ease of access for and real-time communication with our stockholders and the Company. You will be able to participate in the Annual Meeting, submit your questions and vote during the meeting by visiting virtualshareholdermeeting.com/VMW2022 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please navigate to virtualshareholdermeeting.com/VMW2022 where a phone number for IT support will be posted.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the SEC rules, we are furnishing proxy materials to our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one by following the instructions included in the Proxy Notice. Instead of the printed copy, the Proxy Notice provides instructions as to how you may access the proxy materials and your proxy card to vote via the Internet. We are making this proxy statement available via the Internet and by mailing the Proxy Notice to our stockholders on or about May 27, 2022.
Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?
We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Proxy Notice.
In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
How can I access the proxy materials over the Internet?
Your Proxy Notice, proxy card or voting instruction card contains instructions on how to:
•view our proxy materials for the Annual Meeting via the Internet; and
•instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on the Investor Relations page of our website at ir.vmware.com and at proxyvote.com where you will also need to enter your 16-digit control number (included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials).
How can I obtain a separate set of voting materials?
If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice explaining that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of VMware’s 2022 proxy statement to your address, unless contrary instructions were given by any stockholder at that address. If you received multiple copies of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you follow the related instructions provided when you vote via the Internet.
You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (866) 540-7095 or by writing to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you (1) go to proxyvote.com and request a copy, (2) email IR@vmware.com and request a copy, or (3) address your written request to: Investor Relations at VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

How many votes must be present to hold the Annual Meeting?
In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Holders of shares representing a majority of the total outstanding shares of our common stock on the Record Date entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. Abstentions are considered present for purposes of determining the presence of a quorum. Broker non-votes, as defined below, are also considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 3) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) participate in and vote during the Annual Meeting, or (2) have voted via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Who may vote at the Annual Meeting?
If you owned Common Stock at the close of business on the Record Date, then you may participate in and vote at the meeting. As of the close of business on the Record Date, VMware had 421,395,350 shares of common stock outstanding and entitled to vote.
Stockholders may request an appointment to inspect a complete list of stockholders entitled to vote at the Annual Meeting for any purpose germane to the Annual Meeting at our headquarters located at 3401 Hillview Avenue, Palo Alto, California, during ordinary business hours within ten days prior to the Annual Meeting by sending an email request to IR@vmware.com.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?
Stockholder of Record. If, as of the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by VMware.
Beneficial Owner of Shares Held in Street Name. If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
What items will be voted on at the Annual Meeting?
There are three items that are scheduled to be voted on at the Annual Meeting:
•election of three members nominated by us to our Board to serve as Class III directors, to be elected by our Common Stockholders, each for a three-year term expiring at the 2025 Annual Meeting;
•an advisory vote to approve named executive officer compensation; and
•ratification of the selection by the Audit Committee of the Board of PwC as our independent auditor for the fiscal year ending February 3, 2023.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.
What are the Board of Directors’ voting recommendations?
The Board recommends that our stockholders vote:
•FOR Proposal 1, the election of the Class III directors (to be elected by our Common Stockholders) as listed under “Election of Directors,” to serve until their successors are elected and qualified;

•FOR Proposal 2, the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis,” the “Summary Compensation Table” and other related tables and disclosures contained in this proxy statement; and
•FOR Proposal 3, the ratification of the selection by the Audit Committee of the Board of PwC as VMware’s independent auditor for the fiscal year ending February 3, 2023.
Is any other business scheduled to be presented for consideration at the Annual Meeting?
As of the date of this proxy statement, VMware has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Proxy Notice. Under our bylaws, no business may be brought before the Annual Meeting except pursuant to our notice of meeting, by or at the direction of the Board, or by a stockholder who was a stockholder of record as of the Record Date and who complies with the applicable notice provisions set forth in our bylaws. The deadline under VMware’s bylaws for Common Stockholders to notify VMware of any director nominations or proposals to be presented at the Annual Meeting passed on April 24, 2022. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.
The enclosed form of proxy gives each of Mr. Rowe, our CFO and EVP, and Ms. Olli, our EVP, General Counsel and Secretary, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed form of proxy is properly authorized by you.
How much voting power do the MSD Stockholders and the SLP Stockholders have in VMware, and how does it affect the proposals being voted on at the Annual Meeting?
Based on their respective ownership interests as of the Record Date, the MSD Stockholders hold 40.2% of the outstanding shares of VMware’s common stock and the SLP Stockholders hold 10.0% of the outstanding shares of VMware’s common stock. Under the Stockholders Agreement with VMware described in this proxy statement, each of the MSD Stockholders and the SLP Stockholders are obligated to vote all of the shares they own as of the Record Date FOR each of the director nominees in Proposal 1.
How can I vote my shares during the Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater access. Stockholders may participate in and vote during the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2022 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.
How can I vote my shares prior to or without participating in the Annual Meeting?
All Common Stockholders as of the Record Date have three options for submitting their votes prior to the Annual Meeting:
•via the Internet prior to the meeting at proxyvote.com (please see your proxy card or Proxy Notice for instructions);
•by phone (please see your proxy card for instructions); or
•by requesting, completing and mailing in a paper proxy card, as outlined in the Proxy Notice.
If you submit your vote via the Internet, you may also elect to receive future proxy and other materials electronically by following the relevant instructions when you vote. You may vote using the Internet without participating in the Annual Meeting and telephone voting facilities until 11:59 p.m., Eastern time on July 11, 2022. For a discussion of how to vote using the Internet during the meeting, see “How can I vote my shares during the Annual Meeting?”
We encourage you to vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote via the Internet or telephone, then you do not need to return a proxy card by mail. If your shares are held by a bank, broker or other agent, please refer to the instructions they provide for voting your shares.

What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•indicate when voting via the Internet or by telephone that you wish to vote as recommended by the Board; or
•sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine, in their discretion, with respect to any other matters properly presented for a vote at the meeting.
If you are a stockholder of record and you do not (1) vote via the Internet or by telephone, (2) return a proxy card, or (3) vote during the Annual Meeting, then your shares will not be voted and will not be considered present for the purpose of establishing a quorum.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not give the organization that holds your shares specific voting instructions, under the rules of various national and regional securities exchanges, that organization may generally vote your shares on routine proposals but not on non-routine proposals. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will indicate that it does not have the authority to vote your shares on that non-routine proposal and this is called a “broker non-vote.” For a discussion of broker non-votes, see “What are broker non-votes, and how will they affect the vote on a proposal?” We encourage you to give voting instructions to the organization that holds your shares by carefully following the instructions provided in the Proxy Notice.
What are broker non-votes, and how will they affect the vote on a proposal? What is the voting requirement to approve each of the proposals? How are abstentions treated?
A “broker non-vote” occurs when (1) a broker or other nominee holds shares for a beneficial owner, (2) the beneficial owner has not given the respective broker specific voting instructions, (3) the matter is non-routine in nature and (4) there is at least one routine proposal presented at the meeting (such as Proposal 3 at this Annual Meeting).
Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. A broker or other nominee cannot vote on non-routine proposals without having received instructions on how to vote from the beneficial owner.
The voting requirements to approve and the effect of abstentions and broker non-votes on each proposal scheduled to be voted on at the Annual Meeting are summarized in the table below:

Proposal		Nature of proposal	Votes required to pass	Effect of abstention on vote	Possibility of broker non-votes on the proposal	Effect of broker non-votes on proposal outcome
1	Election of Class III Directors	Non-routine	Majority of votes cast are cast “FOR” the nominee	No effect	Yes	No effect
2	Advisory vote to approve NEO Compensation	Non-routine	Majority of votes present and entitled to vote are cast “FOR”	Same effect as vote “AGAINST”	Yes	No effect
3	Ratification of selection of Independent Auditor	Routine	Majority of votes present and entitled to vote are cast “FOR”	Same effect as vote “AGAINST”	No	Not Applicable

Can I change or revoke my proxy after I have voted?
You have the right to revoke your proxy at any time before it is voted at the Annual Meeting by:
•participating in and voting during the Annual Meeting;
•signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy; or
•sending a signed, written notice of revocation, which is dated later than the date of the proxy and states that the proxy is revoked, to: Attention: Secretary, VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
Please note, as mentioned above, shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within VMware or to third parties, except:
•as necessary to meet applicable legal requirements;
•to allow for the tabulation and certification of votes; and
•to facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.
Who will count the votes?
Votes will be counted by the inspector of election appointed for the Annual Meeting by the Board. The inspector of elections will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.
Where can I find the voting results of the Annual Meeting?
The final voting results will be reported in a Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. Once filed, that Form 8-K will be available on the Investor Relations page of our website. We also expect to announce preliminary voting results at the Annual Meeting, which will be webcast on the Investor Relations page of our website.
Who is paying for the cost of this proxy solicitation?
The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board are borne by VMware. In addition to the solicitation of proxies by mail, VMware may use the services of certain of its employees (for no additional compensation) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.
Where are VMware’s principal executive offices located, and what is VMware’s main telephone number?
VMware’s principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California, 94304. VMware’s main telephone number is (650) 427-5000.
How do I contact VMware’s Board of Directors?
The Board provides a process for VMware stockholders and other interested parties to send communications to the Board, including to non-management directors. Any person who desires to contact the non-management directors or the entire Board may do so by sending an e-mail to ContactTheBoard@vmware.com. Under a process approved by the Governance Committee, VMware’s Secretary is responsible for the review of all communications received by VMware and addressed to the Board, including the non-management members, and each quarter prepares for the Governance Committee’s review a summary report of all communications and copies of all communications, other than spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications deemed by the Secretary to be of an urgent nature are reported promptly to the Chair of the Governance Committee. Directors may at any time review a log of all correspondence received by VMware that is addressed to members of the Board and request copies of any correspondence.
Our Audit Committee also provides a process to send communications directly to the committee about VMware’s accounting, internal accounting controls or audit-related matters. Any person who desires to contact the Audit Committee regarding such matters may do so by sending an e-mail to AuditCommitteeChair@vmware.com.
What is the deadline to make a stockholder proposal eligible for inclusion in next year’s proxy statement?
To be eligible for inclusion in VMware’s proxy statement for the 2023 Annual Meeting, stockholder proposals must be received at VMware’s principal executive offices no later than January 27, 2023. Stockholder proposals should be addressed to: VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
What is the deadline to propose actions for consideration at the 2023 Annual Meeting or to nominate individuals to serve as directors?
Under our bylaws, director nominations may be made only by the Board, a nominating committee of the Board, a person appointed by the Board or by a stockholder entitled to vote who has delivered notice to the attention of the Secretary, Legal Department at the principal executive offices of VMware (containing certain information specified in the bylaws) (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting, or (2) if the Annual Meeting is called for a date more than 30 days before or after such anniversary date, not earlier than the close of business on 120 days prior to such Annual Meeting and not later than the close of business on the later of (a) 90 days prior to such Annual Meeting and (b) the tenth day following the date of public announcement of such meeting is first made by VMware. The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the Annual Meeting or as otherwise brought before the Annual Meeting by or at the direction of the Board, the presiding officer or by a stockholder entitled to vote at such Annual Meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our bylaws.
Any holder of our Common Stock who wishes to bring a proposal or nominate a person for election to the Board at VMware’s 2023 Annual Meeting must provide written notice of the proposal or nomination to the attention of VMware’s Secretary, Legal Department, at our address specified above, on or after March 14, 2023 and no later than April 13, 2023.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 15, 2023.
These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s proxy statement under Rule 14a-8 of the Exchange Act as described above. A copy of the full text of the bylaw provisions discussed above may be obtained from the Governance subsection of the Investor Relations page of our website at ir.vmware.com. Our bylaws are also on file with the SEC and are available through its website at sec.gov.
How does the Agreement and Plan of Merger with Broadcom impact the Annual Meeting?
On May 26, 2022, VMware entered into an Agreement and Plan of Merger with Broadcom Inc. (“Broadcom”) providing for the acquisition of VMware by Broadcom (“Merger Agreement”). Under the terms of the Merger Agreement, each VMware stockholder will be entitled to elect to receive, per VMware Class A Common Stock share, either $142.50 in cash or 0.25200 of a share of Broadcom common stock, subject to proration. In total, 50% of VMware stock will be converted into the cash election option and 50% into the stock election option. The Annual Meeting does not relate to the pending transaction with Broadcom. We will be holding a separate special meeting of stockholders to vote on the proposed transaction. However, until the transaction is completed, we will continue to function as an independent public company and therefore we are filing this Notice of Annual Meeting and Proxy Statement in the ordinary course.

10-K REPORT
A copy of VMware’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for VMware’s most recently completed fiscal year, may be found on the Investor Relations page of our website at ir.vmware.com. In addition, VMware will provide each beneficial owner of its securities with a copy of the Annual Report on Form 10-K without charge, upon the written request of any such person. Such requests should be sent to Investor Relations, VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

By order of the Board of Directors

AMY FLIEGELMAN OLLI
Executive Vice President, General Counsel and Secretary
Palo Alto, California
May 27, 2022

Appendix A
RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended January 28, 2022
(amounts in millions)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Non-GAAP, as adjusted(1)
Operating expenses:
Cost of license revenue	$152	(1)	—	(39)	—	—	$112
Cost of subscription and SaaS revenue	$690	(21)	—	(171)	—	—	$498
Cost of services revenue	$1,429	(92)	(1)	—	—	—	$1,334
Research and development	$3,057	(528)	(2)	(8)	—	—	$2,519
Sales and marketing	$4,067	(302)	(7)	(85)	—	—	$3,676
General and administrative	$1,068	(131)	(1)	—	—	(142)	$794
Realignment	$1	—	—	—	(1)	—	$—
Operating income	$2,387	1,075	11	303	1	142	$3,918
Operating margin(1)	18.6%	8.4%	0.1%	2.4%	—%	1.1%	30.5%

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended January 29, 2021
(amounts in millions)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies(2)	Non-GAAP, as adjusted(1)
Operating expenses:
Cost of license revenue	$163	(1)	—	(44)	—	—	—	$118
Cost of subscription and SaaS revenue	$588	(19)	—	(186)	—	—	—	$383
Cost of services revenue	$1,292	(99)	(1)	(1)	—	—	—	$1,190
Research and development	$2,816	(524)	(1)	(3)	—	(1)	—	$2,286
Sales and marketing	$3,711	(322)	(8)	(94)	—	(2)	—	$3,288
General and administrative	$767	(157)	(1)	—	—	(132)	237	$713
Realignment	$42	—	—	—	(42)	—	—	$—
Operating income	$2,388	1,122	11	328	42	135	(237)	$3,789
Operating margin(1)	20.3%	9.5%	0.1%	2.8%	0.4%	1.1%	(2.0)%	32.2%
____________________
(1) Totals may not sum, due to rounding. Operating margin is calculated based upon the respective underlying, non-rounded data.
(2) Reflects derecognition of a $237 million previously accrued litigation loss as a result of a jury verdict in January 2020 against VMware in a patent litigation matter brought by plaintiffs Cirba Inc and Cirba, IP. Inc. On December 21, 2020, the United States District Court of the District of Delaware set aside the jury verdict and ordered a new trial.
About Non-GAAP Financial Measures
To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this filing the following non-GAAP financial measures: FY21 and FY22 non-GAAP operating income and non-GAAP operating margin. VMware has provided a reconciliation of each non-GAAP financial measure used in this disclosure to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and certain litigation and other contingencies, each as discussed below.
VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:
•Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.
•Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.
•Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
•Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.
•Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:
–Direct costs of acquisitions and dispositions, such as transaction and advisory fees.
–Costs associated with integrating acquired businesses.
–Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.
–Gains or losses on investments in equity securities, whether realized or unrealized.
–Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.
–Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”
–Certain costs incurred related to VMware's spin-off from its former parent company, Dell Technologies Inc., completed on November 1, 2021, such as legal and advisory fees.

•Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.
The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D86592-P68065 For Against Abstain ! !! ! !! ! !! ! !! ! !! VMWARE, INC. 3401 HILLVIEW AVE. PALO ALTO, CA 94304 1. Election of Directors Nominees: 1a. Nicole Anasenes 1b. Marianne Brown 1c. Paul Sagan 2. An advisory vote to approve named executive officer compensation, as described in VMware's Proxy Statement. 3. To ratify the selection by the Audit Committee of VMware's Board of Directors of PricewaterhouseCoopers LLP as VMware's independent auditor for the fiscal year ending February 3, 2023. The Board of Directors recommends you vote FOR Proposals 1, 2 and 3. NOTE: The proposals to be voted on may also include such other business as may properly come before the Meeting or any adjournment thereof. VMWARE, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VMW2022 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

D86593-P68065 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. The undersigned hereby appoints each of Zane Rowe, VMware's Chief Financial Officer and Executive Vice President, and Amy Fliegelman Olli, VMware's Executive Vice President, General Counsel and Secretary, as proxies, each with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of VMware, Inc., a Delaware corporation, to be held on July 12, 2022 at 8:30 a.m., Pacific Time, via the Internet at www.virtualshareholdermeeting.com/VMW2022 and at any adjournments thereof, all the shares of VMware's Class A common stock, par value $.01 per share, that the undersigned would be entitled to vote if present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the Meeting. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR (PROPOSAL 1), "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DESCRIBED IN VMWARE'S PROXY STATEMENT (PROPOSAL 2), AND "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VMWARE'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2023 (PROPOSAL 3). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANNUAL MEETING OF STOCKHOLDERS, JULY 12, 2022 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Continued on reverse side